        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 1998
                                                 REGISTRATION FILE NO. 333-32029
                                              REGISTRATION FILE NO. 333-5733
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                  FORM SB-2/A

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

              (AMENDMENT NO. 1 TO REGISTRATION FILE NO. 333-3209)

       (POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION FILE NO. 333-5733)

                      __________________________________
                      VITAFORT INTERNATIONAL CORPORATION
       (Exact name of small business issuer as specified in Its Charter)

         DELAWARE                              5149                    68-0110509
(State or other Jurisdiction        (Primary Standard Industrial     (I.R.S. Employer
Incorporation or Organization)         Classification Number)       Identification No.)

                      1800 AVENUE OF THE STARS, SUITE 480
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 552-6393
         (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                      __________________________________


                         MARK BEYCHOK, PRESIDENT & CEO


                       Vitafort International Corporation


                      1800 Avenue of the Stars, Suite 480


                             Los Angeles, CA  90067


                                 (310) 552-6393

      (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING
                       AREA CODE, OF AGENT FOR SERVICE)

                      __________________________________

                        Copies of all communications to:


                             FRANK J. HARITON, ESQ.


                           The Empire State Building


                          350 Fifth Avenue, Suite 3000


                              New York, NY  10118


                           Telephone: (212) 695-6000


                           Facsimile:  (212) 695-6007


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC FROM TIME TO TIME AFTER THE
                                                ---------------------------
EFFECTIVE DATE
--------------

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                      Proposed                 Proposed
                                                      Maximum                  Maximum                 Amount of
Title of Securities to       Amount to be              Price                  Aggregate              Registration
     be registered            Registered             Per Share*            Offering Price*               Fee**
---------------------------------------------------------------------------------------------------------------------
     Common Stock,
      par value
     $.0001 per
        share                   285,000                $.268                   $76,375                   $23.14
=====================================================================================================================


* Based on the closing bid price of the common stock on the NASDAQ Electronic Bulletin Board on December 17, 1997, as to shares of common stock and based on the exercise price of options for shares issuable upon the exercise of options.

**   Calculated pursuant to Rule 457(h).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective in such date as the Commission, acting pursuant to said Section 8(a) shall determine.

                             CROSS REFERENCE SHEET
                     UNDER ITEM 501 (c) OF REGULATION S-B

ITEM AND NUMBER                                                     LOCATION IN PROSPECTUS
------------------------------------------------------------------------------------------
 1.   Front of Registration Statement                      Front of Registration Statement
      and Outside Front Cover of Prospectus                and Outside Front Cover of Prospectus
 2.   Inside Front and Outside Back                        Inside Front and Outside Back
      Cover Pages of Prospectus                            Cover Pages of Prospectus
 3.   Summary Information and Risk Factors                 Prospectus Summary and Risk Factors
 4.   Use of Proceeds                                      Use of Proceeds
 5.   Determination of Offering Price                      Not Applicable
 6.   Dilution                                             Not Applicable
 7.   Selling Security Holders                             Selling Stockholders
 8.   Plan of Distribution                                 Plan of Distribution
 9.   Legal Proceedings                                    Legal Proceedings
10.   Directors, Executive Officers, Promoters             Management
      and Control Persons
11.   Security Ownership of Certain                        Principal Stockholders
      Beneficial Owners and Management
12.   Description of Securities                            Description of Securities
13.   Interest of Named Experts and Counsel                Experts; Counsel
14.   Disclosure of Commission Position                    Statement of Indemnification
      on Indemnification For Securities Act Liabilities
15.   Organization Within Last Five Years                  Business of the Company
16.   Description of Business                              Business of the Company
17.   Management's Discussion and Analysis                 Management's Discussion and Analysis of
      or Plan of Operation                                 Financial Condition and Results of Operations
18.   Description of Property                              Business of the Company - Property
19.   Certain Relationships and Related Transactions.      Certain Transactions
20.   Market for Common Equity and Related                 Market for Common Equity and Related
      Stockholder Matters                                  Stockholder Matters
21.   Executive Compensation                               Management - Executive Compensation
22.   Financial Statements                                 Financial Statements
23.   Changes in and Disagreements With                    Change of Auditors
      Accountants on Accounting and
      Financial Disclosure

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++




PROSPECTUS
----------
                       VITAFORT INTERNATIONAL CORPORATION

                                  COMMON STOCK
                               ($.0001 PAR VALUE)

                        8,078,799 SHARES OF COMMON STOCK

                    OFFERED BY CERTAIN SELLING STOCKHOLDERS


          This Prospectus relates to 8,078,799 shares of Common Stock which consists of:

          (a) 500,000 shares of Common Stock issued in a private placement transaction in February, 1997.


          (b) 1,893,939 shares reserved for issuance upon conversion of shares of preferred stock issued in April and May, 1997, including shares of common stock which may be issued upon exercise of certain options to be granted by the Company in connection with the mandatory conversion of such preferred stock.

          (c) 177,500 shares issuable upon exercise of options granted to consultants in February, April, and May, 1997


          (d) 80,000 shares of Common Stock issued in private placement transactions in the last half of 1993.


          (e) 164,250 shares of Common Stock previously issued, and 20,000 shares of Common Stock issuable, if at all, upon the exercise of options, issued in private placement transactions in January 1994.


          (f) 1,399,583 shares of Common Stock previously issued, and 1,677,220 shares of Common Stock issuable, if at all, upon the exercise of options, issued in private placement transactions between September of 1995 and January of 1996.


          (g) 110,000 shares of Common Stock previously issued, and 110,000 shares of Common Stock issuable, if at all, upon the exercise of options, issued in private placement transactions in May of 1996.


          (h) 481,244 shares of Common stock previously issued, and 395,750 shares of Common Stock issuable, if at all, upon the exercise of options, issued in debt to equity conversion agreements between September 1995 and January 1996.


          (i) 956,456 shares of Common Stock issuable, if at all, upon the exercise of stock purchase options issued to various vendors, employees, lenders and consultants to the Company, and 17,857 shares issued as a result of the exercise of such options. See "Selling Stockholders."


          (j)  95,000 shares of stock issued to consultants during 1997.

     The shares of Common Stock may be offered for sale, from time to time, by the Selling Stockholders or by donees, pledgees, transferees, or other successors in interest through ordinary brokerage transactions in the over-the-counter market, either directly or through brokers or to dealers, in private sales, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. The Selling Stockholders, and not the Company, will pay or assume all applicable brokerage commissions or other costs of sale as may be incurred in the sale of such securities. See "Selling Stockholders" and "Plan of Distribution".

     The Company will assume no responsibility for the sale of the shares of Common Stock of the Selling Stockholders, nor can there be any assurances that a liquid trading market will exist for the sale of the shares of Common Stock to be offered by the Selling Stockholders. See "Risk Factors."


     The Company's Common Stock is traded in the over-the-counter market and is quoted on the OTC Electronic Bulletin Board maintained by NASDAQ under the symbol "VRFT". On December 19, 1997, the closing price bid for the Common Stock on the OTC Electronic Bulletin Board was $0.875 per share.

     All share and per share information in this Prospectus reflects a one for twenty reverse stock split, effective October 4, 1996.

         ------------------------------------------------------------

 THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
                         SEE "RISK FACTORS" ON PAGE 4.

         ------------------------------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

         ------------------------------------------------------------


                THE DATE OF THIS PROSPECTUS IS JANUARY 14, 1998

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Washington, DC 20549, and at the Commission's regional offices located at 13th Floor, Seven World Trade Center, New York, New York 10048; 10960 Wilshire Boulevard, Suite 1710, Los Angeles, California 90024, and 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the Commission at 450 5th Street, N.W., Washington, DC 20549, at prescribed rates. The Company is an electronic filer under the EDGAR (Electronic Data Gathering and Retrieval) system maintained by the Commission. The Commission maintains a web site (http:/www.sec.gov.) on the Internet that contains reports, proxy and information statements and other information regarding Companies that file electronically with the Commission. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC 20006.

     The Company has filed with the Commission a registration statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                                  THE COMPANY


     Vitafort International Corporation (the "Company" or "Vitafort") is in the business of developing, and marketing fat free, low fat, and reduced fat bakery snacks that would be marketed under Company owned trademarks. Vitafort does not own any production facilities, so established contract manufacturers (co-packers) are utilized to manufacturer these branded products developed by the Company. The Company's principal products are a variety of products marketed under the Auburn Farms and Natures Warehouse trademarks and Fudgets and Caketts marketed under the Vitafort name. The Company recently expanded its product line to include salty snacks and began utilizing its new trade name AVENUE OF THE STARS to sell products connected to motion picture licenses. The first effort, connected with "The Lost World: Jurassic Park" was introduced into the marketplace in November, 1977.


     The Company's fat free and low fat snack items are based upon the Company's proprietary formulas and are developed in conjunction with its co-packers. The Company seeks to protect its proprietary information through confidentiality agreements with employees, suppliers and manufacturers. These products are made from generally available ingredients, which are then converted into the Company's products.

     The Company's principal executive offices are located at 1800 Avenue of the Stars - Suite 480, Los Angeles, California 90067 and its telephone number is
(310) 552-6393.

                               PROSPECTUS SUMMARY


THE COMPANY


     Vitafort International Corporation (the "Company" or "Vitafort") is in the business of developing, manufacturing and marketing fat free and low fat bakery snacks that would be marketed under Company owned trademarks. Vitafort does not own any production facilities, so established contract manufacturers (co-packers) are utilized to manufacture these branded products developed by the Company. The Company's principal products are a variety of products produced under the Auburn Farms and Natures Warehouse trademarks and Fudgets and Caketts marketed under the Vitafort name, and snack foods and licensed products sold under its Avenue of the Stars name.

     The Company's fat free and low fat snack items are based upon the Company's proprietary formulas and are developed in conjunction with its co-packers. The Company seeks to protect its proprietary information through confidentiality agreements with employees, suppliers and manufacturers. These products are made from generally available ingredients, which are then converted into the Company's products.

THE OFFERING


     Up to 8,078,799 shares offered by the Selling Security Holders.

SHARES OUTSTANDING


              Before the Offering      After the Offering
                 7,072,052 (1)         12,302,917 (1)

     (1)  Include 2,847,934 previously issued shares.

CAUTIONARY STATEMENT FOR PURPOSES OF "SAFE HARBOR PROVISIONS" OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

EXCEPT FOR HISTORICAL FACTS, ALL MATTERS DISCUSSED IN THIS PROSPECTUS, WHICH ARE FORWARD LOOKING, INVOLVE A HIGH DEGREE OF RISKS AND UNCERTAINTIES. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, COMPETITIVE PRESSURES FROM OTHER FOOD COMPANIES AND WITHIN THE GROCERY INDUSTRY, THE IMPACT OF QUALITY PROBLEMS EXPERIENCED IN 1996, THE LACK OF ADEQUATE CAPITAL TO FUND CONTINUING OPERATIONS, ECONOMIC CONDITIONS IN THE COMPANY'S PRIMARY MARKETS AND OTHER UNCERTAINTIES DETAILED FROM TIME-TO-TIME IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.


SUMMARY FINANCIAL INFORMATION

     The following table sets forth, for the periods and at the dates indicated, certain summary financial information for the Company. Such data have been derived from, and should be read in conjunction with, the financial statements of the Company, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus.


The Company's independent public accountants included in their opinion as of December 31, 1996 uncertainty reflecting the Company's ability to continue to operate as a "going concern". This uncertainty may further erode its ability to raise additional capital to fund future operations. Should it be unsuccessful in raising capital, it may be forced to curtail and/or suspend operations. See "Note 2" to the financial statements for the year ended December 31, 1996 for additional information. The Company received $6,750,000 in full and complete settlement from the Keebler arbitration on July 5, 1997. See Recent Financial Developments on page 26 for an explanation of the total Keebler transaction.

CONSOLIDATED STATEMENT OF OPERATIONS DATA:


                                                      YEARS ENDED                      NINE MONTHS ENDED
                                                      DECEMBER 31,                       SEPTEMBER 30,
                                              -----------------------------      -------------------------------
                                                   1996           1995                1997             1996
                                              -------------   -------------      --------------   --------------
                                                                                            (UNAUDITED)
Net revenue                                    $ 5,285,149     $ 2,315,151        $ 1,497,223      $  4,408,665
    Costs and expenses:
        Cost of sales                            6,870,120       1,482,326          1,078,854         3,988,128
        Selling, general and
         administrative                          2,721,321       1,741,424          1,894,114         1,603,775
        Research and development                   737,044         378,602            179,268           693,389
        Marketing                                3,029,480       1,417,645            996,242         1,690,024
    Loss from operations                        (8,072,816)     (2,704,846)        (2,651,255)       (3,566,651)
    Other income (expenses)                        (46,840)       (105,835)           (85,686)           (1,900)
    Litigation recovery, net of costs                    0               0          4,886,947                 0
    Net income (loss)
        allocable to common shareholders       $(8,122,815)    $(2,812,281)       $ 1,880,842       $(3,571,710)
    Net income (loss) per share                $     (1.59)    $     (1.92)       $       .33       $     (0.85)
    Weighted average common shares               5,133,665       1,467,648          5,762,985         4,215,668


                                              DECEMBER 31,                   SEPTEMBER 30,
                                                  1996                           1997
                                                                             (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
    Working capital (deficit)                  $(1,217,296)                   $ 3,480,039
    Total assets                                 2,036,514                      5,288,076
    Total liabilities                            2,530,343                      1,202,366
    Stockholders' equity (deficit)                (493,829)                     4,085,710

                                  RISK FACTORS


THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEREFORE, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AFFECTING THE BUSINESS OF THE COMPANY, PRIOR TO MAKING ANY INVESTMENT THEREIN, AS WELL AS OTHER MATTERS SET FORTH ELSEWHERE IN THIS PROSPECTUS.

LIMITED RELEVANT OPERATING HISTORY


     The Company was formed in 1986 and until May 1993 the Company was in the business of formulating and developing value-added foods and beverages for third parties and marketing branded seafood. In May 1993, these businesses were discontinued and later in 1993 the Company disposed of these businesses. In September 1993 the Company installed new management and entered the business of developing and marketing branded low fat and fat-free foods using proprietary formulations. In June 1994 the Company commercially introduced its principal product, a line of fat-free brownies under the brand name "Fudgets". Other products were introduced or acquired in 1995 and 1996. The Company's business did not achieve profitability during 1995 or 1996.


CONTINUING LOSSES


     The Company incurred losses from operations of $2,704,846 in 1995, $8,072,816 in 1996, and $2,651,255 during the first nine months ended September 30, 1997. For the year ended December 31, 1996, the Company has negative working capital of $1,217,296 and a net capital deficiency of $493,829. The Company is slow and has been delinquent in paying its accounts payable and other obligations. The Company's auditors have included an explanatory paragraph in their report for the year ended December 31, 1996, indicating there is substantial doubt regarding the Company's ability to continue as a going concern. The Company anticipates losses from operations during the remainder of 1997. Although the Company generated a profit before income taxes in the quarter ended September 30, 1997, the profit was derived from the arbitration in the Keebler litigation. There can be no assurance that the Company will be profitable in the future. Furthermore, future revenues and profits, if any, will be dependent on many factors, including, but not limited to, the Company's ability to expand its operations in a timely manner to meet demand, need for additional financing, competition from other makers of low fat or fat-free products and market acceptance of the Company's products. If the Company is not able to significantly improve its operating results, it may be required to cease or substantially curtail its operations.

LIEN ON ASSETS


     Pursuant to a Loan and Security Agreement between the Company and Coast Business Credit ("Lender"), all of the Company's assets are subject to a lien which secures inventory and receivable financing. As of December 31, 1996 and March 31, 1997, the Company was in violation of certain covenants in that it had not maintained minimum tangible net worth of at least $1,500,000 and minimum working capital of $1,000,000. Should the Lender exercise its rights under the Agreement, it may request customer payments be made directly to it, sell the finished goods inventory at auction, and seize and sell the fixed assets of the Company until the obligation has been satisfied. As of September 30, 1997, the Company was again in compliance with the covenants in the Loan and Security Agreement.


POSSIBLE NEED FOR ADDITIONAL FINANCING


     The Company's capital requirements associated with the introduction and development of new products and the marketing of existing products have been and will continue to be substantial. The Company anticipates (based on management's internal forecasts and assumptions related to operations) that its existing capital resources may not be sufficient to permit it to develop or acquire new products and complete the marketing thereof. The Company is, therefore, likely to require additional financing to execute its business plan. However, no assurance is given that the Company would be able to obtain additional financing when needed, or that, if available, such financing would be on terms acceptable to the Company. In any such financing, the interests of the Company's existing security holders, including purchasers of shares offered hereby, could be substantially diluted.

WORKING CAPITAL SHORTAGES


     During the latter portion of 1996 and the first two quarters of 1997, the Company's operations were curtailed as a result of working capital shortages. The Company has experienced working capital shortages from time to time in the past. While the Company's working capital position was greatly improved by the receipt of the proceeds of the Keebler arbitration, no assurance can be given that working capital shortages will not occur in the future.


NEED FOR MARKET ACCEPTANCE AND DEPENDENCE ON A LIMITED NUMBER OF PRODUCTS


     Consumer preferences for snack foods in general, and for fat-free and low-fat foods in particular, are continually changing and are extremely difficult to predict. Through September 30, 1997, the Company derived approximately 57% of its revenues from the sale of the Auburn Farms and Natures Warehouse lines of products and approximately 43% of its revenues from the sale of Fudgets and Caketts. There can be no assurance that the Company's products will a) achieve a significant degree of market acceptance; b) will be sustained for any significant period; or c) that the product life cycles will be sufficient to permit the Company to recover start-up and other associated costs. Failure of the Company's products to achieve or sustain market acceptance could have a material adverse effect on the Company's business, financial condition and results of operations. Certain of the Company's products, particularly Fudgets and Caketts, had their market acceptance materially adversely affected by the mold problem, principally associated with Keebler.


COMPETITION


     The market for snacks is large and highly competitive. Competitive factors in the snack industry include product quality and taste, brand awareness among consumers, access to supermarket shelf space, price, advertising and promotion and variety of snacks offered. The Company's fat-free and low-fat products are priced higher than traditional snacks. As a result, price erosion due to competitive factors would have a material adverse effect on the Company.


     The Company also competes with a number of manufacturers in the fat-free and low-fat portion of the industry, including Health Valley Foods, Nabisco (Snackwell's) and Pepperidge Farms (Greenfield). Additional competitors include regional and private label snack companies. Potential entrants in the fat-free and low-fat snack food market segment include the national competitors and private label competitors.


DEPENDENCE ON KEY EXECUTIVE OFFICERS AND OTHER QUALIFIED PERSONNEL


     The Company is highly dependent on certain key personnel, including Mark Beychok, its President and Chief Executive Officer. Other key employees are Jack Spencer, Chief Operating Officer and Chief Financial Officer, and John Coppolino, Executive Vice President. The loss of one or more key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. The Company has key man life insurance on Mr. Beychok and Mr. Spencer. The recruitment, retention and motivation of skilled executives, sales and technical personnel and other employees are important to the Company's operations. Although the Company has not experienced significant problems in recruiting and retaining qualified personnel, there can be no assurance that it will not encounter such problems in the future.

AVAILABILITY OF SHELF SPACE


     The majority of the Company's sales are made through supermarkets, and the Company expects supermarket sales to constitute a significant portion of its future sales. Such sales are affected by access to shelf space, which is limited. Food retailers typically seek concessions, allowances or other discounts from food manufacturers and suppliers, such as the Company and its distributors, in return for shelf space. The Company believes that it may have to incur such expenditures in the future in order to obtain or retain shelf space for its products. Such expenditures, if significant, could adversely affect the Company's business, financial condition and results of operations.


PAST DISPUTES WITH CONTRACT MANUFACTURERS


     In order to achieve economies of scale and production flexibility the Company has entered into contract manufacturing agreements with established food manufacturers, which have the facilities for the production of its products.
The Company does not, itself, own or operate any production facilities. In the event of a contract dispute between the Company and any of these contract manufacturers, or if any contract manufacturer experiences an interruption in its business as a result of labor disputes, acts of God or a similar occurrence over which the Company has no control, such an event could materially and adversely affect the Company's business. Past financial restraints have hampered the Company's ability to respond to production manufacturers financial requirements on a timely basis, resulting in significant problems receiving production quantities timely. In addition, the Company has experienced quality control problems at certain of its past contract manufacturers, particularly the Keebler Company, which may continue to adversely effect its goodwill. The Company was recently engaged in legal proceedings with former co-packers.
During the pendency of these proceedings, the Company's ability to procure products in response to customer demand was materially impaired which resulted in a substantial loss of goodwill. No assurance can be given that the Company will not, in the future, have its results again adversely effected by disputes with its contract manufacturers.


PENDENCY OF LEGAL PROCEEDINGS


     As set forth under the heading "Legal Proceedings", the Company is engaged in several legal proceedings. While management believes that these proceedings will not result in material adverse liabilities against the Company, an adverse finding in certain of these proceedings could have a material adverse effect on the Company.


MANAGEMENT OF POSSIBLE GROWTH


     The Company intends to expand its operations during the latter part of 1997, during 1998 and thereafter, through the expansion of its sales and marketing capacity, the addition of new products and the expansion and addition of distribution channels. There can be no assurance that the Company will have sufficient financial and management resources necessary to support the capital outlays and logistical difficulties posed by such growth as they may occur.


COORDINATION OF PRODUCT SUPPLY AND DISTRIBUTION


     If the Company is to be successful, it must match its production capacity to the demand for its products in a timely manner and maintain its distribution system. The Company has no long-term contracts with its distributors. The Company has previously experienced problems both with a slowing of demand and resulting excess capacity, as well as with sharp increases in demand and resulting shortages of capacity. Efforts by the Company to increase production rapidly in order to meet sharp increases in demand have sometimes resulted, and could in the future result, in additional expenses that materially increase the cost of goods sold and reduce profitability. The occurrence of any of these events would likely have a material adverse effect on the Company's business, financial condition and results of operations, as well as on its distribution relationship and prospects.


LIMITED PRODUCT SHELF LIFE


     Because Fudgets and other of the Company's fat-free products have a limited shelf life, the Company cannot produce significant inventories for later sale. As a result, manufacture, distribution and marketing of these products require a high degree of coordination.


NEED FOR IMPROVED OPERATING CONTROLS


     To improve its results, the Company must continue to implement and improve its financial, accounting and management information systems and to hire, train, motivate and manage its employees. A failure to improve management controls would have a material adverse effect on the Company's business, financial condition and results of operations, and on its ability to execute its business strategy successfully.


PATENTS, TRADEMARKS AND PROPRIETARY RIGHTS


     The Company's success is dependent to some degree on its ability to preserve its trademarks and operate without infringing upon the proprietary rights of third parties. The Company has registered various trademarks in the United States. No assurance can be given as to the degree of protection the trademarks will afford or the Company's ability to avoid violating or infringing upon any trademarks issued to others. Defense and prosecution of trademark objections can be expensive and time consuming, even in those instances in which the outcome is favorable to the Company, and can result in the diversion of resources from the Company's other activities. An adverse outcome could subject the Company to significant liabilities to third parties, require the Company to obtain licenses from third parties or require the Company to cease any related product development activities or sales. The Company is seeking to determine whether its various formulas and procedures are patentable in the United States. No assurance can be given, however, that such steps will adequately protect the Company.


     The Company's success is also dependent upon the skills, knowledge and experience (none of which is patentable) of its technical personnel. To help protect its rights, the Company requires all employees to enter into confidentiality agreements that prohibit the disclosure of confidential information to anyone outside the Company. There is no assurance, however, that these agreements will provide adequate protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.


GOVERNMENT REGULATION


     The packaged food industry is subject to numerous federal, state and local government regulations, including those relating to the preparation, labeling and marketing of food products. The Company is particularly affected by the recently enacted Nutrition Labeling and Education Act ("NLEA"), which requires specified nutritional information to be disclosed on all packaged foods. In addition, the NLEA, which is administered by the Food and Drug Administration ("FDA"), strictly regulates the standards that must be met to make a claim that a product is "fat-free" or "low-fat." In addition, the FDA standards could conceivably be lowered further or reduced to zero. Changes in fat content could adversely affect the taste and texture of the Company's products and their acceptability to consumers, which could adversely affect the Company's sales and results of operations. Labeling standards imposed by certain other countries may vary from those in the United States. Were the Company to be found to have violated any regulations applicable to it, such finding could materially adversely affect its ongoing operations.

EFFECT OF PENNY STOCK RULES


     The Common Stock of the Company currently trades on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "NASD"). Under the Securities Enforcement and Penny Stock Reform Act of 1990, the Common Stock is defined as a "penny stock" because its market price is below $5.00. However, it does meet the requirements of one of the exemptions from such definition in that its net tangible assets exceed $2,000,000. Additional disclosures are required related to the market for penny stocks and for broker-dealers to effect trades in a penny stock. In the absence of the Company's obtaining NASDAQ listing, the Common Stock and the liquidity of an investment in the Common Stock will be impaired. The Common Stock could not be included in NASDAQ unless the price of the Common Stock came to exceed $3.00 per. Accordingly, no assurance can be given that the Common Stock will be included in
NASDAQ in the foreseeable future and the Common Stock.   If the net tangible
assets of the Company were to drop below $2,000,000, the Company would again become a "penny stock." Furthermore, even if the Common Stock were to be included in NASDAQ, no assurance can be given that the Company will be able to comply with the criteria for continued listing which include, among other things, stockholder's equity in excess of $1,000,000 and assets in excess of $2,000,000. Consequently, the effect of these rules may restrict the ability of broker-dealers to sell the Common Stock and may affect the ability of holders of Common Stock to sell their shares in the secondary market.


POSSIBLE ILLIQUIDITY OF SHARES


     The market for the Company's Common Stock on the OTC Bulletin Board has at
times been limited and sporadic.   The OTC market is smaller than other
securities markets, and prices for OTC securities are not generally published in the news media. Information about the Company and transactions in the Company's shares may be more limited on the OTC market. The limitations of the trading market for the Company's Common Stock and of the OTC Bulletin Board may materially adversely affect the liquidity of the market for the Company's Common Stock.


LACK OF DIVIDENDS


     The Company has never paid any dividends on its Common Stock and does not anticipate paying any dividends in the foreseeable future. Any future dividends on the Common Stock will be dependent on the earnings of the Company, if any, and its financial requirements as well as the dividend priorities of the outstanding Series of Preferred Stock.


                                USE OF PROCEEDS


     The Company will realize no proceeds on the sale of Common Stock by the Selling Stockholders. Proceeds from the exercise of the Options covered herein, if any, will be added to the Company's working capital to be used for future sales and marketing efforts and for potential acquisitions, if any.

                              SELLING STOCKHOLDERS


     The following table sets forth the name of each Selling Stockholder, the nature of his position, office, or other material relationship to the Company for the past three years and the number of shares of Common Stock of each such Selling Stockholder (1) owned of record as of August 31, 1997; (2) which are to be offered hereunder; (3) which are to be owned by each such Selling Stockholder assuming the sale of all shares offered hereunder; and (4) the percentage of outstanding shares of Common Stock to be owned by each Selling Stockholder after the sale of the shares to be offered hereunder. There can be no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Common Stock offered by them pursuant to this Prospectus.

                                                  NUMBER OF           NUMBER OF          NUMBER OF       PERCENTAGE OF
                                                SHARES OWNED         SHARES TO BE       SHARES OWNED      COMMON STOCK
                                                PRIOR TO THE         SOLD IN THE         AFTER THE     TO BE OWNED AFTER
NAME OF SELLING STOCKHOLDER                       OFFERING             OFFERING           OFFERING        THE OFFERING
--------------------------------------------   ---------------   --------------------   ------------   ------------------
Credit Suisse                                    500,000 (1)          500,000                  0                   0
FT Trading                                       631,313 (1)          631,313 (1)              0                   0
Sovereign Partners, L. P.                      1,262,626 (1)        1,262,626 (1)              0                   0

NET Financial International, Ltd.                 52,500 (2)           52,500 (2)              0                   0
Kurt Martin Consulting                           125,000 (3)          125,000 (3)              0                   0
Advest, Inc., Custodian FBO                        5,000 (4)            5,000 (4)              0                   0
     Robert F. Chatfield-Taylor
Albertoni, Aldo A. & Lisa A.                       5,000 (4)            5,000 (4)              0                   0
Antley, Christopher W.                            30,000 (4)           30,000 (4)              0                   0
Ashcroft III, E. L.                                6,250 (4)            6,250 (4)              0                   0
Astorian, John & Virginia,                         5,000 (4)            5,000 (4)              0                   0
     Trustees Astorian Family
     Trust Dated October 6, 1993
Athorn, Blain, President/Memory                   10,000 (4)           10,000 (4)              0                   0
     Training Institute
Bachmeier, Terry J.                                5,000 (4)            5,000 (4)              0                   0
Bellair Heating & Air Conditioning                10,000 (4)           10,000 (4)              0                   0
Bernstein, Lewis & Rosalyn Samuel                  5,000 (4)            5,000 (4)              0                   0
     Bernstein, Trustees, Lewis
     Bernstein & Rosalyn Samuel
     Bernstein Family Trust Dated
     June 12, 1978
Berstein, Arnold                                  12,500 (4)           12,500 (4)              0                   0
Bianchini, Frank                                  20,000 (4)           20,000 (4)              0                   0
Bozarjian, Patricia                                5,000 (4)            5,000 (4)              0                   0
Brown, Robert K.                                  17,467 (4)           17,467 (4)              0                   0
Cannan, George                                    20,000 (4)           20,000 (4)              0                   0
Chau, Wing Hin                                    20,000 (4)           20,000 (4)              0                   0
Cheng, Charles & Guadalupe                         5,000 (4)            5,000 (4)              0                   0
Choy, Kim                                         18,750 (4)           18,750 (4)              0                   0
Christea, Richard                                 16,667 (4)           16,667 (4)              0                   0
Chung M.D., Yong Wun                              35,000 (4)           35,000 (4)              0                   0
Codiga, Barton G.                                 10,000 (4)           10,000 (4)              0                   0

                                                NUMBER OF               NUMBER OF            NUMBER OF         PERCENTAGE OF
                                               SHARES OWNED           SHARES TO BE          SHARES OWNED       COMMON STOCK
                                               PRIOR TO THE            SOLD IN THE           AFTER THE       TO BE OWNED AFTER
NAME OF SELLING STOCKHOLDER                      OFFERING               OFFERING              OFFERING         THE OFFERING
--------------------------------------------   ------------        -------------------      ------------     -----------------

Codiga, Grant M.                                  10,000 (4)               10,000 (4)              0                   0
Conanat, Marilee                                  18,333 (4)               18,333 (4)              0                   0
Conant, Carson                                    11,667 (4)               11,667 (4)              0                   0
Conant, Chappell                                  11,667 (4)               11,667 (4)              0                   0
Conant, Victor                                    18,333 (4)               18,333 (4)              0                   0
Dahl D.C., Wayne                                  20,000 (4)               20,000 (4)              0                   0
Dauer, Carl J.                                     5,000 (4)                5,000 (4)              0                   0
Davis, Eugene, Trustee                             5,000 (4)                5,000 (4)              0                   0
     Davis Family Trust
DeBruycker, Lloyd                                 20,000 (4)               20,000 (4)              0                   0
DeBruycker, Mark & Belva                           5,000 (4)                5,000 (4)              0                   0
Delaware Charter & Trust Co. IRA                   5,000 (4)                5,000 (4)              0                   0
     FBO Ebrahim Talebi
Delaware Charter & Trust Co. IRA                   5,000 (4)                5,000 (4)              0                   0
     FBO Jesse Miller
Ebbitt, Gregory                                   12,500 (4)               12,500 (4)              0                   0
Figge, A. H. Donald                                5,000 (4)                5,000 (4)              0                   0
First Trust Corp., Trustee                         5,000 (4)                5,000 (4)              0                   0
     Patrick E. McKibbon
     IRA D604771
First Trust Corp., Trustee                         5,000 (4)                5,000 (4)              0                   0
     Rossario Vallone IRA 138344
First Trust Corp., Trustee                         5,000 (4)                5,000 (4)              0                   0
     Carmen J. Santa Maria
     IRA D617561
Fletcher, Taylor/Southwest Marketing              12,500 (4)               12,500 (4)              0                   0
Geller, Harley S.                                 10,000 (4)               10,000 (4)              0                   0
Gottlieb, Max & Gracie, Trsts.,                    5,000 (4)                5,000 (4)              0                   0
     Gottlieb Living Trust
Government Capital Corp.                           5,000 (4)                5,000 (4)              0                   0
Guefen, Uri, Trustee,                              5,000 (4)                5,000 (4)              0                   0
     Guefen Family Trust
Guyman, Tom                                        5,000 (4)                5,000 (4)              0                   0
Heaton, Paul & Marietta                            5,000 (4)                5,000 (4)              0                   0
Hill, Tony                                        10,000 (4)               10,000 (4)              0                   0
Himes, Keith                                       2,000 (4)                2,000 (4)              0                   0
Hitzges, Norm                                      3,125 (4)                3,125 (4)              0                   0
Hovland, Tim                                       5,000 (4)                5,000 (4)              0                   0
Hunsaker, Shorland & Helen L.                      5,000 (4)                5,000 (4)              0                   0
Iannelli, Ronald P.                                5,000 (4)                5,000 (4)              0                   0
Illes, Steve G.                                   25,000 (4)               25,000 (4)              0                   0

                                                NUMBER OF             NUMBER OF          NUMBER OF       PERCENTAGE OF
                                               SHARES OWNED         SHARES TO BE        SHARES OWNED     COMMON STOCK
                                               PRIOR TO THE          SOLD IN THE         AFTER THE     TO BE OWNED AFTER
NAME OF SELLING STOCKHOLDER                      OFFERING             OFFERING            OFFERING       THE OFFERING
--------------------------------------------   ------------      -------------------    ------------   -----------------
Imperial Valley Emergency Physicians               5,000 (4)                5,000 (4)              0                   0
     Inc. Money Purchase Pension
     Plan FBO Uri Guefen
Jacobs, Herman (4)                                   100 (4)                  100 (4)              0                   0
Johnston, Lawrence K., Trustee                     5,000 (4)                5,000 (4)              0                   0
Kaplan, Abraham                                    5,000 (4)                5,000 (4)              0                   0
Katcavage, George                                  5,000 (4)                5,000 (4)              0                   0
Kaufman, Melvin I.                                17,000 (4)               17,000 (4)              0                   0
Kirshner, Edie                                     5,000 (4)                5,000 (4)              0                   0
Kock, R. Logan & Caroline                          5,000 (4)                5,000 (4)              0                   0
     Davidson-Kock
Konstant, Nicholas                                30,000 (4)               30,000 (4)              0                4.40%
Koob, C. Albert                                    2,500 (4)                2,500 (4)              0                   0
Korzeniowski, Josef F. & Roxanne                   5,000 (4)                5,000 (4)              0                   0
Lee, Mei-Ruey                                     15,000 (4)               15,000 (4)              0                   0
Leyba, Frank L. & Kay D.                          10,000 (4)               10,000 (4)              0                   0
Lieberman, Lawrence                                8,333 (4)                8,333 (4)              0                   0
Linam, Paul                                        6,250 (4)                6,250 (4)              0                   0
Lipman, Jerome H. & Linda                         16,667 (4)               16,667 (4)              0                   0
     Lipman JTWROS
Loewenthal, M., Plan Administrator                10,000 (4)               10,000 (4)              0                   0
     RDA Trading Inc. Pension Plan
Loughlin, Thomas & Stella                         10,000 (4)               10,000 (4)              0                   0
Mandell, Arthur M. & Irma                         10,000 (4)               10,000 (4)              0                   0
Martinez, Roy A.                                  10,000 (4)               10,000 (4)              0                   0
McEneely, Kevin                                   37,500 (4)               37,500 (4)              0                   0
McEneely, Patrick                                  8,250 (4)                8,250 (4)              0                   0
McEneely, Ryan                                     8,250 (4)                8,250 (4)              0                   0
McMorris, Arthur & Marcia                          5,000 (4)                5,000 (4)              0                   0
Miller, Clarence & Ada, Trustees                  37,500 (4)               37,500 (4)              0                   0
Miller, Clarence E. & Ada M. Miller,              10,000 (4)               10,000 (4)              0                   0
     Trustees
Miller, Ernestine W.                              10,000 (4)               10,000 (4)              0                   0
Milyapatera, Henk & Benita                         6,250 (4)                6,250 (4)              0                   0
Montes, Charles & Molly                           10,000 (4)               10,000 (4)              0                   0
Mooney, John P. & Ivy                             10,000 (4)               10,000 (4)              0                   0
Nations Bank of Texas, William Haynes             12,500 (4)               12,500 (4)              0                   0
     IRA 3001100-3113719
Patch, Barbara & William                           2,733 (4)                2,733 (4)              0                   0
Patch, Barbara & William, Trustees                 2,267 (4)                2,267 (4)              0                   0
     The Patch Family Trust
Piazza, Sam L. & Carol J, Trustees                 5,000 (4)                5,000 (4)              0                   0
     Piazza Family Trust Dated 2/9/89
Popa, Radu                                         2,000 (4)                2,000 (4)              0                   0

                                                NUMBER OF             NUMBER OF          NUMBER OF       PERCENTAGE OF
                                               SHARES OWNED         SHARES TO BE        SHARES OWNED     COMMON STOCK
                                               PRIOR TO THE          SOLD IN THE         AFTER THE     TO BE OWNED AFTER
NAME OF SELLING STOCKHOLDER                      OFFERING             OFFERING            OFFERING       THE OFFERING
--------------------------------------------   ------------      -------------------    ------------   -----------------
Powers, Stephen B.                                10,000 (4)               10,000 (4)              0                   0
Pro-Systems Fab, Inc.                             10,000 (4)               10,000 (4)              0                   0
Rapinchuk, Edward & Marilyn, Trustees              5,000 (4)                5,000 (4)              0                   0
     Rapinchuk Family Trust
RC Trading Co. Inc.                               20,000 (4)               20,000 (4)              0                   0
Salberg, Jeffrey D.                               10,000 (4)               10,000 (4)              0                   0
Salberg, Larry                                    50,000 (4)               50,000 (4)              0                   0
Schear M.D., Harley                               10,000 (4)               10,000 (4)              0                   0
Schiller, Barbara V                               30,000 (4)               30,000 (4)              0                   0
Schiller, Walter C.                               15,000 (4)               15,000 (4)              0                   0
Schrager, Michael                                  2,500 (4)                2,500 (4)              0                   0
Schultz, Walter                                   10,000 (4)               10,000 (4)              0                   0
Simpson, Charles                                   6,250 (4)                6,250 (4)              0                   0
Somsak, William J. & Linda A.                      5,000 (4)                5,000 (4)              0                   0
Southwest Securities, Inc.,                        6,250 (4)                6,250 (4)              0                   0
     John Mallory IRA #72589730
Stewart, Randy                                    10,000 (4)               10,000 (4)              0                   0
Stratton, Hal & Nancy                              6,250 (4)                6,250 (4)              0                   0
Stuberg, Robert Carl                               5,000 (4)                5,000 (4)              0                   0
Thompson Living Trust, Richard                    20,000 (4)               20,000 (4)              0                   0
     & Sharon
TP Holding Corp.                                  10,000 (4)               10,000 (4)              0                   0
Transcorp FBO Alvin M. Gottlieb, M.D.              5,000 (4)                5,000 (4)              0                   0
Voit, Marc                                         5,000 (4)                5,000 (4)              0                   0
Waken, John K. & Gracie E, Cotrustees             20,000 (4)               20,000 (4)              0                   0
     UDT  Dated 12-19-93, FBO
     John K.& Gracie E. Waken Trust
Waters, John J. & Susan J.                        10,000 (4)               10,000 (4)              0                   0
Weindranz, Rochelle                               50,000 (4)               50,000 (4)              0                   0
Weinkranz, Susan                                  91,667 (4)               91,667 (4)              0                   0
Whitted, Brooke R.                                 5,000 (4)                5,000 (4)              0                   0
Wunderlich, Robert & Cynthia                       5,000 (4)                5,000 (4)              0                   0
Long, Anthony/IRA#36593027                             0 (4)                6,250 (4)              0                   0
Ponte, Antonio RAIFINANZ A.G.                          0 (4)                2,000 (4)              0                   0
Fraser, Bill                                           0 (4)                6,091 (4)              0                   0
Ator, Bryon                                            0 (4)                3,125 (4)              0                   0
Nicolaou, Chris                                        0 (4)                2,500 (4)              0                   0
Schumar, Christy                                       0 (4)                1,500 (4)              0                   0
Cohig & Associates                                     0 (4)                8,121 (4)              0                   0
Credit des Alpes                                       0 (4)                8,333 (4)              0                   0
Keefover, Cynthia                                      0 (4)                2,606 (4)              0                   0
Duquette, Dan                                          0 (4)               14,415 (4)              0                   0
Ukkstead, Daniel                                       0 (4)                1,250 (4)              0                   0
Carson, D'Anne                                         0 (4)                  250 (4)              0                   0
Fink, David H., Trustee David H. Fink                  0 (4)               25,000 (4)              0                   0

                                                NUMBER OF             NUMBER OF          NUMBER OF       PERCENTAGE OF
                                               SHARES OWNED         SHARES TO BE        SHARES OWNED     COMMON STOCK
                                               PRIOR TO THE          SOLD IN THE         AFTER THE     TO BE OWNED AFTER
NAME OF SELLING STOCKHOLDER                      OFFERING             OFFERING            OFFERING       THE OFFERING
--------------------------------------------   ------------      -------------------    ------------   -----------------
Rice, David R.                                         0 (4)                5,000 (4)              0                   0
Patterson, Dennis                                      0 (4)               10,000 (4)              0                   0
Lenauer, Don                                           0 (4)               12,500 (4)              0                   0
Wohl, Don                                              0 (4)               20,000 (4)              0                   0
Johnson, Donald                                        0 (4)                6,500 (4)              0                   0
Dornbush Mensch Mandelstam &                           0 (4)               15,000 (4)              0                   0
E&M RP Trust                                           0 (4)                4,500 (4)              0                   0
Wallick, Ed                                            0 (4)                  250 (4)              0                   0
Hankins, Evelyn L. IRA, First Trust Corp.              0 (4)               10,000 (4)              0                   0
Food Integrated Technology, Inc.                       0 (4)                4,500 (4)              0                   0
Kassner, Fred                                          0 (4)                2,250 (4)              0                   0
Power, Gary L.                                         0 (4)               10,000 (4)              0                   0
McCuster, Glenn A.                                     0 (4)               18,750 (4)              0                   0
Vink, Jack                                             0 (4)                1,827 (4)              0                   0
Kuijper, Jacob                                         0 (4)                2,030 (4)              0                   0
Pahlavan, Jalil                                        0 (4)               33,333 (4)              0                   0
Sanders, James S.                                      0 (4)               21,250 (4)              0                   0
JDK & Associates                                       0 (4)              100,000 (4)              0                   0
Day, Jeanette                                          0 (4)                5,000 (4)              0                   0
Catsimitidis, John                                     0 (4)                4,500 (4)              0                   0
Berg, Ken                                              0 (4)               13,750 (4)              0                   0
Stuart, Kimberly                                       0 (4)                  250 (4)              0                   0
Martin, Kurt                                           0 (4)               30,000 (4)              0                   0
Delvechia, Linda                                       0 (4)                1,500 (4)              0                   0
Seeds, Loyal & Leta                                    0 (4)                5,000 (4)              0                   0
Pavon, Marianne                                        0 (4)                1,000 (4)              0                   0
Okamoto, Merrick                                       0 (4)               12,250 (4)              0                   0
Rasmovich, Michael & Laura Trustees                    0 (4)                3,360 (4)              0                   0
Knowles, Michael A.                                    0 (4)               15,000 (4)              0                   0
Ricci, Paola                                           0 (4)                    0 (4)              0                   0
Swim, Paul                                             0 (4)                5,000 (4)              0                   0
Bi-Coastal Corporation                                 0 (4)               17,857 (4)              0                   0
Blowitz, Peter                                         0 (4)               14,866 (4)              0                   0
Furla, Peter                                           0 (4)                5,000 (4)              0                   0
Leahy, Peter J. IRA                                    0 (4)               10,000 (4)              0                   0
Sasaki, Randy                                          0 (4)                4,998 (4)              0                   0
Kaplan, Richard                                        0 (4)               44,953 (4)              0                   0
Faust, Robert & Judy                                   0 (4)               24,800 (4)              0                   0
Brown, Robert                                          0 (4)                7,467 (4)              0                   0
Bier, S.F. & Company                                   0 (4)                    0 (4)              0                   0
Liolios, Scott                                         0 (4)                4,848 (4)              0                   0
Merrell, Scott P.                                      0 (4)                5,000 (4)              0                   0
Rice Sandberg, Soni M & Jeffrey D. Rice,               0 (4)                5,000 (4)              0                   0
Furla, Spero                                           0 (4)                5,000 (4)              0                   0
Reid, Steven B. & Janet M.                             0 (4)               12,500 (4)              0                   0
Lewis, Terry                                           0 (4)               22,500 (4)              0                   0
The Cook Revocable Living Trust                        0 (4)                5,000 (4)              0                   0
Galanis, Themis G.                                     0 (4)                5,000 (4)              0                   0
Farmer, Thomas                                         0 (4)                6,250 (4)              0                   0
Temple, Tim                                            0 (4)                5,250 (4)              0                   0
Poindexter, Todd                                       0 (4)                  500 (4)              0                   0

                                                NUMBER OF             NUMBER OF          NUMBER OF       PERCENTAGE OF
                                               SHARES OWNED         SHARES TO BE        SHARES OWNED     COMMON STOCK
                                               PRIOR TO THE          SOLD IN THE         AFTER THE     TO BE OWNED AFTER
NAME OF SELLING STOCKHOLDER                      OFFERING             OFFERING            OFFERING       THE OFFERING
--------------------------------------------   ------------      -------------------    ------------   -----------------
Toluca Pacific Securities                              0 (4)                7,333 (4)              0                   0
Gribben, Trent                                         0 (4)                1,950 (4)              0                   0
Peters, Troy                                           0 (4)                2,233 (4)              0                   0
ATCOLP Investment Partners, LP                         0 (4)              164,250 (4)              0                   0
Lack, Walter J.                                        0 (4)                6,250 (4)              0                   0
Levi, Wayne J.                                         0 (4)                7,467 (4)              0                   0
West America Securities Corporation                    0 (4)                3,945 (4)              0                   0
Westside Casting Studios, Inc.                         0 (4)                5,000 (4)              0                   0
Henry, William O.E.                                    0 (4)                2,250 (4)              0                   0
Vuletic, Zarko & Irma                                  0 (4)                5,000 (4)              0                   0
Arrow Marketing, Inc.                                  0 (4)               18,750 (4)              0                   0
Anderson Chamberlain, Inc.                             0 (4)                    0 (4)              0                   0
Haggarty Schwartz Dixon                                0 (4)                    0 (4)              0                   0
Joe Dell Brokerage, Inc.                               0 (4)                    0 (4)              0                   0
Chandler                                               0 (4)                    0 (4)              0                   0
Marketing Specialists, Inc.                            0 (4)                    0 (4)              0                   0
Bromar, Inc.                                           0 (4)                    0 (4)              0                   0
Salesforce, Inc.                                       0 (4)                    0 (4)              0                   0
Service Brokerage Co.                                  0 (4)                    0 (4)              0                   0
PMI - Eisenhart                                        0 (4)                    0 (4)              0                   0
Shur-Good                                              0 (4)                    0 (4)              0                   0
Serve - U - Success                                    0 (4)                    0 (4)              0                   0
Atlas/SC - Atlas/NC                                    0 (4)                    0 (4)              0                   0
Choice Marketing                                       0 (4)                    0 (4)              0                   0
Service Brokerage Co.                                  0 (4)                    0 (4)              0                   0
Texas HF                                               0 (4)                    0 (4)              0                   0
Barnett Bros. Brokerage Co.                            0 (4)                    0 (4)              0                   0
Galaxy Marketing                                       0 (4)                    0 (4)              0                   0
Brown, Moore & Flint, Inc.                             0 (4)                    0 (4)              0                   0
Graham Food Brokerage                                  0 (4)                    0 (4)              0                   0
Luke Soules, Inc.                                      0 (4)                    0 (4)              0                   0
Cooper, Scott                                          0 (4)               10,850 (4)              0                   0
Schonfeld, Steve                                       0 (4)                2,500 (4)              0                   0
Campbell, Malcolm                                      0 (4)                2,250 (4)              0                   0
Pollon, Joff                                           0 (4)               12,500 (4)              0                   0
Luke, Robert                                           0 (4)               37,500 (4)              0                   0
Corporate Relations Group, Inc.                        0 (4)                    0 (4)              0                   0
Natural Specialties                                    0 (4)                5,500 (4)              0                   0
George, Robert & Associates, Inc.                      0 (4)                    0 (4)              0                   0
Marathon Marketing                                     0 (4)                1,500 (4)              0                   0
National Brokers/Phoenix                               0 (4)                  750 (4)              0                   0
Michael Theodore Brokerage                             0 (4)                  300 (4)              0                   0
Manna Brokerage                                        0 (4)                   50 (4)              0                   0
Newmarket Sales                                        0 (4)                   25 (4)              0                   0
Mitzvah Marketing                                      0 (4)                   13 (4)              0                   0
Acosta Corporation                                     0 (4)                    0 (4)              0                   0
Berg, E.A. & Sons, Inc.                                0 (4)                    0 (4)              0                   0
Liaison Marketing                                      0 (4)                    0 (4)              0                   0
Food Enterprises, Inc.                                 0 (4)                    0 (4)              0                   0
Snell, Albert                                          0 (4)               54,167 (4)              0                   0
Damaske, Charles R.                                    0 (4)               20,000 (4)              0                   0

                                                NUMBER OF             NUMBER OF          NUMBER OF       PERCENTAGE OF
                                               SHARES OWNED         SHARES TO BE        SHARES OWNED     COMMON STOCK
                                               PRIOR TO THE          SOLD IN THE         AFTER THE     TO BE OWNED AFTER
NAME OF SELLING STOCKHOLDER                      OFFERING             OFFERING            OFFERING       THE OFFERING
--------------------------------------------   ------------      -------------------    ------------   -----------------
Hunt, Cornelius                                       0 (4)                4,000 (4)           0                   0
Schrager, David                                       0 (4)                2,500 (4)           0                   0
Bartlett, Gary                                        0 (4)                6,125 (4)           0                   0
McLain, Gerard J.                                     0 (4)                5,000 (4)           0                   0
La Jolla Securities Corp.                             0 (4)               11,005 (4)           0                   0
Washington, Larry D., Jr.                             0 (4)               20,000 (4)           0                   0
Graham, Robert B.                                     0 (4)               50,000 (4)           0                   0
Zuffrey, Roger                                        0 (4)               12,500 (4)           0                   0
Guptill, William K.                                   0 (4)                2,500 (4)           0                   0
Courson, Robert                                  30,000                   30,000               0                   0
Harpel, James                                    50,000                   50,000               0                   0
Nesicolacci, Tracey                             120,000                  120,000               0                   0
Woods, Myung                                     25,000                   25,000               0                   0
Michel's Bakery                                  70,000                   70,000               0                   0


(1) Issuable on conversion of preferred stock. If the preferred stock were converted on the date of this Prospectus, _____ shares would be issued to the Selling Stockholder. See "Description of Securities - 1997 Series A Preferred Stock" for a discussion of the terms of the Conversion of the 1997 Series A Preferred Stock.


(2) Issuable upon exercise of options with an exercise price of $1.00 per share.


(3) Issuable upon exercise of options with an exercise price of $1.00 per share.


(4) These amounts include the shares underlying warrants and options not yet exercised.


                              PLAN OF DISTRIBUTION

     The Selling Stockholders have advised the Company that they may offer and sell the shares of Common Stock offered hereby from time to time in broker's transactions, individually negotiated transactions or a combination thereof at market prices prevailing from time to time. The precise amounts and timing of sales, if any, of the shares offered hereby will be determined by each Selling Shareholder in his sole discretion from time to time.

     The Company has agreed to bear the costs of registering the shares of Common Stock offered hereby under the Securities Act of 1933, as amended.

     Each Selling Shareholder will deliver a Prospectus in connection with the sale of shares of Common Stock offered hereby.


     The sale of the shares of Common Stock offered hereunder is not being underwritten. Sales may be made by each of the Selling Stockholders in broker's transactions (in which the brokers will charge no more than their usual and customary commissions) or otherwise at prices and at terms then prevailing or at prices related to the then current market price of the Common Stock, or in negotiated transactions. In this regard, the shares may be sold in one or more of the following types of transactions: (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated prior to any sale. Each of the Selling Stockholders advised the Company that he has not entered into any selling arrangement with any security dealer or broker. The Selling Stockholder offering and selling the Common Stock and any broker or dealer participating in any such distribution may be deemed to be an "underwriter" (as defined in the 1933 Act, as amended) with respect to such sales.

     On or prior to the effective date, each of the Selling Stockholders as a condition to the inclusion of his shares herein shall be required to represent and warrant to, and agree with the Company that, during such time as he or she may be engaged in a distribution of the shares of Common Stock offered hereunder, such Selling Stockholder will, among other things, (a) not engage in any stabilization activity in connection with the Company's securities, (b) furnish each broker or dealer through whom or which he offers securities copies of the Prospectus, as may be required, (c) inform such broker or dealer as to the number of shares of Common Stock he is selling, that such securities are part of a distribution and that he is subject to the provisions of Rule 10b-6 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), (d) report weekly to the Company all sales, pledges and other dispositions of the shares of Common Stock covered hereby if any such shall have occurred, and (e) not bid for, or purchase, any Company securities other than as permitted under the Exchange Act.

     Each of the Selling Stockholders has been advised by the Company that he or she may not, during any period during which the shares of Common Stock are being offered, use or disseminate information concerning the Company other than this Prospectus. In addition, each of the Selling Stockholders has confirmed that he has no material adverse information with regard to the current and prospective operations of the Company except as may be disclosed in this Prospectus, and that the reason prompting the sale of any securities by any Selling Stockholder is to realize cash from time to time for investment, business or personal reasons.

     The Company has agreed that it will furnish the Selling Stockholders a reasonable number of copies of this Prospectus.


                     MARKET FOR THE COMPANY'S COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS

     The Company's common stock, redeemable warrants (each of which entitles the holder to purchase one-twentieth of one share of common stock at a price of $2.375 or $47.50 per share through the close of business on October 31, 1997, or an earlier redemption date) and units (each of which is comprised of three shares pre-reverse split and .15 shares post reverse split of common stock and two redeemable warrants) traded on the National Association of Securities Dealers, Inc., Automatic Quotation System ("NASDAQ") from December 19, 1989, the effective date of the Company's Registration Statement on Form S-18, until August 27, 1992. Since such date, the Company's securities have traded on the Electronic Bulletin Board maintained by NASDAQ. Prior to December 19, 1989, there was no market for the Company's securities. The table below sets forth the high and low closing bid prices for the common stock, redeemable warrants and units during the period January 1, 1995 to December 31, 1996, as reported on the Electronic Bulletin Board; and, as adjusted to take into effect a one-for-twenty reverse stock split effected on October 4, 1996. The quotations represent inter-dealer quotations without adjustment for retail mark-ups, mark-downs or commissions and may not represent actual transactions:

PERIOD                          COMMON STOCK           WARRANTS             UNITS
                            HIGH         LOW       HIGH       LOW      HIGH       LOW

1st Quarter 1995             $16.875    $11.250    $0.188    $0.063    $4.000    $1.500

2nd Quarter 1995             $13.750    $ 5.625    $0.125    $0.063    $4.000    $0.250

3rd Quarter 1995             $ 8.125    $ 3.750    $0.188    $0.188    $1.125    $0.250

4th Quarter 1995             $ 8.438    $ 1.875    $0.188    $0.188    $1.125    $0.250

1st Quarter 1996             $13.400    $ 6.000    $0.050    $0.010    $1.625    $0.250

2nd Quarter 1996             $ 7.000    $ 4.800    $0.010    $0.010    $1.000    $1.000

3rd Quarter 1996             $ 6.200    $ 3.000    $0.010    $0.010    $1.000    $0.500

4th Quarter 1996             $ 3.800    $ 0.875    $0.010    $0.010    $0.500    $0.500

1st Quarter 1997             $ 2.750    $ 0.875    $0.010    $0.010    $0.500    $0.500

2/nd/ Quarter 1997           $ 1.625    $ 0.625    $0.010    $0.010    $0.500    $0.500

3/rd/ Quarter 1997           $ 1.375    $ 0.813    $0.010    $0.010    $0.500    $0.500

4/th/ Quarter 1997           $ 1.688    $ 0.813    $0.010         *    $0.500    $0.500


* Less than $ 0.010

     The above amounts have been retroactively adjusted for a 1 for 20 reverse stock split, which occurred on October 4, 1996.


     On December 16, 1997, the closing bid prices for the common stock, redeemable warrants and units, as reported by the NASDAQ Electronic Bulletin Board, were $1.19, $.01, and $.50, respectively.


     At the close of business on December 19, 1997, there were approximately 400 holders of record of the common stock and approximately 40 holders of record of the redeemable warrants.

     The Company has not paid any dividends on the common stock since inception and intends to retain any future earnings for the development of its business. Future dividends on the common stock, if any, will be dependent upon the Company's earnings, financial condition, the dividend priority of any preferred shares and other relevant factors as determined by its Board of Directors.

     No dividends were paid on Series B Convertible Preferred Stock during 1996 or through the date of this prospectus in 1997. Cumulative unpaid dividends on the Series B Convertible Preferred Stock as of December 31, 1996 totaled $25,000. During August 1996, the holder of 500 of the then 1,500 issued and outstanding shares of Series B Convertible Preferred Stock converted his shares and all accrued dividends thereon into 2,500 shares of Common Stock (as adjusted for the reverse stock split effected in October 1996). The conversion of the Series B Preferred Shares was in accordance with the formula set forth in the Certificate of Designation for such security and the accrued dividends were converted at the market price for the Common Stock at the date of the conversion. In March 1996, the 672.5 shares of Series D Convertible Preferred Stock and all accrued dividends thereon were converted to Common Stock at $.375 per share ($7.50 as adjusted for the reverse stock split). All unpaid dividends on the preferred stock must be paid before dividends can be paid on the Common Stock.

                            SELECTED FINANCIAL DATA


     The following selected financial data for each of the two years in the period ended December 31, 1995 and 1996 are derived from, and should be read in conjunction with the Company's audited financial statements, including the notes thereto, included elsewhere in this Prospectus. The selected financial data for the nine months ended September 30, 1996 and 1997 have been derived from unaudited financial statements that are included elsewhere in this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

STATEMENT OF OPERATIONS DATA:

                                                      YEARS ENDED                    NINE MONTHS ENDED
                                                      DECEMBER 31,                      SEPTEMBER 30,
                                           ----------------------------------   ----------------------------
                                                  1996              1995           1997            1996
                                           ------------------   -------------   -----------   --------------
                                                                                         UNAUDITED
Net sales                                        $ 5,285,149     $ 2,315,151     $1,497,223     $ 4,408,665

Gross profit (loss)                               (1,584,971)        832,825        418,369         420,537

Net income (loss)                                 (8,122,815)     (2,812,281)     2,150,006      (3,571,710)

Net income (loss) allocable to common            $(8,122,815)    $(2,812,281)    $1,880,842     $(3,571,710)
   shareholders

Net income (loss) per share                      $     (1.59)    $     (1.92)    $     0.33     $     (0.85)

Weighted average common shares                     5,133,665       1,467,648      5,762,985       4,215,668

BALANCE SHEET DATA:


                                             DECEMBER 31, 1996        SEPTEMBER 30, 1997
                                                                          (UNAUDITED)
Working capital (deficit)                       $(1,217,296)               $3,480,039
Total assets                                      2,036,514                 5,288,076
Total liabilities                                 2,530,343                 1,202,366
Stockholder's equity (deficit)                     (493,829)                4,085,710

                MANAGEMENT'S DISCUSSION & ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY STATEMENT FOR PURPOSES OF "SAFE HARBOR PROVISIONS" OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

EXCEPT FOR HISTORICAL FACTS, ALL MATTERS DISCUSSED IN THIS PROSPECTUS, WHICH ARE FORWARD LOOKING, INVOLVE A HIGH DEGREE OF RISK AND UNCERTAINTY. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, COMPETITIVE PRESSURES FROM OTHER FOOD COMPANIES AND WITHIN THE GROCERY INDUSTRY, THE IMPACT OF QUALITY PROBLEMS EXPERIENCED IN 1996, THE LACK OF ADEQUATE CAPITAL TO FUND CONTINUING OPERATIONS, ECONOMIC CONDITIONS IN THE COMPANY'S PRIMARY MARKETS AND OTHER UNCERTAINTIES DETAILED FROM TIME-TO-TIME IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.


YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------

     The Company expanded its line of products in early 1996, and reduced the concentration of sales from an almost single product organization in 1995. This expansion of products assisted the Company's growth into more organizations and improved the market penetration into already established channels of distribution. The problem associated with the poor manufacturing at Vitafort's Caketts co-packer, The Keebler Company, as well as serious problems related to the manufacture of Fudgets at Michel's Bakery, dislocated and almost destroyed the distribution channels that the Company had expended both significant time and cash resources on during this strong expansion year. This problem contributed greatly to not only the decline in sales in the latter part of 1996, but also to the increase in costs of manufacturing and storing, sales and marketing, and general and administration expense levels. Additionally, this factor played a major role in exhausting the Company's liquidity and forcing it into the capital market to raise additional capital at prices unfavorable to the Company.

SALES


     Net sales for the year ended December 31, 1996 were $5,285,149 compared to $2,315,151 from the same period in 1995, an increase of $2,969,998 or 128.3%. This increase is due primarily to the increase in the new products available to the Company resulting from the acquisition of the Auburn Farms family of products and the significant investment in the sales area to establish the distribution network. Net sales for the first six months of 1996 were $2,304,352, which was almost the sales volume for the entire year of 1995.
Sales volume in the last six months of 1996 continued to increase until November 1996. At this time, sales declined significantly as a result of the return of product by our distributors, retailers, and other customers due primarily to the problems associated with the faulty Caketts product manufactured by The Keebler Company and to a lesser extent Fudgets product at Michel's.

     The expansion of the product mix in 1996 is reflected in the sales composition. In 1996, Fudgets comprised 36% of total 1996 sales while in 1995 they comprised 97% of sales. Caketts comprised approximately 36% while Auburn Farms and Natures Warehouse branded products represented 25% of total sales in 1996.

GROSS PROFIT (LOSS)

     Gross profit for the year ended December 31, 1995 was $832,825 compared to a gross loss of ($1,584,971) for the year ended December 31, 1996. The loss in profitability in 1996 is due to: the significant increase in the inventory reserve accounts, as a result of the declining customer interest due to the problems related to the Keebler-produced Caketts and to a lesser extent, Michel's produced Fudgets; the related return of significant product and the lack of reorders and loss of volume. In addition, the decline in volume forced the company to pay higher per unit costs than those originally calculated in determining price. This led to further erosion in gross profit margin. As the sales continued to slow down, the pattern continued and gross profit continued to fall. The problem with the manufacturer of the product also manifested itself in the Company's inability to sustain shipments on an ongoing basis, creating additional product that was nearing its expiration date and requiring the Company to sell these products as prices which generated little, if any, profit further reducing the profit margin of the business.

OPERATING EXPENSES


     Operating expenses for the year ended December 31, 1996 were $6,487,845 compared to $3,537,671 for the same period in 1995, an increase of $2,950,174; or approximately 84%. Research and development expenses increased from $378,602 to $737,044, an increase of $358,442 or 95%. The increase in research and development is primarily in the development of new products and packaging for both new and existing products. Approximately $310,000 of the increase in research and development between 1995 and 1996 is the result of this sustained effort as the Company began the implementation of the roll-out program developed in the marketing and sales strategic plan. Marketing expenses also reflect the strong effort expended by the Company in positioning its products into various distribution channels. The Company estimates it has spent approximately $1,400,000 in product introductory costs during 1996, from which it now believes it will derive no benefit as a result of the mold problem associated with the co-packer products delivered to the Company's distributors, retailer, and consumers by the Company. In addition, during the first part of 1996 the Company increased its travel expenditures, staff, and commission costs as it accelerated the introduction programs across the country. The approximately $ 980,000 increase in selling, general & administration expenses is due primary to the increase in legal ($175,000) and consulting ($587,000) fees caused, for the most part, by the effort expended in locating and identifying the problems associated with the manufacture of the product by The Keebler Company, the co-packer for the Caketts product, and to a lesser extent Michel's, the co-packer for the Fudgets product, and attempting to secure compensation for the costs associated with repairing the damage done not only to its distributors, retailers, and consumers but also to the Company's financial condition as a direct result of the capital depletion which occurred during the year.

INCOME TAXES

     As of December 31, 1996, the Company had unused net operating loss carry-forwards of approximately $19,600,000 and $6,400,000 available to offset future Federal taxable income and future California taxable income. In addition, the Company had unused research and experimental credits of $44,000 and $26,000 for Federal and California state purposes. The unused net operating loss and credit carry-forwards expire in various amounts through the year 2011. In contrast to Federal net operating losses, only 50% of the California net operating losses incurred subsequent to December 31, 1986 may be carried forward. The California net operating losses will expire in various amounts through the year 2000.

     Due to restrictions imposed by the Internal Revenue Service Code sections regarding substantial changes in ownership of companies with loss carry-forwards, the utilization of the above-mentioned net operating losses may be limited as a result of changes in stock ownership. The annual utilization of these losses is limited to an amount equal to the estimated fair value (for income tax purposes) of the Company at the point of stock ownership change, multiplied by the long-term tax-exempt rate then in effect. The annual limitation has not been quantified at this time.

     Deferred tax assets of approximately $6,736,000 for the net operating losses and other credits have been offset by a valuation allowance since management cannot determine whether it is more likely than not such assets will be recovered.

INTEREST EXPENSE


     Interest expense was $50,509 in 1996 and $126,290 in 1995. The decline in interest expense results primarily from the conversion and/or retirement of the indebtedness of the Company and the reduction of general interest rates.

LIQUIDITY AND CAPITAL RESOURCES


                                                           DECEMBER  31,
                                                    ----------------------------
                                                        1996            1995
                                                    -------------   ------------
     Net Cash for Operations                         $(5,523,462)   $(2,264,440)
     Net Cash Used for Investing Activities             (172,896)       (92,767)
     Net Cash Provided by Financing Activities         4,568,819      3,342,636
     Working Capital (Deficit)                        (1,217,296)     1,296,769


     The Company's net cash used in operations increased from $2,264,440 in 1995, to $5,523,462 in 1996. This increase results primarily from the loss in 1996 and reflects the significant amount of resources expended in introducing the new line of company products to the market and to build the inventory levels that the Company believed were obtainable given the product responses at trade shows. These expenditures were wasted when the mold problem forced product returns, order cancellations, and eliminated follow-through orders for the product.

     The Company continues to utilize strategic capital exchanges to minimize, to the extent possible, the cash requirements of the business from an on-going basis. This strategy has included exchanging debt or services with service providers, consultants, employees and other organizations, thereby, conserving cash. The Company intends to continue this practice in the future when it is in the best interest of the Company. The losses, which the Company believes have caused the stock price to decline, have therefore made the utilization of such a method of compensation more costly to the Company, but continues to be an alternative.

     The Company continues to seek additional capital through private placements on an on-going basis, although the future ability of the Company to raise such capital in its current condition in amounts satisfactory to allow the Company to continue to operate is not assured. The Company realized net proceeds of approximately $900,000 from private placements of its securities completed during the first four months of 1997. See "Note 13" to the financial statements for the year ended December 31, 1996 for additional information.


     The Company's independent certified public accountants have included a modification to their opinion, which indicates there is substantial doubt about the Company's ability to continue as a going concern. See "Note 2" to the financial statements for the year ended December 31, 1996 for additional information. The Company received $ 6,750,000 in full and complete settlement from the Keebler arbitration on July 15, 1997. See Recent Financial Developments on Page 26 for an explanation of the Keebler settlement.

GENERAL

     The Company believes that its ability to continue as a going concern has been severely jeopardized by the adverse effects in the marketplace of the mold in its products caused during the manufacturing process. Although the Company believes the manufacturers, and in particular, the Keebler Company, bears primary responsibility for this problem, there can be no assurance that the Company can repair the damage to its reputation and financial condition. The substantial operating losses have reduced the liquidity position of the Company significantly, which in turn, has depressed the stock price of the Company. The stock price reduction has further diluted the equity position of the Company as it attempts to raise capital to maintain a viable operation.

     In the future, the Company must focus on existing products, other than those previously tainted by the mold problem, and maintain an operating margin sufficient to cover operating expenses. The Company is currently directing its limited resources toward existing products, which are not tainted in the minds of retailers and consumers, and for which the Company is receiving encouraging signs that customer acceptance is increasing. Additionally, any costs not directly related to generating revenue have been significantly curtailed. The future ability of the Company to raise sufficient capital to meet existing and future obligations to allow it to continue to operate is not without a high degree of risk. Substantial doubt exists as to the Company's ability to continue as a going concern. Should the Company not be successful in raising additional needed capital, operations would have to be further curtailed.


Nine Months and Three Months Ended September 30, 1997 and 1996
--------------------------------------------------------------


Results of Operations:


     The net proceeds from the damage award in the Keebler Company arbitration has eliminated, at least in the short term, the liquidity problem that has plagued the Company over the past year. Currently, the Company is negotiating payout terms with certain vendors and reestablishing credit terms with its current co-packers to improve its inventory levels to meet customer requirements while at the same time prolonging its current cash position.


THE COMPANY HAS REDUCED ITS COST OF SALES BY CENTRALIZING THE WAREHOUSING OF ITS PRODUCTS IN A SINGLE LOCATION AND NEGOTIATED LOWER RATES WITH EXISTING MANUFACTURERS OR BY SELECTING ANOTHER COMPETENT LESS EXPENSIVE PRODUCER. IN ADDITION, THE COMPANY INCREASED PRICES ON THE MAJORITY OF ITS PRODUCTS EFFECTIVE AUGUST 1 OF THIS YEAR AND CHANGED ITS TERMS OF SALE TO F.O.B. THE COMPANY'S WAREHOUSE. THE COMPANY ALSO ELIMINATED THE CASH DISCOUNT FOR PROMPT PAYMENT SINCE MOST CUSTOMERS WERE TAKING THE DISCOUNT BEYOND THE TERMS. FINALLY, THE COMPANY WILL BE CHANGING THE VITAFORT TRADE NAME AND THE FUDGETS AND CAKETTS PRODUCT NAMES DUE TO THE PROBLEMS IN 1996. THESE STEPS, COUPLED WITH IMPROVEMENTS IN SUBCONTRACT MANUFACTURING QUALITY CONTROL AND QUALITY ASSURANCE MONITORING IMPROVEMENTS IN COMPANY INTERNAL CONTROL AND COMMUNICATIONS WITH RESPECT TO PRODUCT RETURNS AND DEDUCTIONS, SHOULD IMPROVE THE COMPANY'S PROSPECTS TO ACHIEVE PROFITABILITY.


     Although the cash position has improved, the problems associated with the lack of resources in the past continue to hamper customer relations through the impact of returned products on the ability of the Company to collect its trade accounts receivable in full, the position of some customers who will continue to do business with the Company only after the past amounts due them for advertising and returns are settled in full, and other customers who are waiting to see new products introduced by the Company before agreeing to continue to be a customer of the Company.


     Since the cash infusion, the Company has focused on continuing to repair the relationships with its customers and vendors by insuring that the records of both organizations are in agreement, establishing a payment schedule, if necessary, agreeable to both parties, and using this communication to open the relationship to future business. In addition, the Company is using its resources to prepare for the new products that it will need to launch to maintain its position in the market and improve its visibility with the ultimate customer, the consumer.


Net Sales:


     For the three month period ended September 30, 1997, net sales were $322,116 compared to $2,104,314 for the same period in 1996, a decrease of $1,782,198 from the previous year. The lack of customer confidence in some of the products, mainly Fudgets and Caketts, is reflected in the decline in sales of those products from $1,342,334 for the three months ended September 30, 1996 to $151,989 for the same period in 1997. Additionally, the cash flow constraints imposed upon the Company during the first part of 1997 has contributed to the reduction of sales for the nine month periods from $4,408,665 in 1996 to $1,497,223 in 1997, a decrease of $2,911,442.
     The Toast'N Jammers brand of low fat toaster pastries continues to represent almost one-half of the total net sales for the three months ended September 30, 1997 and over one-third for the nine month period ended September 30, 1997.


Gross Profit:


     Gross profit increased from 9.1% of net sales for the three months ended September 30, 1996 to 39.1% for the same three-month period in 1997. Absolute dollar amounts, however, declined from $191,580 to $125,890 for the three-month periods ending September 30, 1996 and 1997 respectively. The overall increase in the Company's gross profit margin reflects the continued effort to maintain overall profit targets without major discounts and allowances. For the nine months ended September 30, 1996 the gross profit margin was $420,537 or 9.5% of net sales compared to $418,369 or 27.9% for the same period ended September 30, 1997. This increase in gross margin as a percent of net sales continues to reflect the Company's effort toward improving this area.


Operating Expenses:


     Overall expenses have been reduced due to the cost control procedures implemented by the Company. In addition, the reimbursement of $767,000 in this quarter of legal fees and costs associated with the Keebler arbitration award is reflected in the reduction in general and administrative expenses. The reduction in both product development and sales and marketing expenses reflects the effort by the Company in these areas to increase performance without significant expenditures of resources. The reduction in general and administrative expenses would have been greater had the final legal fees and associated costs relating to the Keebler arbitration not been included. Since the award, the Company is beginning to both refocus its efforts in the product development area to introduce new products and in the sales and marketing area as it reestablishes its customer, broker, and support organizations.


Product Development (Research and Development):


     During 1997, the Company has been forced to substantially reduce its expenditures in this area due to the financial constraints in the first half of the year. This has resulted in a drop in expenditures of $514,121 for the nine months ended September 30, 1997 compared to the same period of 1996. The drop in expenses are primarily in salaries, travel, and laboratory research and development where the expenses in 1996 were $137,665 for the three months ended September 30, 1996 compared to $0 for the same period in 1997. This was partially offset, however, by the increase in consulting expenses during the three month period in 1997 which were $57,925 more than the same period of 1996. As a result of the Keebler award, the Company is again starting to apply resources to this area both to improve or modify existing products and to introduce new products during the end of 1997 and 1998 and 1999. However, in keeping with its new strategies, it will seek to utilize co-packers and their resources to improve and develop products so that the Company's costs may be minimized.


Sales and Marketing:


     The Company's expense levels in these disciplines continues to be reduced as a result of both lower net sales volume and concerted effort by management to continue to eliminate expenses where appropriate. For the nine months ended September 30, 1997 expenses were $996,242 compared to $1,690,024 for the same nine month period in 1996, a decrease of $693,782 from 1997 to 1996. The majority of these cost reductions are in salaries, consultants and travel, $361,500; freight of $59,335; sales promotions, $242,708; commissions and royalties of $101,020; and postage and communication costs of $52,463. These reductions were offset by the increase in product introduction cost of $197,008. For the three month period ended September 30, 1997, the total sales and marketing expenses were $257,016 compared to $580,798 for the same period of 1996, a decrease of $323,782. The reduction was primarily in the areas directly related to volume of net sales, such as commissions and royalties, freight out, sales promotions, and travel. The Company is beginning to reenter the distribution network by reestablishing relationships with existing customers, adding new brokers and customers as appropriate, and starting the process of improving its customer relations with all customers.

General and Administrative:


     For the nine months ended September 30, 1997, expenses were $1,894,114 compared to $1,603,775 for the nine months ended September 30, 1996, an increase of $290,339. The majority of the increase in expenses are in the professional services area, particularly legal expenses totaling $1,055,608 less the Keebler arbitration reimbursement of $767,000. The professional services increase is almost directly related to the litigation defenses of the Company, primarily for the Keebler arbitration. For the three months ended September 30, 1997 general and administrative expenses were $770,227 before the award of $767,000 which resulted in a balance of $3,227 compared to $573,929 for the three month period ended September 30, 1996. The increases in 1997 over 1996 of $192,298 are in the areas of amortization and depreciation of $30,564; an increase in bad debts of $45,000 from an employee due to the filing of personal bankruptcy; and the increase in insurance cost of $65,666.


Other income (expense) including interest and litigation recovery, net of expenses:


     Interest expense reflects the continuing cost of the line of credit with Coast Business Credit, the primary lender. Upon receipt of the Keebler arbitration, the Company immediately invested the proceeds in short-term government securities, with the approval of the Board of Directors. The interest income for the three months ended September 30, 1997 reflects the receipts from these short-term investments.


     Upon the Keebler arbitration award, the Company has recorded the $5,983,000 as income under the heading "litigation recovery, net of costs." In addition, the Company was able to cancel outstanding debt in the amount of $140,829 due to the Keebler Company and incurred and paid $1,236,882 to ATCOLP INVESTMENT PARTNERS under the existing agreement with them for the advancement of certain funds to pay the litigation expenses.


Liquidity and Capital Resources:

                                                        Nine Months Ended
                                                           September 30,
                                                         1997            1996
                                                    -------------   --------------
Net Cash Generated (Used) for Operations              $1,413,139     $(5,502,020)
Net Cash Used for Investing Activities                    (6,912)        (405,648)
Net Cash Provided by Financing Activities              2,002,849        5,775,583
Working Capital (Deficit)                              3,480,039         (875,965)


     The Keebler award has eliminated the short-term cash requirements of the Company and has allowed the Company the time to begin increasing its efforts in the areas of product development and sales and marketing. In addition, the Company has negotiated long term payment schedules with certain of its old vendors, which will allow it to further conserve cash. Although the cash position has improved, the long-term financial viability still remains in doubt due to the lack of customer acceptance of the Fudgets and Caketts and the loss of distribution and shelf space due to the past inability to ship product in a timely manner. While the Company is now able to ship product timely, the rebuilding of the customer relationship and the continuing effort in the product development function will continue to adversely impact the Company's liquidity in the near term.


IMPACT OF NEW ACCOUNTING STANDARDS


     On March 3, 1997, the FASB issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share" (SFAS No. 128). This pronouncement provides a different method of calculating earnings per share than is currently used in accordance with APB No. 15, "Earnings Per Share." SFAS No. 128 provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. This pronouncement is effective for fiscal years and interim periods ending after December 15, 1997; early adoption is not permitted. The Company has not determined the effect, if any, of adoption on its earnings per share computations.


     Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Company has not determined the effect on its financial position or results of operations, if any, from the adoption of this statement.


     Statements of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" (SFAS No. 131) issued by the FASB is effective for financial statements beginning after December 15, 1997. The new standard requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The Company does not expect adoption of SFAS No. 131 to have a material effect, if any, on its Results and Operations.


RECENT FINANCIAL DEVELOPMENTS


     On June 20, 1997, the Company received notice of the interim award under the arbitration with the Keebler Company. The award was for $5,983,000 as well as compensation for all legal fees and costs associated with the arbitration proceedings. Based on the agreement with ATCOLP INVESTMENT PARTNERS (the "Lender"), the Company agreed to pay the Lender a sliding percentage of the proceeds from the settlement in exchange for advancing $300,000 to the Company to meet the litigation expenses.


     On Tuesday, July 15, 1997, the Company received $6,750,000 in full and final settlement. Of that amount, $1,055,608 was paid for legal fees and costs, plus $1,236,882 to ATCOLP INVESTMENT PARTNERS under the existing agreement. Additionally, the Company was able to cancel $140,829 in debt due to the Keebler Company.

THE BUSINESS OF THE COMPANY

GENERAL

     Vitafort International Corporation (the "Company" or "Vitafort") was formed as a California corporation in 1986, and reincorporated as a Delaware corporation in 1989. Prior to May of 1993, Vitafort was in the business of formulating and developing value-added foods and beverages for third parties.
In addition, the Company was also marketing branded seafood. In May of 1993, these businesses were discontinued due to lack of revenues and profit and later in the year the Company disposed of them. In the fall of 1993, the Company installed new management, who selected a new direction for the Company.
Vitafort would begin developing fat free and low fat bakery snacks that would be marketed under Company owned trademarks. Vitafort, however, did not own any production facilities, so established contract manufacturers (co-packers) would be utilized to manufacturer these branded products developed by the Company.

     In the spring of 1994, at the Natural Food Expo in Anaheim, California, Vitafort introduced its first branded product called Fudgets(TM), a single-serve fat free brownie with icing. Four flavors of Fudgets were marketed throughout 1994 and 1995, while Vitafort research and development continued to develop additional low fat and fat free snacks. During this period Fudgets were sold at retailers such as: Price Costco (Bellevue, WA), Circle-K (Phoenix, AZ), Ralphs (Compton, CA), Albertsons (Brea, CA), GNC (Pittsburgh, PA), Shop-Rite/Wakefern (Woodbridge, NJ), along with many others. In addition, Fudgets were being marketed to hundreds of health food stores across the country by natural food distributors.

     In the spring of 1995, the Company introduced double chocolate, cappuccino and peanut flavor Fudgets in a multi-pack of five individually wrapped 1.4 oz., packages. These three flavors were test marketed through the year. In the latter part of 1995, Vitafort signed a co-packing agreement with The Keebler Company ("Keebler") and began the marketing introduction of four flavors of fat free cakes called Caketts (lemon poppy, carrot, pound and banana). The Company believes that this unique snack was the first individually portioned fat free snack cake with an extended shelf life to be merchandised in the cookie section of supermarkets.

     In the fourth quarter of 1995, as the Company was completing the final stages of its financing, the Company put in place the distribution infrastructure that would support the roll out of these seven new flavors of Fudgets and Caketts. In addition, the Company began the manufacture of Fudgets at Michel's Bakery ("Michel's") at this time. Food brokers agreed to represent the Vitafort product line and serve as the sales agents to the marketplace for the Company.

     The introduction of Fudgets and Caketts to grocery stores across the country began in the first quarter of 1996, as retailers such as Acme (Philadelphia, PA), Delchamps (Mobile, AL) and Shop-Rite/Wakefern (Woodbridge,
NJ) placed purchase orders for Fudgets and Caketts. The roll out continued in the second quarter as Vitafort's distributors added Caketts and Fudgets to the shelves of hundreds of chain stores including: Kroger (Cincinnati, OH), Albertsons (Brea, CA), Meijer (Grand Rapids, MI), Albertsons (AZ, CA, UT and
TX), Price Chopper (Schenectady, NY) Demoulas (Tewksberry, MA), Winn-Dixie (Jacksonville, Orlando and Tampa, FL), Kash and Karry (Tampa, FL), Publix (Lakeland, FL) and others. In addition, the company received direct purchases orders from Food Lion (Salisbury, NC), Kroger (Roanoke, VA) and Richfoods (Richmond, VA), while procuring purchase orders attached to national print advertisements with both Thrifty Payless and Eckerd Drugs, two large drug store chains.

     In the second half of 1996, Vitafort's distributors added Stop + Shop (MA), Kroger (Atlanta, GA), Farmer Jack's (MI), Grand Union (NY), Ralphs (CA), Hughes
(CA), and others to the supermarkets selling the Company's products. The largest purchase order in the history of the Company was also received as K-Mart placed a $550,000 order for product as part of a national advertisement for 2,300 stores.

     During the second quarter of 1996, the Company received complaints of mold from Caketts being manufactured by The Keebler Company, Vitafort's primary co-packer at the time. The Company notified Keebler that it had received these complaints and engaged Keebler in discussions to correct the problem.

Keebler attempted to solve the mold problem by creating an inspection process that would identify the acceptable product for reshipment. The Company shipped this inspected product to its customers. Thereafter, however, the Company received reports that this inspected product also turned moldy. Vitafort continued to engage Keebler in discussions regarding this problem, but in August, Keebler abruptly terminated the manufacturing agreement. This interrupted the supply of Caketts to customers resulting in delayed shipments and lost sales.


     The Company anticipated strong orders toward the year-end of 1996 as supermarkets across the country prepared for January and February healthy diet promotions and advertisements. During the third quarter, the Company shipped orders of Caketts and Fudgets produced by its new co-packer. In the fourth quarter, however, complaints from retailers about mold on product produced by Keebler (Caketts) and quality problems associated with product produced by Michel's (Fudgets) continued. By December the Company learned that the damage to the consumer acceptance of these brands caused by the previously shipped defective product was greater than previously realized. This quality problem created hundreds of consumer complaints that led to both loss of distributor goodwill and a significant loss of shelf space in the supermarkets. In addition, product had to be withdrawn from the marketplace. As a result, fourth quarter sales were significantly adversely affected and costs relating to this problem were much greater than previously anticipated.


     A new co-packer manufactures both Caketts and Fudgets for the Company with acceptable quality control. The Company continues to ship Fudgets, but has substantially curtailed shipments of Caketts due to damage done to the brand. The Company is formulating a revised marketing plan for Fudgets.


     The Company attributes its poor 1996 and 1997 results primarily to the quality control problems of its prior co-packers, particularly from the damage caused by The Keebler Company. The Company believes that its current co-packers have solved this problem and that the products currently being shipped will have minimal quality control problems, although no assurances can be made as to the
level of quality control acceptability.   In light of the fact that the Company
must overcome the damage to its Caketts and Fudgets brands caused by the 1996 quality control problems, there can be no assurance as to the level of success the Company will achieve with its marketing plan in 1997 and beyond. In addition, the Company will require additional capital to carry out the marketing and sales programs scheduled for 1998 due to the current lack of operating profits. Should the Company begin to generate operating profits, the future capital requirements will be reduced, but there can be no assurance that the Company will be able to do so.


     The Company's fat free and low fat snack items are based upon the Company's proprietary formulas and procedures and are developed in conjunction with its co-packers. The Company seeks to protect its proprietary information through confidentiality agreements with employees, suppliers and manufacturers. These products are made from generally available ingredients, which are then converted into the Company's products.


     The Company introduced a new brand called Hollywood Partners in late 1997. The purpose was to use motion picture studios for packaging differentiation of the Company's products.


     Although management believes that the Company's products are unique and are superior in taste to competitively available products, the food industry is characterized by the continual development of new products employing various new technologies and processes. Additionally, the Company must overcome the negative goodwill associated with the defective products produced by its former co-packers. Accordingly, no assurance can be given that new products will not be developed and marketed, which are superior to the Company's products in taste, texture and feel and or that the Company's products will achieve or maintain reasonable levels of market acceptance.

ACQUISITION OF AUBURN FARMS, INC. BRANDS


     On May 2, 1996, pursuant to the terms of a letter agreement, dated May 1, 1996, and the attachments thereto (the "Foreclosure Purchase Agreement" or "FPA"), the Company acquired the trademarks "Auburn Farms" and "Natures Warehouse" and certain related trademarks, trade dress, and related intangibles in a foreclosure sale from secured lenders to Auburn Farms, Inc., dba. Natures Warehouse ("AFI"). The purchase price under the FPA consisted of a cash payment of $75,000 and deferred payments based upon gross sales, as defined in the FPA, of products sold by the Company which bear the acquired trademarks. The deferred payment for AFI's existing products, as defined in the FPA, equals three and one half (3 1/2%) per cent of gross sales for a period of thirty months commencing May 1, 1996; three (3%) per cent of gross sales for the next ensuing period of thirty months; two and one half (2 1/2%) per cent of gross sales for the next ensuing period of thirty months; and two (2%) per cent of gross sales for the next ensuing period of thirty months. For newly created products, as defined in the FPA, which utilize the acquired trademarks, the Company is required to pay a deferred purchase price equal to one and one half (1 1/2%) per cent of gross sales for a period of 120 months commencing May 1, 1996. $72,000 of inventory was purchased under such option in 1996. The FPA agreement also provides that the Company has the option to purchase certain inventories of packaging materials from AFI. During 1996, sales of products bearing the acquired trademarks were $1,337,475; and, the total deferred payments under the FPA were $45,612. During the final three quarters of 1997, $17,775 of deferred payments were made under the FPA.


     The Company is using co-packers to produce products bearing the acquired trademarks.


CREDIT FACILITY


     In August 1996, the Company entered into a revolving credit facility with Coast Business Credit, that provides a credit line of up to $4,000,000 subject to certain covenants. Advances made to the Company under the facility are based on a certain percentage of eligible accounts receivable, as defined, and a certain percentage of eligible inventory, as defined, located in Ontario, California. The amount of inventory advances under the facility cannot exceed $500,000. The initial term of the facility ends August 1997, with automatic renews thereafter. Advances under the facility bear an interest rate at the Bank of America NT plus 3%, and are secured by a first priority lien on all of the Company's assets. Minimum interest charges after the first three months of the term are $10,000 per month for the next three months, and $15,000 per month thereafter. The Company paid $40,000 to the institution upon execution of the agreement, and $40,000 to a facilitator in connection with the placement of the loan.


     The Company is using the proceeds of advances under the facility to meet its current working capital requirements. The amount due, under this credit facility, was $440,022 on December 31, 1996, and $13,339 on September 30, 1997. The reduction results from the Company's decision not to borrow all funds available.


     As of December 31, 1996 and subsequently, the Company was in violation of certain covenants in that it had not maintained minimum tangible net worth of at least $1,500,000 and minimum working capital of $1,000,000. If the Lender had exercised its rights under the Agreement, it could have requested customer payments be made directly to it, sold the finished goods inventory at auction, and seized and sold the fixed assets of the Company until the obligation had been satisfied. The Company classified the entire loan as a current liability. On September 30, 1997, due to receipt of the award from the Keebler arbitration, the Company was no longer in violation of the loan covenants. See "Liquidity and Capital Resources" under "Management's Discussion and Analysis or Plan of Operation". No assurance is given that the Company will not be in violation of any covenants in the future.

PRODUCT MANUFACTURING


     The Company manufacturers its products by entering into agreements with established food manufacturers ("co-packers"), who have the facilities, staff, quality assurance and process control programs for the production of their own products as well as the Company's products ("co-packer agreements"). Co-packer relations are intended to enable the Company to secure the expertise of qualified food manufacturers with respect to the development, manufacture and packaging of the product; and, to achieve economies of scale in production and staffing requirements, while providing production flexibility to meet changes in product mix demand by customers that the Company could not achieve on its own. Additionally, the Company benefits from, and relies upon, the production experience and expertise of these companies while avoiding the capital outlays, staffing requirements, quality control, legal process requirements and other manufacturing costs and delays that the Company would encounter were it to attempt to manufacture its products utilizing its own facility. However, there can be no assurance that co-packers will meet their obligations.


     Management believes that the most recent switch in co-packer arrangements has improved product quality and availability, while improving the Company's gross profit margin. Management believes that the current co-packers have sufficient capacity to meet the Company's requirements.


     Since December 1992, the Company has used another co-packer, located on Long Island, New York, as the primary supplier of Trim Slice and Vegicatessen brand products. This co-packer operates under strict kosher guidelines. Management believes that this co-packer has the capacity to produce sufficient quantities of the Company's products to supply projected needs at least through the end of 1997.


     The Company is in the process of negotiating co-packing agreements with other established firms to act as co-packers for various other products. Management believes that, if the research and development of the products is completed and the Company's capital resources allow, it will be able to select co-packers and enter agreements on terms acceptable to the Company.

DISTRIBUTION

     Vitafort utilizes distributors and brokers to market its brands of fat free and low fat snacks. These distributors ship to grocery chains in the United States. Wholesale club stores, drug store chains and mass merchandisers are distributed, by the Company, directly into their warehouses. Management believes that, with sufficient funding, distribution can expand throughout the marketplace with additional products and distributors. During 1996, K-Mart comprised 11% of the Company's net revenues and, during 1995, Price Club comprised 25% of the Company's net revenues.

MARKETING


     Vitafort developed a phased strategic marketing plan in the latter part of 1995, which continued into 1996, involving the development and expansion of the Fudgets Fat Free Brownies and Juliette's Low Fat Chocolate Creams brands while staging the rebuilding of the more mature Auburn Farms and Natures Warehouse brands. The mold problem associated with the co-packers of Caketts and Fudgets during 1996 has had a serious impact on the distribution channels of the products. In addition, the liquidity problems caused by the same production issues, has severely hampered the Company's ability to increase the distribution of its products through the increase in product introduction costs. The Company has arrangements with distributors, which are the primary customers of the Company, which are not contractual in nature other than under normal terms of sales.

     In connection with Auburn Farms and Natures Warehouse the Company has changed packaging and formulations in an effort to appeal to a broader customer base. The first new product was Toast 'N Jammers, a toaster pastry line. Combined with icing and a product presentation that is closer to mainstream products, Vitafort is attempting to establish Toast 'N Jammers as the standard for the toaster pastry segment. The Company is preparing similar new products for the other Auburn Farms brands. The severity of financial losses suffered as a result of the product quality problem could hamper the Company's ability to market Auburn Farms and Natures Warehouse products, as well as to execute other projects.

CRYSTAL GEYSER


     The Company developed a vitamin pre-mix, which was licensed to the Crystal Geyser Water Company. The pre-mix was added to a fruit juice - sparkling mineral water product distributed as "juice squeeze". Under the agreement, Crystal Geyser is obligated to purchase the necessary pre-mix from the Company. There are no minimum purchase or royalty requirements under the agreement. The licensing agreement expired in January, 1995, subject to the licensee's right to renew for an additional 20 years. The licensee did not renew and the Company does not anticipate any further revenues from the licensee. During 1995, the Company realized revenues from the sale of pre-mix totaling $2,300. There were no revenues from this source in 1996 or anticipated in 1997.

FOREIGN LICENSE - MEXICO, CENTRAL & SOUTH AMERICA, AND THE CARIBBEAN


     The Company has granted an exclusive license to its products and program for Mexico, Central and South America and the Caribbean to Vitafort Latin America, Inc. ("VLA"). VLA, a Puerto Rico corporation, became a successor to VLA, a Delaware corporation. VLA is owned equally by the Company and Puerto Rico Supplies Co., Inc., a corporation owned by members of the Pasarell family. Stanley J. Pasarell is a former director of the Company. This license is royalty free and the Company will derive revenue and profit, if any, from its 50% interest in the licensee. No efforts were made in VLA during 1996 or, to date, in 1997.

INTELLECTUAL PROPERTY RIGHT PROTECTION AND TRADEMARKS


     The Company believes that its trademarks do afford it some degree of protection from competition and do allow it to differentiate its products from those of its competitors through brand loyalty and identity. There are however, no assurances that such trademarks may offer significant protection from competitors or that the Company would be successful should litigation to protect such trademarks become necessary. The Company is seeking to determine whether its various formulas and procedures are patentable in the United States, and relies upon non-disclosure, secrecy agreements and its common law rights in order to protect its proprietary formulae, procedures, and other information.
No assurance can be given that such steps will adequately protect the Company against competing products or that the Company will be able to adequately enforce its rights against third parties who may be utilizing the Company's proprietary formulae, procedures and other information. If the Company is advised by counsel that any of its formulae, processes, procedures or other techniques are patentable, then it may seek appropriate patent protection.


     The Company has developed several proprietary formulations for its products. While these formulations may or may not be protected under the U.S. Patent laws, they may have value inasmuch as they provide Vitafort with its unique competitive edge. The Company has established brands within certain market niches of major product categories. The consumer acceptance of the nutritional and flavor profiles of the products, have been heavily influenced by the proprietary formulations and processes.

     The Company's trademarks and their marketing status are detailed below:

TRADEMARK                 MARKETING ACTIVITY
VITAFORT                  This is an actively marketed mark and used on all company material, however, quality problems encountered in 1996 have impaired the value of this mark.
CAKETTS                   This product once occupied significant shelf space in supermarkets throughout the country and continues to maintain a minor presence.  Quality problems associated with this product, however, appear to have substantially diminished the value of this mark.
FUDGETS                   This may be one of the key food products with distribution in a number of supermarkets throughout the U.S.  Quality problems encountered in 1996 may have severely limited the realization of this mark.

AUBURN FARMS              Recently acquired trade name with existing presence in the specialty grocery classes of trade.
NATURES WAREHOUSE         Trade name acquired in May, 1996 with existing presence in the health food class of trade.
TOAST 'N JAMMERS          A repositioned brand name with  specialty grocery presence.  With the repositioned product, this brand has experienced expansion versus a year ago.
JAMMERS                   One of the all natural fat free cookie brands in both the health food and specialty food classes of trade.  This product line is slated for a repositioning which should further enhance its value to the company.
7-GRAINERS                A snack cracker brand within the health food class of trade. This brand also holds a shelf position within the specialty grocery class of trade.
AVENUE OF THE STARS       A new mark used for products which shall be part of motion picture licensing agreements.

GOVERNMENTAL REGULATION

     In general, production, packaging, processing and labeling of food and beverage products are subject to various federal and state regulations. The Company relies upon the experience and expertise of its co-packers to assure compliance with applicable federal and state regulations. The Company believes that it is in compliance with all applicable governmental regulations.


RESEARCH AND DEVELOPMENT

     The Company has modified its research and development strategies from prior years. In the past, the Company retained highly trained technical support professionals to independently develop formulations and work with contract manufacturers to bring the products to market readiness. The strategy moving forward in 1997 and beyond is to work with existing manufacturers from the outset and utilize their internal research and technical staff to develop new products. By working in this manner, the Company intends to reduce its research and development costs and to create a joint interest in "ownership" of a successful, high quality product. This strategy inherently builds a strong total quality end result.


     The Company spent $737,044 and $378,602 on research and development in 1996 and 1995, respectively. The Company spent $179,268 on research and development during the first nine months of 1997. The Company intends to create new products using the above strategy and to launch products in the marketplace in 1997 and 1998. The current financial condition of the Company, however, may preclude it from successfully accomplishing its goal.

COMPETITION

     The Company is engaged in the highly competitive healthy food marketplace. There are numerous companies with financial and business resources far greater than Vitafort's, currently marketing healthy and fat free foods. The Company seeks to compete based on the unique taste, texture and quality of its products and by obtaining recognition for its brands.

     The Vitafort brands compete within different categories and with different products depending upon the class of trade and placement within retail outlets. The chart below details the Company's product lines and identifies the competitors with the classes of trade.

---------------------------------------------------------------------------------------------------------------
VITAFORT BRAND                CLASS OF TRADE          PRINCIPAL COMPETITION               MARKET NICHE
---------------------------------------------------------------------------------------------------------------
Caketts                   Main grocery cookie       Snackwell's snack cakes      Caketts line may be the only
                          section and food                                       shelf stable snack cake line
                          sections of discount                                   offered in the cookie section
                          drug                                                   however the co-packer mold
                                                                                 problem has severely
                                                                                 curtailed its past
                                                                                 competitive advantage.
---------------------------------------------------------------------------------------------------------------
Juliette's Low Fat        Main grocery sections,    There is no known direct     Appeal to those consumers who
Chocolate Creams          natural food stores       competition for boxed low    are not willing to sacrifice
                          and discount drug         fat chocolate cream          the taste of real chocolates,
                          stores within the U.S.    candies.                     but demand a nutritional
                                                                                 profile that provides lower
                                                                                 fat than traditional
                                                                                 chocolates.
---------------------------------------------------------------------------------------------------------------
Fudgets                   Main grocery cookie       1. Snackwell's Brownies      Fudgets may be the only fat
                          section                   2. Pepperidge Farms          free frosted brownie line
                                                    Brownies                     offered in the cookie
                                                    3. Greenfield's Brownies     section, however the 1996
                                                    4. Frookies Brownies         production problems has
                                                                                 limited its advantage.
---------------------------------------------------------------------------------------------------------------
Toast 'N Jammers Low      Specialty Food            Health Valley Healthy        Toast 'N Jammers may have a
Fat Toaster Pastries      sections of               Tarts, and Natures'          competitive edge.
                          supermarkets and          Choice Toaster Pastries
                          specialty stores.
---------------------------------------------------------------------------------------------------------------
Jammers Fat Free          Health food stores and    Health Valley Cookies,       The company is repositioning
Cookies and Brownies      health food sections      Westbrae Cookies, Heaven     the brand to strengthen its
                          of supermarkets           Scent Cookies, Barbara's     future franchise.
                                                    Cookies, Pamela's
                                                    Cookies, Frookies Cookies
                                                    & Brownies, Greenfield's
                                                    Brownies
---------------------------------------------------------------------------------------------------------------
7-Grainers Fat Free       Health food stores and    Health Valley Crackers,      Vitafort plans to reposition
Crackers                  health food sections      Hain Crackers, Barbara's     the brand with unique new
                          within supermarkets       Crackers.                    product entries.
---------------------------------------------------------------------------------------------------------------

ENVIRONMENTAL REGULATION AND SEASONALITY

     Management believes that the costs associated with compliance with environmental regulations do not impose a significant burden upon the Company's operations. Management does not believe that the Company's business is seasonal to any significant extent.

EMPLOYEES


     As of December 19, 1997, the Company had 10 employees of whom 3 were executive officers, 3 were engaged in sales and marketing, and 4 were clerical and administrative.

PROPERTIES


     The Company's principal executive office consists of 3,921 rentable square feet located at 1800 Avenue of the Stars, Los Angeles, California, which is leased pursuant to a three-year lease which expired August 31, 1997. The base rent under said lease was $69,000 for the first year of the term; $72,000 for the second year of the term; and, $75,000 for the third year of the term. The Company is now leasing the same space on a month-to-month basis at a rate of $6,250.00 per month.

LEGAL PROCEEDINGS







     In December 1994, Lloyd Gaunt, who invested an aggregate of $75,000 in certain of the Company's private placements, initiated an action in Superior Court, Orange County, California against his stockbroker, two national brokerage firms, several companies in which he had invested; and, certain of those company's officers. Included among the defendants were the Company and its then Chief Executive Officer. The complaint seeks damages in an unspecified amount in excess of $500,000 and punitive damages in an unspecified amount in excess of $5,000,000. The Court has dismissed the class action claims as to the Company and granted a motion that the claims against the brokerage firms and associated persons must be submitted to arbitration. The Plaintiff has appealed that ruling. The Company denies any liability to the plaintiff and intends to vigorously defend this action. The Company notes that the plaintiff sold a portion of the securities he purchased from the Company, realizing a profit; that the balance of the securities became salable under Rule 144; and that, if sold, the Plaintiff could recoup his entire investment and realize a profit on his $75,000 investment.




     In connection with the acquisition of assets of Auburn Farms, Inc., (AFI) under the FPA, the Company acquired certain rights of AFI against its co-packer and against Barbara's Bakery. The Company is pursuing these rights, and in May 1996, initiated an action alleging Lanham Act violations, misappropriation of trade secrets, unfair competition and related claims. The defendants have filed counterclaims against the Company and Auburn Farms alleging various tort and contract claims. The litigation is in the early stages and the Company intends to vigorously pursue the same.





     On October 9, 1996, a complaint was filed in Superior Court, the County of Los Angeles, in an action entitled "Eloy Louis Ellis vs. Vitafort, Inc., a Delaware Corporation; Mark Beychok and Does 1-50 inclusive." The complaint alleges Breach of Oral Contract, Breach of Written Contract, and other similar claims arising out of the consulting relationship that previously existed between the Company and Mr. Ellis. The Complaint seeks damages in an unspecified amount. The court has sustained, without leave to amend, a demurrer to the claims against Mark Beychok and sustained the demur, with leave to amend, against the Company. Mr. Ellis recently filed an amended complaint against the Company. The Company is in the process of document discovery and is defending the action vigorously.


                           MANAGEMENT OF THE COMPANY

          The directors and executive officers of the Company are as follows:

                   Name             Age                Positions Held
          -----------------------   ---   ----------------------------------------
          Mark Beychok               40   President, CEO and a Director
          Donald Wohl                61   Director
          Paul Hermis                30   Director
          Benjamin Tabatchnick       44   Director
          John Coppolino             37   Executive Vice President
          Jack Spencer               52   Chief Operating Officer, Chief Financial
                                          Officer

     Mark Beychok was elected President and a Director of the Company in September of 1993, and has been Chief Executive Officer since February 1995. Mr. Beychok is a private investor with fifteen years experience in the food industry as an owner and operator of various food manufacturing marketing and distribution companies.

     Donald Wohl was elected a Director of the Company in November of 1993. Mr. Wohl is a private investor and financial consultant who has been advising small growth companies for over 30 years. Mr. Wohl is also on the board of Koo Koo Roo, Inc., a NASDAQ listed company which operates a chain of restaurants.

     Paul S. Hermis was elected a Director of the Company in February 1997. Mr. Hermis is a co-creator, owner and founder of The Personal Edge, Body Friendly Program and has over ten years experience in the wellness and nutritional management industry. Mr. Hermis received a doctorate in education and institutional management from Pepperdine University.

     Benjamin Tabatchnick was elected a Director of the Company in February 1997. Since January 1990, Mr. Tabatchnick has owned and operated Tabatchnick's Fine Foods (and predecessors), a privately held concern, which manufactures and distributes its own trademarked line of frozen soups, and manufactures frozen and refrigerated foods for others on a contract basis.

     John Coppolino became Executive Vice President during September 1997. Mr. Coppolino has over ten years experience in the food industry, including experience as a food broker and in product manufacture. Mr. Coppolino graduated from the Pennsylvania State University School of Business in 1983 with a degree in Business Logistics.

     Jack Spencer became Chief Financial Officer and Chief Operating Officer in June 1997. Mr. Spencer has owned and operated Sunrise Consulting, Ltd., a private concern specializing in restructuring, reorganizing, and rehabilitating companies. Mr. Spencer has a BA in Economics from DePauw University (Indiana) and an MBA from Washington University (Missouri).


COMPENSATION

     Mr. Westlund, a former officer and director of the Company, signed an employment agreement with the Company on December 1, 1993. The terms of that employment agreement are described below. Such employment agreement was terminated upon Mr. Westlund's resignation as an officer of the Company in March 1995. Mr. Westlund and the Company entered into a consulting agreement, dated as of March 1, 1995, where under Mr. Westlund was engaged as a consultant to the Company through November 30, 1995, with monthly fees of $12,500; and, provided for offsets against such consulting fees equal to Mr. Westlund's outstanding obligations to the Company. Among other things, the consulting agreement provided that, if the new Chief Executive Officer of the Company deferred a portion of his compensation under his employment agreement, then Mr. Westlund would also defer the same portion of his consulting fees under the agreement.
On November 30, 1995, the Company and Mr. Westlund executed a letter agreement settling their respective obligations under Mr. Westlund's consulting agreement, modifying Mr. Westlund's remaining stock options to delete certain anti-dilution provisions and releasing each other from all prior obligations. The Company has fulfilled all of its obligations to Mr. Westlund under such letter agreement.

     Mr. Benz, a former officer and director of the Company, signed an employment agreement with the Company on December 1, 1993. The terms of that employment agreement are described below. Effective April 1, 1994, Mr. Benz resigned as an officer and a director of the Company and during 1994 the Company and Mr. Benz executed a Separation and Release Agreement, dated as of December 1, 1994 (the "Separation Agreement"). The Separation Agreement provided that the remaining 80,000 options at $5.00 (as adjusted for the reverse stock split effected in 1996) granted to Mr. Benz under his employment agreement would immediately vest and the exercise price of 25,000 of such options would be reduced from $5.00 to $2.00 (as adjusted for the reverse stock split effected in 1996). The revision to the exercise price was reflected as expense in the Company's financial statements for the year ended December 31, 1994. In addition, the 25,000 options granted to Mr. Benz in September 1993, were amended to provide that the inherent value of the option, based on the then market price of the common stock, could be utilized to exercise such options. Mr. Benz was to receive a lump sum of $15,000 in settlement of his employment agreement and was retained as a consultant at the rate of $3,500 per month for a period of seven months. During 1995, the Company and Mr. Benz executed a letter agreement where under the moneys owed to the Company by Mr. Benz were offset against amounts owed to Mr. Benz under the consulting arrangement and the balance was applied to the exercise of certain options held by Mr. Benz.

     On December 1, 1993, the Company entered into a three-year employment agreement with each of Steven Westlund, Peter Benz and Mark Beychok. The aggregate total of these agreements provides for an annual base salary of $150,000 in the case of each of Mr. Westlund and Mr. Beychok; and, $120,000 in the case of Mr. Benz plus a bonus in an amount equal to 25% of the Company's pre-tax profits, but not more than 20% of the base salary. The agreements provide that they shall automatically renew for successive three year terms unless terminated by either party six months prior to the expiration of their term. Except for cause, as defined in the agreements, the Company may not terminate the agreements during the first eighteen months of their initial term and, upon any termination after the initial eighteen months, must pay the employee six months salary. Each agreement provided for the grant to the employee of an option to purchase 100,000 shares of common stock at $5.00 per share (as adjusted for the reverse stock split effected in 1996). The option was vested as to 50,000 shares upon grant and vested as to an additional 25,000 shares on December 31, 1994, and as to the final 25,000 shares on June 30, 1995, conditioned only on continued employment by the Company. Each agreement provides that the Company will obtain $1,000,000 of life insurance on the employee, the proceeds of which will be split equally between the employee's beneficiary and the Company.


     In December, 1995, in recognition of Mr. Beychok's deferral of his compensation during 1995, and his assuming additional responsibilities within the company, Mr. Beychok's employment agreement was amended to grant him an additional 62,500 five-year options with an exercise price of $3.00 (as adjusted for the reverse stock split effected in 1996), a price equal to the offering price in the Company's then on-going private placement. In November, 1995, certain employees and consultants to the Company, including Mr. Beychok, agreed to convert their accrued salary, accrued consulting fees and accrued expense reimbursements to stock and options on the same terms as the Company's on-going equity bridge financing. The Company's Board of Directors approved this transaction in December 1995. In such connection, Mr. Beychok converted $45,821 of accrued salary into 19,092 shares; 9,547 options with an exercise price of $4.50; and, 9,547 options with an exercise price of $6.00. In September 1997, Mr. Beychok entered into a new employment agreement ("Agreement") with the Company for three years. Under the Agreement, Mr. Beychok receives an annual base salary of $150,000 and was granted options for 450,000 shares of stock at an exercise price of $1.062 per share. Such options vest 75,000 each on September 3, 1997, March 3, 1998, September 3, 1998, March 3, 1999, September 3, 1999, and March 3, 2000. In May 1997 the price of all options other than those related to the private placement were repriced to $0.91.


     In August 1996, the Company entered into an employment agreement with John Coppolino, which was dated January 1, 1996. Under his agreement, which is for a one year term, two one year renewal terms at the option of the Company, Mr. Coppolino received an initial salary of $102,000; and, is entitled to annual increases of 5-6% based on increases in the cost of living. Mr. Coppolino's employment agreement provided for the grant of 225,000 options, expiring December 31, 2000 for the purchase of common stock at $3.00 (as adjusted for the reverse stock split effected in October 1996). Of these options: (i) 56,250 have vested (ii) 56,250 have lapsed and (iii) 56,250 will vest on each of January 1, 1998 and January 1, 1999, subject to the Company meeting certain performance criteria. In September 1997 the Board of Directors reduced the option price of all unlapsed options to $1.062 and removed the vesting requirement. In September 1997, Mr. Coppolino entered into a new employment agreement ("Agreement") with the Company for two years. Under the Agreement, Mr. Coppolino receives an annual base salary of $120,000, and was granted options for 300,000 shares of stock at an exercise price of $1.062 per share. Such options vest 75,000 each on September 3, 1997, March 3, 1998, September 3, 1998, and March 3, 1999.

     In June 1997, the Company entered into a two year employment agreement with Jack B. Spencer under which Mr. Spencer will serve the Company as its Chief Operating Officer and Chief Financial Officer. The agreement provides for compensation to Mr. Spencer in the amount of $125,000 per annum and the grant of an aggregate of 300,000 five year incentive stock options with an exercise price of $ 0.91 per share (such being the market price of the common stock on the date the agreement was executed). The options vest as to 109,890 shares on September 15, 1997 as to 109,890 shares on June 16, 1998, as to 80,220 shares on June 16, 1999. Mr. Spencer's employment agreement provides that if Mr. Spencer's employment by the Company is terminated without cause after September 15, 1997, then Mr. Spencer shall be entitled to six months severance pay. Mr. Spencer's employment agreement also provides that upon the occurrence of certain events constituting a change in control of the Company, as defined therein, followed by certain changes in Mr. Spencer's duties, Mr. Spencer shall be entitled to receive a severance equal to one and one half times his then current salary plus certain other benefits designed, in part, to offset any special taxes that might be imposed upon Mr. Spencer in connection with such payments.

     The following table sets forth certain information with respect to the compensation paid by the Company to Messrs. Beychok and Coppolino (the "named individuals") during 1996:

SUMMARY COMPENSATION TABLE

PRINCIPAL POSITION
& NAME                   YEAR      SALARY      OTHER          ALL OTHER COMP.

CEO
Mark Beychok             1996    $137,500    $12,500 (1)         $8,864 (2)

Vice President
John Coppolino           1996      72,000     14,500 (3)          9,000 (4)

(1) A portion of Mr. Beychok's salary was deferred in 1996 and was applied as an offset against a note receivable in 1997.
(2)  Comprised of $8,204 car allowance and $660 in medical insurance benefits
(3) Mr. Coppolino deferred a portion of his salary and exercised stock options in 1996.
(4)  Comprised of $9,000 car allowance.


STOCK OPTION PLAN

     The Company adopted its 1989 Stock Option Plan (the "1989 Plan") pursuant to which 12,500 shares of common stock (as adjusted for the reverse stock split effected in 1996) were reserved for issuance upon the exercise of options. Options granted under the 1989 Plan may, at the discretion of the Board, be incentive stock options ("ISO's") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended ("Code"), or non-incentive stock options. In June 1991, the Board of Directors approved an increase in the number of options available for grant under the 1989 Plan to 50,000 (as adjusted for the reverse stock split effected in 1996). No options are outstanding under this plan.

     In 1995, the Company adopted a the 1995 Stock Option Plan pursuant to which 2,000,000 shares of Common Stock (as adjusted for the reverse stock split effected in 1996) were reserved for issuance upon the exercise of options (the "1995 Plan"). The 1995 Plan is similar to the 1989 Plan in many respects and in the discussion below, each is referred to as a "Plan" and they are collectively referred to as the "Plans".

     Under the terms of the Plans, all directors, officers and key employees of, and consultants to, the Company and all its subsidiaries are eligible for option grants. The Board determines, at its discretion, which persons will receive option grants, the number of shares subject to each option, the exercise price, which may not be less than the par value of the shares subject to the option, except that in the case of ISO's, the exercise price must be at least one hundred percent (100%) of the fair market value of the optioned shares on the date of grant, or one hundred and ten percent (110%) of such fair market value if the optionee is the owner of more than ten percent (10%) of the total combined voting power of all classes of voting stock of the Company (a "10% Holder"), and the term (which may not be more than ten (10) years from the date of grant, or five (5) years in the case of an ISO granted to a 10% holder) thereof. The Plans permit options granted thereunder to be exercised by the tender of shares of common stock having a fair market value equal to the exercise price of such option.

     Options granted under the Plans may, at the discretion of the Board, be exercisable upon the tender of cash equal in amount to the aggregate par value of the shares covered by such options, together with a one-year note bearing interest at the "applicable federal rate" (as defined in the Code) and providing for a required prepayment upon any disposition of the acquired shares. Presently, the Board does not have a stock option committee.


     During 1995 Mr. Beychok was granted an aggregate of 687,500 options under the 1995 Plan with an exercise price of $3.00 (as adjusted for the reverse stock split effected in October 1996). The excessive price of these options was reduced to $0.91 in May, 1997 (the current price of these options).

     The following chart sets certain information with respect to option exercises during 1996 by the named individuals:

---------------------------------------------------------------------------------------------------------------
Name                        Shares              Value            Number of                 Value of Unexercised
                            Acquired on         Realized         Securities                In-the-Money
                            Exercise                             Underlying                Options/SAR's at
                                                                 Unexercised               FY-End
                                                                 Options/SAR's at          Exercisable/
                                                                 FY-End Exercisable/       Unexercisable
                                                                 Unexercisable
---------------------------------------------------------------------------------------------------------------
Mark Beychok                     -0-           $    -0-          430,969/699,719              $    -0-
---------------------------------------------------------------------------------------------------------------
John Coppolino                11,834           $    -0-           59,000/221,833              $    -0-
---------------------------------------------------------------------------------------------------------------

PRINCIPAL STOCKHOLDERS

     The following table sets forth the ownership of the common stock by each director and by entities or persons known to the Company to own beneficially in excess of 5% of such stock and by all officers and directors as a group, as of July 21, 1997. Except as otherwise indicated, all stockholders have sole voting and investment power with respect to the shares listed as beneficially owned by them, subject to the rights of spouses under applicable community property laws.

NAME AND ADDRESS                                NUMBER OF SHARES     PERCENTAGE OF
OF BENEFICIAL OWNER                              OF COMMON STOCK       BENEFICIAL
IDENTITY OF GROUP                              BENEFICIALLY OWNED      OWNERSHIP
-------------------                            -------------------   --------------
Mark Beychok (1)                                       857,353 (2)           12.0 %

Donald Wohl (1)                                        250,000 (3)            3.5 %

Paul S. Hermis (1)                                     100,000 (4)            1.4 %

Benjamin Tabatchnick (1)                               100,000 (4)            1.4 %

John Coppolino (1)                                     271,500 (5)            3.8 %

Jack Spencer (1)                                             0 (6)            0.0 %

ALL DIRECTORS AND OFFICERS AS A GROUP.
(5 persons) (2)(3)(4) and (5)                        1,578,853               22.1 %

(1) The address of these persons is 1800 Avenue of the Stars, Suite 480, Los Angeles, California 90067.


(2) Includes (i) 62,500 shares underlying a currently exercisable option with an exercise price of $0.91 per share, which expires on December 16, 2000; (ii) 15,000 shares underlying a currently exercisable option with an exercise price of $0.91 per share which expires on September 29, 1998; (iii) 100,000 shares underlying a currently exercisable option with an exercise price of $0.91 per share which expires on November 15, 1998; (iv) 150,000 shares underlying the currently exercisable portion of a stock option, expiring December 16, 2000, which has an exercise price of $0.91 per share; (v) 9,547 shares underlying a currently exercisable option with an exercise price of $4.50 per share which expires January 7, 1998; (vi) 9,547 shares underlying a currently exercisable option with an exercise price of $6.00 per share which expires July 7, 1998;
(vii) 3,703 shares underlying a currently exercisable option with an exercise price of $4.50 per share which expires January 7, 1998; (viii) 3,703 shares underlying a currently exercisable option with an exercise price of $6.00 per share which expires July 7, 1998; (ix) 268,750 shares underlying the currently exercisable portion of a stock option, expiring December 16, 2000, which has an exercise price of $0.91 per share; (x) 100,000 shares underlying a currently exercisable option with an exercise price of $0.91 which expires on June 16, 2002; (xi) 100,000 shares underlying a currently exercisable option with an exercise price of $.875 which expires on December 31, 2002; and (xii) 450,000 shares underlying a currently exercisable option with an exercise price of $1.062 which expires September 1, 2002.

(3) Includes (i) 150,000 shares underlying the currently exercisable portion a stock option, expiring December 16, 2000, which has an exercise price of $0.91 per share; and (ii) 100,000 shares underlying a presently exercisable option with an exercise price of $.0875 which expires on December 31, 2002. Does not include any shares owned by ATCOLP INVESTMENT PARTNERS, a California limited partnership in which Mr. Wohl is the general partner.

(4) Each of Messrs. Tabatchnick and Hermis holds a currently exercisable option for the purchase of 50,000 shares at $.875 and has entered into a consulting agreement which provides for the issuance of 50,000 shares, subject to forfeiture if certain performance standards relating to sales into certain markets are not met.


(5) Includes (i) 1,375 shares underlying a currently exercisable option with an exercise price of $4.50, which expires January 7, 1998; (ii) 1,375 shares underlying a currently exercisable option with an exercise price of $6.00, which expires July 7, 1998; (iii) 168,750 shares underlying a currently exercisable option with an exercise price of $0.91 per share, which expires on December 16, 2000; (iv) 100,000 shares underlying a currently exercisable option with an exercise price of $0.91 which expires on June 16, 2002; and (v) 350,000 shares underlying a currently exercisable option with an exercise price of $1.062 which expires on September 1, 2002.

(6) Does not include an option for the purchase of 300,000 shares at $0.91, which is not currently exercisable and expires on June 16, 2002.


CERTAIN TRANSACTIONS

     In September of 1993, Mr. Westlund, Mr. Beychok and Mr. Benz (who was then an officer and a director) each purchased 12,500 shares of the Company's common stock at $.10 per share ($2.00 per share after the 20 to 1 reverse stock split). Payment for such shares was made by each of Messrs. Westlund, Beychok and Benz delivering a promissory note in the amount of $24,975 and paying $25 in cash. The notes bore interest at 8% per annum and were callable at the option of the Company during the period August 15 to September 15 in each year. Such notes were offset against moneys due to Messrs. Benz and Westlund under their settlement agreements with the Company relating to their employment agreements. Mr. Beychok's note was offset against accrued salary at about the same time. See, "Management - Executive Compensation."

     The Company has employment agreements with Mark Beychok, Jack Spencer and John Coppolino, and had employment agreements, consulting agreements and settlement agreements with certain of its former officers. See "Management - Executive Compensation."


     In April, 1997, the Company agreed in principal with ATCOLP INVESTMENT PARTNERS, a California Limited Partnership (the "Lender), in which Donald Wohl, a Director of the Company, is the general partner, for a loan in the amount of $300,000 (the "Loan"), to fund the payment of legal fees in connection with the Company's arbitration against The Keebler Company. The loan was evidenced by a note which bears interest at the lesser of 15% per annum or the highest rate allowed by law with recourse solely to the net proceeds of the arbitration, if any. If the Company did not realize any net proceeds from the arbitration, the Loan would be canceled and the Lender would receive a warrant for the purchase of 400,000 shares of the Company's Common Stock at $.01 per share. If the Loan was repaid through the application of the net proceeds of the arbitration, the Lender would receive warrants for the purchase of 200,000 shares of Common Stock at $.01 per share and a percentage of net proceeds of the arbitration equal to 15% of the first $1,000,000 of net proceeds, but not less than $100,000; 20% of the net proceeds greater than $1,000,000 and less than $3,000,000; and, 25% of net proceeds above $3,000,000. The Loan was approved by the disinterested members of the Company's Board of Directors, and was on terms no less favorable to the Company than were available from non-affiliated lenders. Upon settlement of the Keebler litigation, this loan was repaid and an additional $1,236,883 was paid in accordance with the terms of this agreement.

DESCRIPTION OF SECURITIES

GENERAL

     The authorized capital stock of the Company currently consists of (i) 30,000,000 shares of Common Stock, par value $.0001 per share, of which 5,877,366 were issued and outstanding on June 2, 1997, and (ii) 500,000 shares of Preferred Stock, par value $.01 per share, of which on June 2, 1997 (a) 1,000 shares of Series B 10% Cumulative Convertible Preferred Stock were issued and outstanding; (b) 50 shares of Series C Convertible Preferred Stock were issued and outstanding; and (c) 500 shares of 1997 Series A Preferred Stock were issued and outstanding.

COMMON STOCK

     Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. Holders of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they chose to do so, and in such event, the holders of the remaining shares will not be able to elect any persons to the Board of Directors. The holders of Common Stock have no preemptive or other subscription or conversion rights with respect to any stock issued by the Company, The Common Stock is not subject to redemption, and the holders thereof are not liable for further calls or assessments. Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and to share pro-rata in any distributions to the holders of Common Stock.

PREFERRED STOCK

     The Preferred Stock is issuable with such rights, preferences, privileges and such number of shares constituting each series to be fixed by the Board of Directors without further action by the holders of Common Stock or Preferred Stock. The Board of Directors could, without stockholder approval, issue Preferred Stock with voting and conversion rights, which could dilute the voting power of the holders of the Common Stock. The issuance of shares of Preferred Stock by the Board of Directors could be utilized, under certain circumstances, as a method of preventing a takeover of the Company. As of the date of this Memorandum, the Board of Directors as not authorized any series of Preferred Stock except as set forth below. Except for the shares of Preferred Stock to be issued in this offering, there are no agreements or understanding for the issuance of any shares of Preferred Stock.

SERIES B 10% CUMULATIVE CONVERTIBLE PREFERRED STOCK ("SERIES B PREFERRED")

     The Company is authorized to issue 110,000 shares of Series B Preferred, 1,000 of which are issued and outstanding. The holders of each share of Series B Preferred are entitled to receive annual cash dividends of $5.00 per share on the first day of December in each year and to receive a preference on liquidation of the Company of $50.00 per share plus accrued dividends. The aggregate dividend preference of the 1,000 shares if Series B Preferred is $5,000 per annum and the liquidation preference thereof is $50,000 plus accrued dividends. Each share of the Series B Preferred is convertible into Common Stock on a 1.667 for one basis (an effective conversion price of $30.00 based on the $50.00 sale price of such shares). The Company has the right to redeem the Series B Preferred at the price of $50.00 per share plus any accrued dividends payable in cash and, in the event the "market price" of the Common Stock, as defined in the Certificate of Designation of the Series B Preferred, exceeds $60.00. In the event that the Company fails to declare the annual dividends on the Series B Preferred, then the holders of the Series B Preferred shall have the right, voting as a class, to elect two members to the Company's board of directors. While the holders of the Series B may presently have such right, they have not sought to exercise the same. Other than in such event, except where required by Delaware Law, the holders of Series B Preferred do not have any voting rights. The Company does not intend to issue any additional shares of Series B Preferred Stock, has had discussions with the holders with respect to their conversion of the same, and, if the remaining shares of Series B Preferred stock were converted, the Company would eliminate the Series B Preferred Stock.

SERIES C CONVERTIBLE PREFERRED STOCK ("SERIES C PREFERRED")

     The Company is authorized to issue 450 shares of Series C Preferred of which 50 shares are issued and outstanding. The holders of Series C Preferred do not have any rights to dividends, but are entitled to a preference of $1,000.00 per share upon the liquidation of the Company before any payments are made to holders of junior stock. Each share of Series C Preferred is convertible into one hundred shares of Common Stock subject to adjustment in accordance with the anti-dilution provisions of the Series C Preferred. At the time of the issue of the Series C Preferred, the holders thereof were also entitled to receive a warrant for the purchase of 100 shares of Common Stock on conversion. However, the warrant to be issued to holders of Series C Preferred has expired. The outstanding shares of Series C Preferred were held by an Italian bank which ceased operations. The Company does not know the identity of the holder of the Series C Preferred Stock. If the remaining shares of Series C Preferred Stock were converted, the Company would eliminate the Series C Preferred Stock.

1997 SERIES A CONVERTIBLE PREFERRED STOCK ("1997 SERIES A PREFERRED")

     The Company is authorized to issue 750 shares of 1997 Series A Preferred, all of which are issued and outstanding. The holders 1997 Series A Preferred are entitled to annual dividends at the rate of $60.00 per annum payable on January 2 of each year to holders of record on December 31 in cash or in Common Stock at the then market price (as defined in the designation for the 1997 Series A Preferred). Each share of the 1997 Series A Preferred Stock has a liquidation preference equal to $1,000 plus accrued dividends and is convertible into common stock in an amount equal to the greater of (i) 800 shares or (ii) $1,000 divided by 70% of the current market price (as defined in the designation for the 1997 Series A Preferred Stock) at the time of conversion. For example, if the market price of the Common Stock were $1.125 on the date of conversion, each share of 1997 Series A Preferred Stock would be convertible into 1,270 shares of Common Stock. The Company has the right to convert the outstanding shares of 1997 Series A Preferred Stock into Common Stock at any time that the average market price of the Common Stock exceeds 200% of the average market price of the Series A Preferred Stock on its issue date for a five day period. Upon conversion by the Company, the holders of the 1997 Series A Preferred Stock shall receive two year options equal in number to 15% of the number of shares of Common Stock issued to them upon such conversion with an exercise price equal to 130% of the market price at the time of the conversion. Such resale of the shares of Common Stock issuable upon exercise of such options are also included in the Registration Statement of which this prospectus forms a part.

REDEEMABLE WARRANTS

     The Company issued Redeemable Common Stock Purchase Warrants in its initial public offering which, as extended, will expire on October 31, 1998. There are 1,680,000 Redeemable Common Stock Purchase Warrants outstanding which each entitle the holder thereof to purchase one twentieth of a share of Common Stock at an exercise price of $2.375. No Redeemable Common Stock Purchase Warrants have been exercised and the Company does not anticipate any such exercises prior to the expiration of the Redeemable Common Stock Purchase Warrants unless the terms thereof are changed by the Company.

TRANSFER AGENT AND WARRANT AGENT

     Continental Stock Transfer & Trust Company, Two Broadway, New York, NY 10004 is Transfer agent for the Common Stock and Warrant Agent and Transfer Agent for the Redeemable Common Stock Purchase Warrants.


LEGAL OPINION

     The validity of the Common Stock offered hereby is being passed upon for the Company by Frank J. Hariton, Esq., New York, New York. Frank J. Hariton, Esq. owns: (i) 7,977 shares of Common Stock; (ii) 800 of the Company's Redeemable Common Stock Purchase Warrants; (iii) 3,333 options with an exercise price of $4.50; and (iv) 3,333 options with an exercise price of $6.00.


EXPERTS

     The consolidated financial statements of Vitafort International Corporation for the year ended December 31, 1996, included in this Registration Statement on Form SB-2 have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report, which contains an explanatory paragraph regarding the Company's ability to continue as a going concern, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Vitafort International Corporation for the year ended December 31, 1995, included in this Registration Statement on Form SB-2 have been audited by KPMG Peat Marwick, LLP, independent auditors, to the extent and for the period set forth in their report and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


CHANGE OF ACCOUNTANTS

     On February 5, 1997, the Registrant dismissed the firm of KPMG Peat Marwick, LLP ("KPMG") as the Registrant's independent auditor, effective immediately. The Registrant then selected BDO Seidman, LLP ("BDO") to act as the Company's independent auditor for the fiscal year ending December 31, 1996. The foregoing actions of the Registrant were ratified by its Board of Directors.


     The report of KPMG on the Company's financial statements for the year ended December 31, 1995, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two years ended December 31, 1995, and during the subsequent period from January 1, 1996 through February 5, 1997, there were no "Disagreements" (as such term is defined under the Federal Securities laws) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which Disagreements, if not resolved to the satisfaction of KPMG, would have caused that firm to make a reference to the subject matter of the Disagreements in connection with their report.

     During the two years ended December 31, 1995, and during the period from January 1, 1996 through February 5, 1997, the Registrant was not (i) advised by KPMG that the Registrant did not have internal controls necessary to develop reliable financial statements; (ii) advised by KPMG that it was no longer able to rely on management's representations or that it was unwilling to be associated with financial statements prepared by management; (iii) advised by KPMG of a need to expand the scope of its audit; or (iv) advised by KPMG that information had come to its attention that materially impacted the fairness or the reliability of any audit report or financial statement issued or to be issued, or caused them to be unwilling to rely on management's representations or be associated with the Registrant's financial statements (collectively "Reportable Events").

     During the year ended December 31, 1995, and the period from January 1, 1996 to January 31, 1997, neither the Registrant, nor anyone on its behalf, consulted BDO on (i) the application of accounting principals to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Registrant's financial statements; or (iii) any matter that was either the subject of a Disagreement or a Reportable Event.


STATEMENT OF INDEMNIFICATION

     The Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Act (the "Delaware Act") which eliminates or limits the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the Delaware Act, the Company may indemnify each of its directors and officers against his expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by the Board of Directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Certified Public Accountants-BDO Seidman, LLP     F-2


Independent Auditors' Report-KPMG Peat Marwick LLP                      F-3


Consolidated Balance Sheet - December 31, 1996                          F-4


Consolidated Statements of Operations -
     Years Ended December 31, 1996 and 1995                             F-6


Consolidated Statements of Stockholders' Equity (Deficit) -
     Years Ended December 31, 1996 and 1995                             F-7


Consolidated Statements of Cash Flows -
     Years Ended December 31, 1996 and 1995                             F-8


Summary of Accounting Policies                                          F-10


Notes to Consolidated Financial Statements                              F-13

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
VITAFORT INTERNATIONAL CORPORATION
AND SUBSIDIARIES
Los Angeles, California

We have audited the accompanying consolidated balance sheet of Vitafort International Corporation and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vitafort International Corporation and Subsidiaries at December 31, 1996, and the consolidated results of their operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered from recurring losses from operations, including a net loss of $8,122,815 for the year ended December 31, 1996, and has negative working capital of $1,217,296 as of December 31, 1996, and a net capital deficiency of $493,829. The Company has also been slow and is delinquent in paying its accounts payable and other obligations. These factors raise substantial doubt about its ability to continue as a going concern. There is no assurance that the Company will be able to realize its recorded assets and liquidate its liabilities in the normal course of business. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Los Angeles, California
April 14, 1997                                 BDO SEIDMAN, LLP

                          INDEPENDENT AUDITORS' REPORT



THE BOARD OF DIRECTORS AND STOCKHOLDERS
VITAFORT INTERNATIONAL CORPORATION
  AND SUBSIDIARIES:

We have audited the accompanying consolidated statements of operations, stockholders' equity (deficit), and cash flows of Vitafort International Corporation and subsidiaries for the year ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Vitafort International Corporation and subsidiaries for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

                             KPMG PEAT MARWICK LLP


Los Angeles, California
February 16, 1996

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS



                                                                           DECEMBER 31,
                                                                               1996
                                                                          -------------
ASSETS (Notes 1 and 4)

Current assets:
 Cash and cash equivalents                                                 $  188,867
 Accounts receivable - trade, net of allowance for
  doubtful accounts of $79,994                                                430,789
Notes receivable                                                               56,000
Other receivables                                                               4,464
Inventory                                                                     361,196
Prepaid and other current assets                                              271,731
                                                                           ----------
     Total current assets                                                   1,313,047
                                                                           ----------
Fixed assets (Note 5):
 Manufacturing equipment                                                      290,912
 Furniture and office equipment                                               105,160
 Computer equipment                                                           173,294
                                                                           ----------
                                                                              569,366
 Less accumulated depreciation                                               (231,592)
                                                                           ----------
     Net fixed assets                                                         337,774
                                                                           ----------
Intangible assets                                                             481,254
 Less accumulated amortization                                                (95,561)
                                                                           ----------
     Net intangible assets                                                    385,693
                                                                           ----------
                                                                           $2,036,514
                                                                           ==========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


LIABILITIES AND STOCKHOLDERS' DEFICIT                     DECEMBER 31, 1996
                                                          -----------------
Current liabilities:
 Notes payable (Note 4)                                        $    440,022
 Accounts payable - trade                                         1,263,250
 Accrued expenses (Note 3)                                          789,212

 Current maturities of long-term debt (Note 5)                       37,859
                                                               ------------
     Total liabilities, all current                               2,530,343
                                                               ------------

Commitments and contingencies (Notes 10 and 12)

Stockholders' deficit (Notes 7, 8 and 13):
 Series B, 10% Cumulative Convertible Preferred Stock,
  $.01 par value; authorized 110,000 shares; issued
  and outstanding 1,000 ; aggregate liquidation
  preference of $50,000                                                  10
 Series C, Convertible Preferred Stock, $.01 par value;
  authorized 450 shares; issued and outstanding 50
   shares; aggregate liquidation preference of $50,000                    1

 Common stock, $.0001 par value, authorized 9,000,000
  shares; issued and outstanding 4,908,664                            8,686
 Additional paid-in capital                                      20,547,953
 Accumulated deficit                                            (21,050,479)
                                                               ------------
     Total stockholders' deficit                                   (493,829)
                                                               ------------

                                                               $  2,036,514
                                                               ============

   See accompanying summary of accounting policies and notes to consolidated financial statements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                  DECEMBER 31,
                                              1996            1995
                                          -------------   -------------
Net revenues                               $ 5,285,149     $ 2,315,151

Cost of sales                                6,870,120       1,482,326
                                           -----------     -----------
     Gross profit (loss)                    (1,584,971)        832,825
                                           -----------     -----------

Operating expenses:
 Research and development                      737,044         378,602
 Marketing                                   3,029,480       1,417,645
 Selling, general and administrative         2,721,321       1,741,424
                                           -----------     -----------

     Total operating expenses                6,487,845       3,537,671
                                           -----------     -----------

     Loss from operations                   (8,072,816)     (2,704,846)

Interest income                                 49,319          19,778
Interest expense                               (50,509)       (126,290)
Other income (expense)                         (45,650)            677
                                           -----------     -----------

   Loss before income taxes                 (8,119,656)     (2,810,681)

State income taxes (Note 6)                      3,159           1,600
                                           -----------     -----------

     Net loss                              $(8,122,815)    $(2,812,281)
                                           ===========     ===========


Net loss per common share                  $     (1.59)    $     (1.92)
                                           ===========     ===========


Weighted average common shares               5,133,665       1,467,648
                                           ===========     ===========

     See accompanying summary of accounting policies and notes to financial statements

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                    YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                 Series B
                                                Cumulative         Series C          Series D
                                                Convertible       Convertible       Convertible
                                              Preferred Stock    Preferred Stock   Preferred Stock
                                              ---------------    ---------------   ---------------   Subscribed
                                              Shares   Amount    Shares   Amount   Shares   Amount     Stock
                                              ------   ------    ------   ------   ------   ------   -----------
Balance at January 1, 1995                    2,500    $20       50       $1       673      $ 7      $    74,925

Common stock issued for cash
   in bridge offering, net of
   commissions and offering costs                 -      -        -        -                                  -
Common stock subscribed in private
   placement, net of commissions
   and offering costs                             -      -        -        -                  -        1,530,249
Conversion of debt to equity                      -      -        -        -                           1,416,447
Conversion of preferred stock to
   common stock                                (500)    (5)       -        -       (673)     (7)         372,500
Exercise of stock options                         -      -        -        -                  -           24,075
Net loss                                          -      -        -        -                                   -
                                              -----    ---       --       --        ---     ---      -----------
Balance, December 31, 1995                    1,500    $15       50       $1          -     $ 0      $ 3,418,196

Common stock issued from subscriptions           -       -        -        -                  -       (3,418,196)
Common stock issued in private placement,
   net of commissions and offering costs         -       -        -        -                  -               -
Conversion of debt to equity                     -       -        -        -                  -               -
Conversion of preferred stock to
   common stock                                (500)    (5)       -        -                  -               -
Common stock-consulting                          -       -        -        -                  -               -
Exercise of stock options                        -       -        -        -                  -               -
Net loss                                         -       -        -        -                  -               -
                                              -----    ---       --       --        ---     ---      -----------
Balance, December 31, 1996                    1,000    $10       50       $1          -     $ 0      $         0
                                              =====    ===       ==       ==        ===     ===      ===========
                                                 Notes
                                             Receivable on      Common Stock    Additional
                                              Subscribed                          Paid-in     Accumulated
                                             Common Stock    Shares     Amount    Capital       Deficit        Total
                                             -------------   ---------  ------  ----------   ------------   -----------
Balance at January 1, 1995                       (74,925)    1,201,305  $2,403  $ 9,722,557   $(10,115,383) $  (390,395)

Common stock issued for cash
   in bridge offering, net of
   commissions and offering costs                    -         260,417     521      563,439            -        563,960
Common stock subscribed in private
   placement, net of commissions
   and offering costs                                -              -      -            -              -      1,530,249
Conversion of debt to equity                      74,925       381,014     762    1,418,399            -      2,910,533
Conversion of preferred stock to
   common stock                                      -          48,014      96     (372,584)           -             -
Exercise of stock options                            -          20,435      41       50,309            -         74,425
Net loss                                             -              -      -            -      (2,812,281)   (2,812,281)
                                                --------     ---------  ------  -----------  ------------   -----------
Balance, December 31, 1995                      $      0     1,911,185  $3,823  $11,382,120  $(12,927,664)  $ 1,876,491

Common stock issued from subscriptions               -       1,129,474   1,992    3,116,204            -       (300,000)
Common stock issued in private placement,
   net of commissions and offering costs             -       1,020,000   2,040    3,497,801            -      3,499,841
Conversion of debt to equity                         -          80,000       8      399,992            -        400,000
Conversion of preferred stock to
   common stock                                      -           2,500       5       59,694            -         59,694
Common stock-consulting                              -         579,957     447    1,377,197            -      1,377,644
Exercise of stock options                            -         185,548     371      714,945            -        715,316
Net loss                                             -              -        -           -     (8,122,815)   (8,122,815)
                                                --------     ---------  ------  -----------  ------------   -----------
Balance, December 31, 1996                      $      0     4,908,664  $8,686  $20,547,953  $(21,050,479)  $  (493,829)
                                                ========     =========  ======  ===========  ============   ===========

    See accompanying summary of accounting policies and notes to financial statements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                DECEMBER 31,
                                                                          1996               1995
                                                                     ---------------   ----------------
Cash flows from operating activities:
 Net loss                                                              $ (8,122,815)      $ (2,812,281)
 Adjustments to reconcile net loss to net cash
 and cash equivalents used in operating activities:
  Depreciation and amortization                                             119,459             75,385
  Operating expenses paid with common stock                               1,377,644                  -
  Change in assets and liabilities:
   (Increase) decrease in:
    Accounts receivable - trade, net                                       (391,366)           111,514
    Inventory                                                               319,680           (490,126)
    Other                                                                   (55,760)                 -
    Prepaid and other assets                                                 93,386             52,125
    Notes receivable                                                        (36,222)           (19,778)
    Other receivables                                                       143,510           (147,974)
   Increase (decrease) in:
    Accounts payable - trade                                              1,026,324            (42,937)
    Accrued expenses                                                        152,698            859,632
    Other current liabilities                                              (150,000)           150,000
                                                                       ------------       ------------

     Cash and cash equivalents used in operating activities              (5,523,462)        (2,264,440)
                                                                       ------------       ------------

Cash flows from investing activities:
 Purchase of fixed assets                                                  (172,896)           (92,767)
                                                                       ------------       ------------

     Cash and cash equivalents used in investing activities                (172,896)           (92,767)
                                                                       ------------       ------------

Cash flows from financing activities:
 Proceeds from notes payable                                                599,715          1,818,911
 Repayment of notes payable                                                 (75,000)                 -
 Repayment of long-term debt                                               (171,053)          (644,909)
 Proceeds from stock subscription                                                 -          1,530,249
 Proceeds from issuance of common stock                                   3,499,841            563,960
 Exercise of stock options                                                  715,316             74,425
                                                                       ------------       ------------

     Cash and cash equivalents provided by financing activities           4,568,819          3,342,636
                                                                       ------------       ------------

     Increase (decrease) in cash and cash equivalents                    (1,127,539)           985,429

Cash and cash equivalents at beginning of year                            1,316,406            330,977
                                                                       ------------       ------------

Cash and cash equivalents at end of year                               $    188,867       $  1,316,406
                                                                       ============       ============

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                               DECEMBER 31,
                                                            1996          1995
                                                         ----------    ----------
Supplemental disclosures of cash flow information:
 Cash paid during the year for:
  Interest                                               $   50,509    $  128,978
  Income taxes                                                2,854         1,600
                                                         ==========    ==========

Supplemental disclosure of non-cash investing and
 financing activities:
 Issuance of common stock for:
  Conversion of debt to equity                           $  400,000    $1,715,551
  Conversion of accrued interest                             59,694        29,427
  Conversion of preferred stock to common stock              14,999       372,488
  Payment of expenses                                             -       490,630
  Payment of consulting contract                           (300,000)      600,000
Settlement of Notes Receivable from shareholders
  by liquidation of accounts payable                              -        74,925
 Prepayment of insurance with note payable                        -        90,303
                                                         ==========    ==========

     See accompanying summary of accounting policies and notes to financial statements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                         SUMMARY OF ACCOUNTING POLICIES


BASIS OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company, Nutrifish Corporation (90.5% owned as of December 31, 1996 and 1995) and Crystal Clear Farms. All material inter-company accounts and transactions have been eliminated.

Vitafort Latin America, a 50%-owned subsidiary, has had no operations since its incorporation.


USE OF ESTIMATES

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date, of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


INVENTORIES


Inventories consist of merchandise available for sale and packaging supplies, and are stated at the lower cost (first-in, first-out) or market. Included in cost of sales for the year ended December 31, 1996 are charges of approximately $1,220,000 relating to the Keebler Company manufacturing issue (see Note 12).


FIXED ASSETS

Fixed assets are comprised of manufacturing equipment, furniture, office equipment and computer equipment and are recorded at cost. Depreciation is computed on a straight-line basis over the estimated useful life of five years.










PREPAID AND OTHER CURRENT ASSETS


Prepaid assets include product introduction expenses, which are recorded at cost and amortized over the economic life thereof, but not in excess of twelve months.


OTHER INTANGIBLE ASSETS


Intangible assets are composed of acquisition costs of Auburn Farms and Natures Warehouse trademarks, debt issuance costs and prepaid professional services contracts and are recorded at cost. The acquisition costs associated with trademarks are being amortized on a straight-line basis over twenty years. All other intangible assets are being amortized on a straight-line basis over periods not exceeding five years, or the life of the loan, if debt.

These costs are reviewed by management periodically and written down to the value of the future benefit expected to be derived.

REVENUE

Product sales and related costs are recognized when the Company's products are shipped from the contract manufacturer to the customer.

Royalty revenue is recognized as earned upon the sale of the end product to which the royalty relates.

IMPAIRMENT OF LONG-LIVED ASSETS

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS No. 121) establishes guidelines regarding when impairment losses on long-lived assets, which include plant and equipment and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The adoption of this standard did not have a material effect on the Company's financial position or results of operations.

LOSS PER SHARE

Loss per share of common stock is computed based on the weighted average number of shares of common stock outstanding of 5,133,665 and 1,467,648 in 1996 and 1995, respectively. Common stock equivalents, consisting of stock options and warrants, are anti-dilutive for 1996 and 1995. Dividends on Cumulative Preferred Stock are not material.

During the years ended December 31, 1996 and 1995, the Company satisfied certain obligations by issuing 507,500 and 894,189 shares of common and subscribed stock, respectively. In addition, during 1996 and 1995, 500 shares of Series B Preferred stock were converted to 49,998 and 64,284 shares of common stock, respectively. In 1995 the 673 shares of Series D Preferred stock that were previously outstanding were converted to 896,000 shares of common stock in negotiated conversions.

INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided when management cannot determine whether or not it is more likely that the net deferred tax asset will be realized. The effect on deferred tax assets and liabilities of a change in the rates is recognized in income in the period that includes the enactment date.

STATEMENT OF CASH FLOWS

For purposes of the statements of cash flows, the Company considers cash and cash equivalents to include cash on hand and cash equivalents with original maturities of three months or less.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company's debt instruments is based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

STOCK COMPENSATION


As of January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FASB 123). FASB 123 allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25), but requires pro forma disclosures of net earnings and earnings per share as if the fair-valued-based method of accounting had been applied. In accordance with FASB 123, the Company elected to continue to measure compensation cost under APB No. 25, "Accounting for Stock Issued to Employees," and comply with the pro forma disclosure requirements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - THE COMPANY

Vitafort International Corporation (the Company) was incorporated on September 28, 1990 in the State of Delaware to succeed to the business of a California corporation of the same name which was organized on February 7, 1986. The Company is presently engaged in formulating and marketing fat-free foods.

NOTE 2 - LIQUIDITY AND GOING CONCERN


The Company has reduced its cost of sales by centralizing the warehousing of its products in a single location and negotiated lower rates with existing manufacturers or by selecting another competent less expensive producer. In addition, the Company increased prices on the majority of its products effective August 1 of this year and changed its terms of sale to F.O.B. the Company's warehouse. The Company also eliminated the cash discount for prompt payment since most customers were taking the discount beyond the terms. Finally, the Company will be changing the Vitafort trade name and the Fudgets and Caketts product names due to the problems in 1996. These steps, coupled with improvements in subcontract manufacturing quality control and quality assurance monitoring improvements in Company internal control and communications with respect to product returns and deductions, should improve the Company's prospects to achieve profitability.

The Company has suffered recurring losses from operations and has a negative working capital and net capital deficit as of December 31, 1996. While the Company has raised additional capital after year-end 1996, (see Note 13), it has not generated sufficient revenue-producing activity to sustain its operations. Accordingly, there is substantial doubt regarding the Company's ability to continue as a going concern. The Company is attempting to raise additional capital to meet the working capital deficiency, but may not be able to do so. Should the Company not be able to raise additional capital, it may have to severely curtail operations.

NOTE 3 - ACCRUED EXPENSES

Accrued expenses as of December 31, 1996 consist of the following:


   Accrued compensation                          $ 90,753
   Accrued interest payable                           436
   Accrued legal fees                             120,811
   Accrued consulting fees                         13,500
   Other accrued expenses                         115,980
   Accrued advertising and promotion              447,732
                                                 --------
   Total accrued expenses                        $789,212
                                                 ========

NOTE 4 - NOTES PAYABLE


In August 1994, the Company issued a $500,000, 5% convertible note due in February 1995. On November 12, 1995, the note and accrued interest on the note was converted into 216,000 shares of the Company's common stock using a $2.50 stock price.


During 1995, the Company issued, as interim financing, and subsequently converted into subscribed stock, approximately $1,200,000 of notes payable. The notes were converted into common stock at $3.00 per share, plus options at the same values as those shares and options issued under the Private Placement in January and February of 1996, on December 29, 1995.


In August 1996, the Company entered into a revolving credit facility with a financing institution, that provides a credit line of up to $4,000,000 subject to certain covenants. Advances made to the Company under the facility are based on a certain percentage of eligible accounts receivable, as defined, and a certain percentage of eligible inventory, as defined, located in Ontario, California. The amount of inventory advances under the facility cannot exceed $500,000. The initial term of the facility ends August 1997, with automatic renews thereafter. Advances under the facility bear an interest rate at the Bank of America NT plus 3%, and are secured by a first priority lien on all of the Company's assets. Minimum interest charges after the first three months of the term are $10,000 per month for the next three months, and $15,000 per month thereafter. The Company paid $40,000 to the institution upon execution of the agreement, and $40,000 to a facilitator in connection with the placement of the loan. The Company is in violation of certain covenants with respect to working capital and tangible net worth requirements, and is under negotiation with the lender to modify the covenants. The Company classified the entire loan as a current liability.



    NOTE 5 - LONG-TERM DEBT


The Company's long-term debt, which approximates fair value, as of December 31, 1996 consists of a 14% note payable in the amount of $37,859, due in monthly installments of $4,033, including, interest through October 1997, secured by certain of the Company's fixed assets.


NOTE 6 - INCOME TAXES

As the Company has incurred significant operating losses since inception, its current tax provision has been limited to minimum California and Delaware tax payments.

The difference between the Federal income tax rate and the effective income tax rate on net loss from continuing operations is as follows:



                                                 1996                      1995
                                        ----------------------     ----------------------
Expected Federal income tax rate        (35.0)%   $(2,843,000)     (35.0)%     $(983,738)
State income taxes, net of Federal
  income tax benefit                     (6.1)       (495,000)      (6.1)       (171,451)
 Change in valuation allowance to
  income tax expense                     40.1       3,249,000       32.0         899,000
Expiration of state NOL's                   -               -        1.8          50,000
Adjustment of deferred tax assets           -               -        5.3         150,000
Other, net                                1.0          86,000        2.0          54,590
                                        -----     -----------      -----       ---------
                                           -  %   $    (3,000)         - %     $  (1,600)
                                        =====     ===========      =====       =========


The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 1996 are as follows:


Deferred income tax assets:
 Net operating loss carry-forwards                $6,700,000
Tax credit carry-forwards                             36,000
                                                  ----------
     Total gross deferred income tax assets        6,736,000
 Less valuation allowance                          6,685,000
                                                  ----------
     Deferred income tax assets, net of
      valuation allowance                             51,000
Deferred income tax liabilities                      (51,000)
                                                  ----------
     Net deferred income taxes                    $        -
                                                  ==========

As of December 31, 1996, the Company had unused net operating loss carryforwards of approximately $19,600,000 and $6,400,000 available to offset future Federal taxable income and future California taxable income. In addition, the Company had unused research and experimental credits of $44,000 and $26,000 for Federal and California state purposes. The unused net operating loss and credit carry-forwards expire in various amounts through the year 2011. In contrast to Federal net operating losses, only 50% of the California net operating losses incurred subsequent to December 31, 1986 may be carried forward. The California net operating losses will expire in various amounts through the year 2000.


Due to restrictions imposed by the Internal Revenue Code regarding substantial changes in ownership of companies with loss carry-forwards, the utilization of the above-mentioned net operating losses may be limited as a result of changes in stock ownership. The annual utilization of these losses is limited to an amount equal to the estimated fair value (for income tax purposes) of the Company at the point of stock ownership change, multiplied by the long-term tax-exempt rate then in effect. The annual limitation has not been quantified at this time.


Deferred tax assets of approximately $6,736,000 for the net operating losses and other credits have been offset by a valuation allowance since management cannot determine whether it is more likely than not such assets will be recovered.

NOTE 7 - STOCKHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK


Each share of Series B 10% Cumulative Convertible Preferred stock is convertible into 1.667 shares of common stock, and cumulative convertible dividends of 10% per annum are payable annually commencing October 1992. The Series B 10% Cumulative Preferred stock has a liquidation preference of $50 per share plus all accrued and unpaid dividends. It is subject to optional redemption by the Company at any time at $50 per share plus accrued and unpaid dividends. Cumulative unpaid dividends amounted to $25,000 and $40,000 at December 31, 1996 and 1995, respectively.





During 1995 and 1996, the Company offered the holders of Series B Cumulated Convertible Preferred Stock more favorable exchange rates to encourage conversion of the shares to common stock. As a result, in December 1995, the holder of 500 shares of Series B Cumulative Convertible Preferred Stock exchanged his shares and accumulated unpaid dividends for 3,214 shares of common, and in August 1996, the holder of 500 shares of Series B Cumulative Convertible Preferred Stock exchanged his shares and accumulated accrued and unpaid dividends for 2,500 shares of common stock.


Each share of Series C Convertible Preferred Stock is convertible into 100 shares of common stock and 100 warrants. Series C Convertible Preferred Stock does not carry any dividend rights. The warrants expired in June 1994. Additionally, the Series C Convertible Stock has a dilutive conversion factor. The Series C Convertible Preferred Stock has a liquidation preference of $1,000 per share after Series B Cumulative Convertible Preferred Stock but before Series D Cumulative Preferred Stock, and to holders of common stock.


Each share of Series D Convertible Preferred Stock was convertible into 68 shares of common stock. Noncumulative dividends of $80 per share per annum are payable semiannually. The Series D Convertible Preferred Stock has a liquidation preference of $1,000 per share plus all accrued dividends after payment of preferences on the Series B 10% Cumulative Convertible Preferred Stock.

In an effort to encourage the holders of the Series D Convertible Preferred Stock to convert their shares to common stock, the Company offered these holders more favorable conversion rates. As a result, in December 1995, the holders of the Series D Convertible Preferred stock exchanged their shares and accumulated unpaid dividends for 100,426 shares of common stock. In 1995, 44,800 shares of common stock were issued and 55,626 shares were included in subscribed stock.
In 1996, the 55,626 shares were issued.

The shares of Series B and Series C Preferred stock are not currently registered under the Securities Exchange Act of 1934.

COMMON STOCK


In January 1996, the Company completed its private placement offerings of common stock. Total shares issued in these offerings were 1,121,667 at prices of $3.00 to $6.00. Total proceeds to the Company were $3,028,500, net of expenses of $336,500. At December 31, 1995, $1,530,249 was received representing subscriptions for 635,000 common shares under this private placement offering.


In March 1996, the Company completed a private placement of 250,000 common shares receiving $1,350,000, net of expenses of $150,000.


In April 1996, the Company completed a private placement of 283,333 common shares receiving $651,590, net of expenses of $118,410.


In November 1996, the Company converted $400,000 of notes payable to 80,000 shares of common stock at fair market value at that time.


During 1996 the Company issued 579,957 shares of common stock valued at $1,377,644 to attorneys, consultants and employees as payment for services. These shares were issued pursuant to an agreement, which allowed the Company to reduce the amount owed to these individuals only by the amount they actually realized by them through sales of the shares. At December 31, 1996, a significant portion of the shares had not been sold. Thus, the actual amount realized from the issuance of the shares cannot be determined. The Company has recorded these shares based upon the market value of the shares at the dates of issuance.


During August 1993, three officers of the Company subscribed to purchase 37,500 shares of common stock at $2.00 per share. Notes aggregating $74,925 were received from three officers in consideration for this subscription. During 1995, these notes were offset against amounts due two of the officers under settlement agreements and against accrued salaries due the third of these officers.

In August 1995, the Board of Directors unanimously agreed to authorize 7,000,000 more shares of common stock, bringing the total to 9,000,000, and stockholder approval was obtained.


During September 1995, pursuant to a contractual agreement, the Company issued 100,000 shares of its common stock to a public relations/financial consulting firm and authorized an additional 100,000 shares to be issued to the consulting firm upon performance under the contract for $600,000 or prepaid consulting fees. In 1996, this contract was terminated. As a result, the final 100,000 shares representing $300,000 were never issued and were eliminated from subscribed stock.


Additionally, during 1995, the Company issued in a private placement 281,014 shares of common stock at $2,235,608 per share prices ranging from $2.50 to $8.00 as payment for services and satisfaction of certain of its liabilities.

During the same period, the Company issued 260,417 shares of its common stock at per share prices ranging from $1.40 to $5.00, which was the market value at time of issuance, with net proceeds to the Company of approximately $563,960.


During 1995, options to purchase 20,435 shares of the Company's common stock were exercised at per share prices ranging from $1.40 to $5.00, which was the market value at time of issuance, with net proceeds to the Company of $74,425.





In December 1995, the Company committed to issuing 36,509 shares of common stock, at per share price of $2.40, which was fair market value, to certain of its employees and 6,666 shares of common stock at per share price of $3.00, which was fair market value, to an attorney in payment of deferred salary and consulting services. As of December 31, 1995, the shares had not been issued and, accordingly, are accounted for as subscribed stock.

On October 7, 1996, a 1 for 20 reverse stock split was effected. All share amounts in this report have been retroactively adjusted to reflect this stock split.

NOTE 8 - STOCK OPTIONS

The 1989 Stock Option Plan, as amended (the Plan) reserved 1,000,000 shares of common stock to grant either nonqualified or incentive stock options. All directors, officers, key employees and consultants to the Company or its subsidiaries are eligible under the terms of the Plan. Such options may not be granted at less than 100% of the fair market value at the date of grant (110% for an owner of 10% or more of the outstanding stock). Upon termination of service, the options, which an individual was entitled to exercise at the date of termination may be exercised at any time within six months of such termination. If an employee is terminated with cause, the options are canceled upon termination. As of December 31, 1995, no options are outstanding under this plan.


During 1994, the Company entered into various Option Agreements with executive officers and consultants which granted options to purchase 17,000 shares of common stock from between $15.00 to $25.00 per share for a period of two to five years from the date of grant. Due to the lack of significant trading volume in the Company's shares, the options were granted, at fair market value, determined by the Board of Directors based on private placement stock transactions with independent third parties.


During 1995, the Company entered into various Option Agreements with executive officers and consultants which granted options to purchase 7,583 shares of common stock at $10.00 per share for a period of two to five years from the date of grant. The options were granted at prices determined to approximate fair market value.


During 1995, the Company granted options to purchase 36,750 shares of common stock at prices of $3.00 to $13.00 per share as part of various settlement agreements and conversions of notes payable. The options were granted at prices determined to approximate fair market value.


In November 1995, the Company granted options to purchase 279,356 shares of common stock, at prices of $3.30 to $6.00 in conjunction with the bridge financing. . The options were granted at prices determined to approximate fair market value.


During 1995, the Company granted options to purchase 22,500 shares of common stock at prices of $2.80 to $13.00 to two of its consultants for services to be rendered. The options were granted at prices determined to approximate fair market value.

The 1995 Stock Option Plan is intended to award stock options to directors, management and employees of the Company based on performance. The options vest over periods of three to four years.


The Company has also granted stock options outside the stock plans at fair market value to other individuals in consideration for services performed. The following summarizes all option activity for the years ended December 31, 1996 and 1995:


                                  Number of Common Stock Options             Weighted
                                     1995 Stock    Other Stock               Average
                                    Option Plan      Options               Price Range
                                    ------------   ------------           -------------
Outstanding as of
 January 1, 1995                              -        555,189            1.40 to 47.50
Granted                               2,000,000      1,731,063            2.80 to 13.00
Exercised                                     -        (47,440)           1.40 to  5.00
Canceled                                      -              -                  -

Outstanding as of
 December 31, 1995                    2,000,000      2,238,812                1.40
Granted                                       0         10,000                3.825
Exercised                               (65,058)      (120,490)           1.40 to 47.50
Canceled                               (480,025)    (1,521,360)
                                      ---------     ----------

Outstanding as of
 December 31, 1996                    1,454,917        606,962            1.40 to 47.50
                                      =========     ==========

Exercisable as of
 December 31, 1996                      451,041        606,962            1.40 to 47.50
                                      =========     ==========

The weighted average prices for options outstanding and exercisable at December 31, 1996 are primarily at the lower end of the range.


FASB Statement 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement 123. The Company estimates the fair value of each stock option, using the Black-Scholes method, at the weighted-average assumption used for grants in fiscal 1996 and fiscal 1995: dividend yield of zero percent; expected volatility of 33 percent; risk-free interest rate of seven percent; and expected lives ranging between three and five years. Under the accounting provisions of FASB Statement 123, the Company's net loss and loss per share for 1996 and 1995 would have been reduced to the pro forma amounts indicated below:


          Net Loss                 1996         1995
          -------------------   ----------   ----------
               As reported      $8,122,815   $2,812,281
               Pro forma        $8,122,815   $3,062,281

          Loss per share
          --------------
               As reported      $     1.59   $     1.92
               Pro forma        $     1.59   $     2.09

Due to the fact that the Company's stock option programs vest over many years and additionally awards may be made each year, the above pro forma numbers are not indicative of the financial impact had the disclosure provisions of FASB 123 been applicable to all years of previous grants. The numbers above do not include the effect of options granted prior to 1995 that vested in 1995 and 1996.


The following table summarizes information about stock options outstanding at December 31, 1996:


                                            Options                                      Options Exercisable
                                          Outstanding                                    -------------------
                        Number         Weighted-Average                             Number
    Range of          Outstanding          Remaining       Weighted-Average       Exercisable      Weighted-Average
Exercisable Prices    At 12/31/96      Contractual Life     Exercise Price        at 12/31/96       Exercise Price
------------------    -----------      ----------------    ----------------       -----------      ----------------
 $1.00 - $ 2.80           37,635             2 yrs              $ 2.13                37,635            $ 2.13
         $ 3.00        1,426,000             4 yrs              $ 3.00               422,124            $ 3.00
 $3.30 - $ 7.50          475,244           2.5 yrs              $ 4.70               475,244            $ 4.70
$10.00 - $20.00          123,000             2 yrs              $17.30               123,000            $17.30
                       ---------                                                   ---------
     Totals            2,061,879                                                   1,058,003
                       =========                                                   =========


The weighted average fair value of options granted during 1995 was $0.11. No options to employees were granted during 1996.

NOTE 9 - LICENSING AGREEMENTS


In 1990, the Company entered into an agreement with Vitafort Latin America
(VLA), whose president was a director and stockholder of the Company. The agreement grants VLA an exclusive ten-year license to use the "Vitafort" trademark and to manufacture and sell the Company's products in certain Latin American countries, royalty free. In consideration for this license, the Company received a 50% ownership interest in VLA. VLA had not commenced operations as of December 31, 1996.

NOTE 10 - COMMITMENTS

LEASE AGREEMENT

The Company is obligated under a lease agreement for its executive offices through August 1997. Amounts due under the lease for the period ending August 5, 1997 is $46,875.

Rent expense for the years ended December 31, 1996 and 1995, included in selling, general and administrative expenses, was $75,743 and $72,562, respectively.

EMPLOYMENT AGREEMENTS


As of December 31, 1995, the Company held an employment agreement with one senior executive of the Company. The agreement calls for annual aggregate compensation of $150,000 plus bonuses of 25% of pretax profits, but not more than 20% of the base salary for the executive. The agreement expired on November 30, 1996. Certain payments amounting to $110,000 during 1995 were deferred. A portion of this amount was converted into the Company's common stock at $.15 per share on October 30, 1995. The balance was converted into common stock on January 31, 1996. The agreement was extended by the Company on the same terms for three additional years. Certain payments of $12,500 during 1996 were deferred. As of

December 31, 1996, the Company held an employment with another senior executive of the Company. The agreement commenced on January 1, 1996 and is for one year, with two annual renewals. The agreement calls for annual aggregate compensation of $102,000 plus the higher of 5% or cost of living (COLA) increase each subsequent year. In addition, the senior executive received options to purchase 225,000 shares of common stock at $3.00 per share. 25% of these options vested during 1996, 25% lapsed in early 1997 and the remainder vest in 1998 and 1999 based on performance criteria.

AUBURN FARMS TRADEMARK ACQUISITION

The Company entered into a purchase agreement in 1996 whereby it acquired the Auburn Farms trademarks and other related trademarks. Deferred payments, which will be accounted for as royalties, under the agreement include 3-1/2% of gross sales of products sold using these trademarks during the 30 months beginning May 1, 1996 with gradually reducing percentages over the next successive three thirty-month periods. Deferred payments under the agreement made in 1996 were $45,612 and were expensed as royalties during the year.

NOTE 11 - MAJOR CUSTOMERS

The Company derived the following revenue from major customers, each of which provided 10% or more of total revenues during the year ended December 31, 1996 and 1995:

                                                       1996        1995
                                                     ---------   ---------

  K-Mart                                              $606,199    $      -

  Price Club                                                 -     579,144
                                                      --------    --------

  Total                                               $606,199    $579,144
                                                      ========    ========

NOTE 12 - LITIGATION

The Company is subject to pending claims and litigation, the most significant of which are discussed below.

On November 1, 1995, Keebler Company (Keebler) and the Company entered into a co-packer agreement (the Agreement) to manufacture Caketts. In 1996, the Company suffered losses and terminations of business relationships by a number of the Company's distributors, retailers and brokers due to mold in the Cakett products. In August 1996, Keebler gave the Company thirty (30) days notice of termination of the Agreement between the parties, and indicated that it had discontinued further production of the Company's product. The Agreement between Keebler and the Company provides for the binding arbitration of disputes. On August 15, 1996, the Company filed a demand for arbitration, seeking compensatory damages, which is scheduled to be heard during May 1997. The Company is seeking damages in excess of $5,000,000. Keebler has filed a counterclaim against the Company for breach of contract, which alleges damages in excess of $300,000. The Company believes that Keebler breached the agreement by ailing to meet its warranties to Vitafort to manufacture the products in an acceptable process manner, improperly terminating the agreement; and made intentional misrepresentations regarding the cause of the mold problems.

In December 1994, Lloyd Gaunt, who invested an aggregate of $75,000 in certain of the Company's private placements, initiated an action in Superior Court, Orange County, California against his stockbroker, two national brokerage firms, several companies in which he had invested; and, certain of those company's officers. Included among the defendants was the Company and its then Chief Executive Officer. The complaint seeks damages in an unspecified amount in excess of $500,000 and punitive damages in an unspecified amount in excess of $5,000,000. The Court has dismissed the class action claims as to the Company and granted a motion that the claims against the brokerage firms and associated persons must be submitted to arbitration. The Plaintiff has appealed that ruling. The Company denies any liability to the plaintiff and intends to vigorously defend this action. The Company notes that the plaintiff sold a portion of the securities he purchased from the Company, realizing a profit; that the balance of the securities became salable under Rule 144; and that, if sold, the Plaintiff could recoup his entire investment and realize a profit on his $75,000 investment.

In February 1996, Cottage Bakery, Inc., a former co-packer of Fudgets, initiated a lawsuit against the Company in Superior Court, San Joaquin County, California. The Complaint alleges breach of contract and fraud against the Company and seeks damages in an unspecified amount in excess of $150,000. The Company disputes this liability and filed a cross complaint against Cottage Bakery. The parties have reached an agreement in principle with respect to the settlement agreement has not bee executed; and, if such settlement is consummated, the Company will not be subjected to any materials liability. If the action is not settled, the Company will vigorously defend the action.

In connection with the acquisition of assets of Auburn Farms, Inc., (AFI) under the FPA, the Company acquired certain rights of AFI against its co-packer and against Barbara's Bakery. The Company is pursuing these rights, and in May 1996, initiated an action alleging Lanham Act violations, misappropriation of trade secrets, unfair competition and related claims. The defendants have filed counterclaims against the Company and Auburn Farms alleging various tort and contract claims. The litigation is in the early stages and the Company intends to vigorously pursue the same.


In October 1996, Michel's Bakery, Inc., a former co-packer of Fudgets, initialed an action in the Federal District Court for the Eastern District of Pennsylvania seeking damages in excess of $140,000 under various contract and tort theories. The Company has filed a counterclaim alleging breach of contract and other claims relating to the product manufactured by Michel's. The parties have agreed to a mediation session, scheduled to be held in April 1997. If, however, the matter is not resolved through mediation, the Company intends to vigorously prosecute this lawsuit.


On October 9, 1996, a complaint was filed in Superior Court, the County of Los Angeles, in an action entitled "Eloy Louis Ellis vs. Vitafort, Inc., a Delaware Corporation; Mark Beychok and Does 1-50 inclusive." The complaint alleges Breach of Oral Contract, Breach of Written Contract, and other similar claims arising out of the consulting relationship that previously existed between the Company and Mr. Ellis. The Complaint seeks damages in an unspecified amount. The court has sustained, without leave to amend, a demurrer to the claims against Mark Beychok. Mr. Ellis recently filed an amended complaint against the Company. The Company is in the process of document discovery and is defending the action vigorously.


NOTE 13 - RELATED PARTY TRANSACTIONS


The company has entered into related party transactions during 1995 and 1996. See Notes 7, 8 and 10 for further detailed information.


NOTE 14 - SUBSEQUENT EVENTS

The Company entered into a subscription agreement in February 1997, with an investor who purchased 500,000 shares of common stock at $1.00 per share. At funding, a 10% fee was paid to a facilitator and warrants were given to that same facilitator to purchase 125,000 shares of common stock at a price of $1.375 per share.


The Company entered into a second subscription agreement in April 1997, with another investor for $500,000 of Preferred 1997 Series "A" Stock. The preferred stock has a cumulative dividend rate of 6% percent with no voting rights. The conversion price is either the lower of $1.25 per share or 30% discount to the market price at the time of conversion. The preferred stock is convertible at any time. The facilitator received a 10% fee from proceeds, as well as warrants to purchase 35,000 shares of common stock at an exercise price of $1.00 per share.


The Company entered into a subscription agreement in May 1997 with another investor for $250,000 of Preferred 1997 Series "A" Stock. The series has a cumulative dividend rate of 6% ,no voting rights, and is convertible at any time at the lower of $1.25 or a 30% discount to the market price at the time of conversion. The facilitator received a 10% fee from the proceeds and a warrant to purchase 17,500 shares of common stock at an exercise price of $1.00 per share.

In April 1997, the Company agreed in principle with ATCOLP INVESTMENT PARTNERS, a California Limited Partnership (the "Lender), in which Donald Wohl, a Director of the Company, is the general partner, for a loan in the amount of $300,000 (the "Loan"), to fund the payment of legal fees in connection with the Company's arbitration against the Keebler Company. See Note 12. The loan will be evidenced by a note which bears interest at the lesser of 15% per annum or the highest rate allowed by law with recourse solely to the net proceeds of the arbitration, if any. If the Company does not realize any net proceeds from the arbitration, the Loan will be canceled and the Lender will receive a warrant for the purchase of 400,000 shares of the Company's Common Stock at $.01 per share. If the Loan is repaid through the application of the net proceeds of the arbitration, the Lender will receive warrants for the purchase of 200,000 shares of common stock at $.01 per share and a percentage of net proceeds of the arbitration equal to 15% of the first $1,000,000 of net proceeds; 20% of the net proceeds greater than $1,000,000 and less than $3,000,000; and, 25% of net proceeds above $3,000,000. The Loan was approved by the disinterested members of the Company's Board of Directors, and was on terms no less favorable to the Company than were available from non-affiliated lenders.

                       VITAFORT INTERNATIONAL CORPORATION


     Consolidated Financial Statements:


          Balance Sheets - September 30, 1997 (unaudited) and
          December 31, 1996.......................................................   F-25

          Statements of Operations -
          Three Month Periods Ended September 30, 1997 and 1996 (unaudited) and
          Nine Month Periods Ended September 30, 1997 and 1996. (unaudited).......   F-27

          Statement of Stockholders' Equity (Deficit) -
          Nine Month Period Ended September 30, 1997.(unaudited)..................   F-28

          Statements of Cash Flows -
          Nine Month Periods Ended September 30, 1997 and 1996....................   F-29

          Notes to the Financial Statements.......................................   F-30

                       VITAFORT INTERNATIONAL CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                     ------

                                                                 September 30    December 31
                                                                     1997            1996
                                                                 -------------   ------------
                                                                  (unaudited)

Current Assets:

   Cash and cash equivalents                                       $3,597,943     $  188,867
   Accounts receivable-trade, net of allowance for doubtful
    accounts of $67,743 at September 30, 1997 and
    $79,994 at December 31, 1996                                      508,852        430,789
   Notes receivable                                                    10,000         56,000
   Other receivables                                                   33,894          4,464
   Inventory, net                                                     268,989        361,196
   Prepaid expenses and other assets                                  262,727        271,731
                                                                   ----------     ----------

               Total Current Assets                                 4,682,405      1,313,047

Fixed Assets:
   Manufacturing equipment                                            290,912        290,912
   Furniture and office equipment                                     105,539        105,160
   Computer equipment                                                 179,827        173,294
                                                                   ----------     ----------
               Total Fixed Assets                                     576,278        569,366
   Less accumulated depreciation and amortization                    (316,997)      (231,592)
                                                                   ----------     ----------
               Net Fixed Assets                                       259,281        337,774

Other Assets:
   Intangible and other assets                                        411,254        481,254
   Less accumulated amortization                                      (64,864)       (95,561)
                                                                   ----------     ----------
               Net Other Assets                                       346,390        385,693
                                                                   ==========     ==========

               Total Assets                                        $5,288,076     $2,036,514
                                                                   ==========     ==========

        See accompanying notes to the consolidated financial statements.

                       VITAFORT INTERNATIONAL CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                 LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)
                 ---------------------------------------------

                                                                            September 30    December 31
                                                                                1997           1996
                                                                            -------------   -----------
                                                                             (unaudited)

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities:
   Notes payable                                                              $  243,349     $  440,022
   Accounts payable                                                              312,727      1,263,250
   Accrued expenses                                                              608,431        789,212
   Note payable to shareholders                                                   37,859         37,859
                                                                              ----------     ----------
               Total Current Liabilities                                       1,202,366      2,530,343

Stockholders' Equity(Deficit):
   Series A, 6% Cumulative Convertible Preferred Stock
     $0.01 par value, cumulative, 750 shares authorized,
     750 shares issued and outstanding at September 30, 1997
     and none at December 31, 1996; aggregate liquidation
     preference of $750,000 at September 30, 1997                                      8               0
   Series B, 10% Cumulative Convertible Preferred Stock
     $0.01 par value, cumulative, 110,000 shares authorized,
     1,000 shares issued and outstanding at September 30, 1997
     and December 31, 1996; aggregate liquidation
     preference of $50,000 at September 30, 1997 and
     December 31, 1996                                                                10              10
   Series C, Convertible Preferred stock, $0.01 par value,
     450 shares authorized, 50 shares issued and outstanding
     as of September 30, 1997 and December 31, 1996;
     aggregate liquidation preference of $50,000 at September 30,
     1997 and December 31, 1996                                                        1               1
   Common stock, $.0001 par value.  Authorized
     9,000,000 shares at September 30, 1997 and 9,000,000 at
     December 31, 1996, issued and outstanding
     6,741,050 shares at September 30, 1997 and
     4,908,664 at December 31, 1996, respectively.                                 8,870           8,686
   Additional paid-in capital                                                 23,246,457      20,547,953
   Accumulated deficit                                                       (19,169,636)    (21,050,479)
                                                                            ------------    ------------
               Total Stockholders' Equity(Deficit)                             4,085,710        (493,829)
                                                                            ============    ============

               Total Liabilities and Stockholders' Equity(Deficit)          $  5,288,076    $  2,036,514
                                                                            ============    ============

        See accompanying notes to the consolidated financial statements.

                      VITAFORT INTERNATIONAL CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                     Three Months Ended             Nine Months Ended
                                                       September 30,                  September 30,
                                                ----------------------------   ----------------------------
                                                    1997           1996            1997           1996
                                                        (unaudited)                    (unaudited)

Net sales                                        $  322,116     $ 2,104,314    $ 1,497,223     $ 4,408,665
Cost of sales                                       196,226       1,912,734      1,078,854       3,988,128
                                                 ----------     -----------    -----------     -----------
Gross profit                                        125,890         191,580        418,369         420,537

Operating expenses:
    Product development                             123,137         247,061        179,268         693,389
    Sales and Marketing                             257,016         580,798        996,242       1,690,024
    General and administrative                        3,227         573,929      1,894,114       1,603,775
                                                 ----------     -----------    -----------     -----------

         Total operating expenses                   383,380       1,401,788      3,069,624       3,987,188
                                                 ----------     -----------    -----------     -----------

Operating loss                                     (257,490)     (1,210,208)    (2,651,255)     (3,566,651)
Other income (expense)                               (3,409)          2,758         19,710          11,793
Interest expense                                    (53,585)         (4,423)      (153,138)        (13,693)
Interest income                                      47,742               0         47,742               0
Litigation recovery, net of costs                 4,886,947               0      4,886,947               0
                                                 ----------     -----------    -----------     -----------

         Income(Loss) before provision
             for income taxes                     4,620,205      (1,211,873)     2,150,006      (3,568,551)
Provision for income taxes                                0           1,105              0           3,159
                                                 ----------     -----------    -----------     -----------

          Net Income(Loss)                        4,620,205      (1,212,978)     2,150,006      (3,571,710)

Deemed dividends to preferred shareholders                0               0       (269,164)              0
                                                 ----------     -----------    -----------     -----------

          Net Income (Loss) allocable to
             common shareholders                 $4,620,205     $(1,212,978)   $ 1,880,842     $(3,571,710)
                                                 ==========     ===========    ===========     ===========

          Net Income(Loss) per share             $     0.68     $     (0.28)   $      0.33     $     (0.85)
                                                 ==========     ===========    ===========     ===========

           Weighted Average Shares
               of Common Stock                    6,759,575       4,339,878      5,762,985       4,215,668
                                                 ==========     ===========    ===========     ===========

        See accompanying notes to the consolidated financial statements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                     Nine Months ended September 30, 1997
                                  (Unaudited)

                                       Series A         Series B           Series C
                                      Convertible      Convertible        Convertible
                                       Preferred        Preferred          Preferred      Subscribed
                                         Stock            Stock              Stock          Stock
                                      ----------       ----------         ----------      ----------
Balance, January 1, 1997              $      -          $       10         $        1     $      -

Common stock issued in private
   placement, net of commissions                                                                 -
Exercise of stock options                                                                        -
Common stock issued as settlement
   of contract dispute
Exercise of stock options
Series A Preferred issued in
   connection with private
   placement, net of commissions
   and expenses                                8
Conversion of Debt to Equity

Exercise of stock options

Preferred Stock Dividends

Net income
                                      ----------        ----------         ----------     ----------
Balance, September 30, 1997           $        8        $       10         $        1     $      -
                                      ==========        ==========         ==========     ==========

                                          Common Stock
                                      -------------------         Additional        Accumulated
                                        Shares     Amount      Paid In Capital        Deficit          Total
                                      ---------    ------      ---------------     ------------      ----------
Balance, January 1, 1997              4,908,664    $8,686        $20,547,953       $(21,050,479)     $ (493,829)

Common stock issued in private
   placement, net of commissions        500,000        50            449,950                            450,000
Exercise of stock options               183,100        18            183,082                            183,100
Common stock issued as settlement
   of contract dispute                   70,000         7             78,743                             78,750
Exercise of stock options               185,600        19            162,381                            162,400
Series A Preferred issued in
   connection with private
   placement, net of commissions
   and expenses                                                      672,992                            673,000
Conversion of Debt to Equity            803,686        81            796,401                            796,482

Exercise of stock options                90,000         9             85,791                             85,800

Preferred Stock Dividends                                           (269,164)          (269,164)             -

Net income                                                                            2,150,007       2,150,007
                                      ---------    ------        -----------       ------------      ----------
Balance, September 30, 1997           6,741,050    $8,870        $22,708,129       $(19,169,636)     $4,085,710
                                      =========    ======        ===========       ============      ==========

                      VITAFORT INTERNATIONAL CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                             Nine Months Ended
                                                               September 30,
                                                        -------------------------------
                                                            1997             1996
Increase (Decrease) In Cash and Cash
 Equivalents (unaudited):
Cash flows from operations:
  Net Income(Loss)                                       $2,150,006       $(3,571,710)
  Adjustments to reconcile net income(loss)
     to net cash used in operating activities:
     Depreciation and amortization                          124,708            94,998
     Allowance for doubtful accounts                        (12,250)                0
     Inventory reserves                                    (832,296)                0
  (Increase) decrease in:
     Inventory                                              924,502        (1,516,839)
     Accounts receivable                                    (69,640)       (1,150,328)
     Prepaids and other current assets                       29,403          (477,613)
  Increase (decrease) in:
     Accounts payable                                        75,969         1,325,140
     Accrued expenses                                      (180,781)         (205,668)
                                                         ----------       -----------
           Net cash provided by (used in)
           operating activities                           2,209,621        (5,502,020)
                                                         ----------       -----------

Cash flows from investing activities:
  Purchase of short-term investment                               0           (41,000)
  Purchase of property and equipment                         (6,912)         (180,741)
  Cash paid for acquisition                                       0          (183,907)
                                                         ----------       -----------
          Net cash provided by (used in)
           investing activities                              (6,912)         (405,648)
                                                         ----------       -----------

Cash flows from financing activities:
  Proceeds from issuance of common and
   preferred stock, net                                   1,633,050         5,118,501
  Repayment of notes payable                               (576,683)          (75,000)
  Proceeds from notes payable                               150,000           896,587
  Repayment of long-term debt                                     0          (164,505)
                                                         ----------       -----------
          Net cash provided by financing
           activities                                     1,206,367         5,775,583
                                                         ----------       -----------

          Net increase(decrease) in cash                  3,409,076          (132,085)
                                                         ----------       -----------
          Cash and cash equivalents at
           beginning of period                              188,867         1,316,406
                                                         ----------       -----------

Cash and cash equivalents at end of period               $3,597,944       $ 1,184,321
                                                         ==========       ===========

Supplemental disclosures of cash flow information:
  Cash paid during the period for interest               $   45,000       $     5,632
                                                         ==========       ===========
Supplemental disclosures of non-cash
 investing and financing activities:
Issuance of common stock for conversion of debt          $  796,482       $   973,207
                                                         ==========       ===========


        See accompanying notes to the consolidated financial statements.

                       VITAFORT INTERNATIONAL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)

(1)  General:


     The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation for each of the periods presented. The results of operations for interim periods are not necessarily indicative of results to be achieved for full fiscal years.


     As contemplated by the Securities and Exchange Commission (SEC) under item 310(b) of Regulation S-B, the accompanying consolidated financial statements and related footnotes have been and do not contain certain information that will be included in the Company's annual consolidated financial statements and footnotes thereto. For further information, refer to the consolidated financial statements and related footnotes for the year ended December 31, 1996 included in this prospectus.


     The Company is presently engaged in formulating, marketing and distributing fat-free, low fat and reduced fat foods.


(2)  Summary of significant accounting policies:

     (a) The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated. The subsidiaries have had no operations since 1994.

     (b) Inventories are stated at the lower of cost (first-in, first-out basis) or market.


     (c) Prepaid assets include product introduction expenses, which are recorded at cost and amortized over the economic life thereof, but not in excess of twelve months, consulting and other prepaids.

     (d) Fixed assets are composed of manufacturing equipment, furniture, office equipment, and computer equipment and are recorded at cost. Depreciation is computed on a straight-line basis over the estimated useful life, generally five years or less.


     (e) Intangible assets are composed of debt issuance costs and acquisition costs of Auburn Farms and Natures Warehouse trademarks, prepaid professional services contracts and are recorded at cost. The acquisition costs associated with trademarks are being amortized on a straight-line basis over twenty years. All other intangible assets are being amortized on a straight-line basis over periods not exceeding five years.

     (f) For the purpose of cash flow, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     (g) Certain 1996 amounts have been reclassified to conform to the 1997 presentation.


     (h) For the three and nine months ended September 30, 1997, earnings per share has been computed using the average number of common shares outstanding during the period and common stock equivalents, consisting of stock options, calculated by using the treasury stock method.


          Common stock equivalents are anti-dilutive for the three and nine months ended September 30, 1996. Dividends on cumulative preferred stock are not material.


(3)  Inventories:


     Inventories are stated at the lower of cost (first-in, first-out basis) or market. Market-based valuations are based upon estimates and assumptions, and are generally limited to slow moving product offerings. Inventory consisted of the following:


                                                      September 30   December 31
                                                         1997           1996
                                                      ------------   -----------
     Finished Goods                                    $  68,390     $   979,153
     Packaging and Raw Material                          551,427         472,960
     Less:  Reserves for slow moving and spoilage       (350,828)     (1,183,124)
                                                       ---------     -----------
                                                       $ 268,989     $   268,989
                                                       =========     ===========


     During the three and nine months ended September 30, 1997 and during the three and nine months ended September 30, 1996, charges included in cost of sales related to inventory reserves were $427,345 and $863,109, and $0, and $0, respectively.

(4)  Prepaid Expenses and Other Current Assets:


     Prepaid expenses and other current assets as of September 30, 1997 and December 31, 1996 consist of the following:


                                                   September 30,    December 31,
                                                        1997            1996
                                                   -------------    ------------
     Deposits                                        $  1,600          $ 10,000
     Product introduction costs                        15,653           177,865
     Insurance                                         45,253            14,897
     Consulting                                       151,194               -0-
     Other prepaids                                    49,027            68,969
                                                     --------          --------
     Total Prepaid and Other Current Assets          $262,727          $271,731
                                                     ========          ========


(5)  Accrued Expenses


     Accrued expenses and other current liabilities as of September 30, 1997 and December 31, 1996 are detailed as follows:


                                                    September 30,   December 31,
                                                        1997            1996
                                                    ------------    -----------
     Accrued Compensation                             $      0         $ 65,570
     Accrued Interest Payable                                0              436
     Accrued Legal Fees                                 43,000           70,811
     Accrued Consulting Fees                                 0           22,500
     Accrued Commissions                                89,276              -0-
     Accrued Advertising/Promotion                     272,716          407,359
     Other Accrued Expenses                            203,439          222,536
                                                      --------         --------
                                                      $608,431         $789,212
                                                      ========         ========

                      VITAFORT INTERNATIONAL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS


                                  (Unaudited)



(6)  Notes Payable - Bank:


     The Company is no longer in default with respect to certain financial
     covenants under the terms of its agreement with the secured lender.    For
     financial statement purposes, the entire amount is classified as a current liability, however, due to the financial uncertainty of the business.



(7)  Note Payable to Shareholders:


     Note payable to shareholders consists of a $37,859 14% note payable, due in monthly installments of $4,033, including interest, through October 1997, secured by certain of the Company's fixed assets.

(8)  Stockholders' Equity:


     During the nine-month period ended September 30, 1997, the following common stock transactions occurred, all of which were valued at fair market:

     a. The Company issued 70,000 shares at a value of $1.125 per share as settlement for a contract dispute.


     b. The Company issued 20,000 shares at a value of $1.125 per share upon the exercise of an option granted to a former employee as compensation for consulting services and past unpaid accrued vacation.


     c. The Company issued 183,100 shares at $1.00 per share upon the exercise of options granted under the Non-Incentive Stock Option Plan. Non-officers of the Company paid the exercise price of such options through the application of accrued payroll and other various expenses.


     d. The Company entered into a subscription agreement in February, 1997 with an investor who purchased 500,000 shares of common stock at $1.00 per share. At funding, a 10% fee was paid to a facilitator and warrants were given to that same facilitator to purchase 125,000 shares of common stock at a price of $1.375 per share. During the period ended September 30, 1997, the Company reduced the exercise price of these options to $1.00.


     e. The Company entered into a subscription agreement in April 1997 with an unrelated investor for $500,000 of 1997 Series A Preferred Stock. The preferred stock has a cumulative dividend rate of 6% with no voting rights. The conversion price is the lower of $1.25 per share or a 30% discount to the market price at the time of conversion. The preferred stock is convertible at any time. For accounting purposes, the original issue discount of $214,286 is being treated as a deemed dividend. The facilitator received a 10% fee from the proceeds, as well as warrants to purchase 35,000 shares of common stock at an exercise price of $1.00 per share.

                       VITAFORT INTERNATIONAL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS


                                  (Unaudited)



     f. The Company issued 185,600 shares at $0.875 per share upon the exercise of options granted under the Non-Incentive Stock Option Plan. Non-officers of the Company exercised such options through the application of accrued payroll and other various expenses.


     g. The Company entered into a subscription agreement in May 1997 with another investor for $250,000 of 1997 Series A Preferred Stock. The series has a cumulative dividend rate of 6%, no voting rights, and is convertible at any time at the lower of $1.25 or a 30% discount to the market price at the time of conversion. For accounting purposes, the original issue discount of $54,878 is being treated as a deemed dividend. The facilitator received a 10% fee from the proceeds and a warrant to purchase 17,500 shares of common stock at an exercise price of $1.00 per share.


     h. The Company issued 10,000 shares of common stock at a value of $1.06 per share upon the exercise of an option granted to a former employee as compensation for consulting services and related expenses.


     i. On July 16, 1997, the Company accepted a cashless exchange of expenses for options on 30,000 shares of common stock valued at $1.00 per share to a consultant.


     j. The Company issued 418,086 shares of common stock at $1.25 per share to various providers of services under an S-8 filing.


     k. 100,000 shares of common stock at $.93 per share was issued to a professional firm for previous services rendered.


     l. On August 28, the Company issued 255,600 shares of common stock at $.93 per share in compensation for services rendered.


     m. The Company issued a cashless option of 60,000 shares of common stock valued at $.93 per share for consulting services.



(9)  Going Concern:


     The Company has prepared the financial statements included herewith assuming that the Company will continue as a going concern. Although the Company received $6,750,000 as proceeds from the Keebler arbitration, it must realize a satisfactory level of profitability from its current and future operations in order to remain a viable entity. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of any uncertainty.

                       VITAFORT INTERNATIONAL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS


                                  (Unaudited)



(10) Legal Proceedings


     In December 1994, Lloyd Gaunt, who invested an aggregate of $75,000 in certain of the Company's private placements, initiated an action in Superior Court, Orange County, California against his stockbroker, two national brokerage firms, several companies in which he had invested; and, certain of those company's officers. Included among the defendants were the Company and its then Chief Executive Officer. The complaint seeks damages in an unspecified amount in excess of $500,000 and punitive damages in an unspecified amount in excess of $5,000,000. The Court has dismissed the class action claims as to the Company and granted a motion that the claims against the brokerage firms and associated persons must be submitted to arbitration. The Plaintiff has appealed that ruling. The Company denies any liability to the plaintiff and intends to vigorously defend this action. The Company notes that the plaintiff sold a portion of the securities he purchased from the Company, realizing a profit; that the balance of the securities became salable under Rule 144; and that, if sold, the Plaintiff could recoup his entire investment on his $75,000 investment.


     In connection with the acquisition of assets of Auburn Farms, Inc., (AFI) under the FPA, the Company acquired certain rights of AFI against its co-packer and against Barbara's Bakery. The Company is pursuing these rights, and in May 1996, initiated an action alleging Lanham Act violations, misappropriation of trade secrets, unfair competition and related claims. The defendants have filed counterclaims against the Company and Auburn Farms alleging various tort and contract claims. Counsel for Vitafort is reviewing the case to determine the best course of action to continue forward.


     On October 9, 1996, a complaint was filed in Superior Court, the County of Los Angeles, in an action entitled "Eloy Louis Ellis vs. Vitafort, Inc., a Delaware Corporation; Mark Beychok and Does 1-50 inclusive." The complaint alleges Breach of Oral Contract, Breach of Written Contract, and other similar claims arising out of the consulting relationship that previously existed between the Company and Mr. Ellis. The Complaint seeks damages in an unspecified amount. The court has sustained, without leave to amend, a demurrer to the claims against Mark Beychok and sustained the demur, with leave to amend, against the Company. Mr. Ellis has filed an amended complaint against the Company. The Company is in the process of document discovery and is defending the action vigorously.



(11) Recent Financial Developments


     On Friday, June 20, 1997, the Company received notice of the interim award under the arbitration with the Keebler Company. The award was for $5,983,923 as well as compensation for all legal fees and costs associated with the arbitration proceedings. Based on the agreement with ATCOLP INVESTMENT PARTNERS (the "Lender"), the Company agreed to pay the Lender a sliding percentage of the proceeds from the settlement in exchange for advancing $300,000 to the Company to meet the litigation expenses.


     On Tuesday, July 15, the Company received $6,750,000 in full and final settlement. Of that amount, $1,055,608 was paid for legal fees and costs, plus $1,236,882 to ATCOLP INVESTMENT PARTNERS under the existing agreement. Additionally, the Company was able to cancel $140,829 in debt due to the Keebler Company. The amount of the award, $5,983,000, has been reported as income, under the heading litigation, net of costs, while the difference between the $6,750,000 award and the $5,983,000 recovery, or $767,000, has been treated as a reimbursement of expenses in the general and administrative expenses for the three month period ended, September 30, 1997.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Seventh of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted under the General Corporation Law of the State of Delaware ("DGCL").

     SECTION 145 of the DGCL, as amended, applies to the Company and the relevant portion of the DGCL provides as follows:

     145. Indemnification of Officers, Directors, Employees and Agents;
          Insurance.

               (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
          (a) and (b) of this
          section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

               (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

               (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

               (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

               (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officer and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

               (i) For purpose of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

               (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission filing fee                    $ 768.77
National Association of Securities Dealers, Inc. filing fee      $ 753.69
Transfer Agent's and Registrar's Fees                            $      *
Legal fees and expenses                                          $      *
Accounting fees and expenses                                     $      *
Miscellaneous                                                    $      *
                                                                 --------
TOTAL                                                            $      *

*  To be provided by amendment

All amounts estimated except for Securities and Exchange Commission and National Association of Securities Dealers, Inc. filing fee.

(1) As required by agreements between the Company and the Selling Stockholders, all of these expenses of issuance and distribution will be paid by the Company.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.





     During February 1995, the Registrant issued $500,000 principal amount of its secured promissory notes and 450,000 options to purchase its common stock at a price of $.07 per share (22,500 options to purchase shares at $1.40 as adjusted for a reverse stock split effected October 4, 1997) in a private placement pursuant to Regulation D under the Securities Act to six accredited investors.


     During June 1995, the Registrant issued 107,486 shares of its common stock (5,374 shares as adjusted for the reverse stock split effected October 4, 1996) to a note holder in exchange for the accrued principal and interest on a note. The conversion price was $.40 per share ($8.00 as adjusted for a reverse stock split effected October 4, 1996). The transaction was exempt from registration under the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the note holder.


     During July 1995, the Registrant issued 90,000 shares of its common stock (2,250 shares as adjusted for the reverse stock split effected October 4, 1996) for $.07 per share ($1.40 per share as adjusted for the reverse stock split effected October 4, 1996) upon the exercise of an option granted in connection with the February 1995 private placement described above. The transaction was exempt from registration under the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the option holder.


     During October 1995, the Registrant issued 4,320,000 shares of its common stock (216,000 shares as adjusted for a reverse stock split effected October 4, 1996) to a note holder upon conversion of a note. The conversion price was $.125 per share ($2.50 as adjusted for the reverse stock split effected October 4, 1996). The issuance of the note was exempt from registration by reason of Regulation S promulgated under the Securities Act. The sale was to a non-US person located outside the United States.


     During November 1995, the Registrant issued 5,208,333 shares of its common stock (260,417 shares as adjusted for the reverse stock split effected October 4, 1996) at $.125 per share ($2.50 as adjusted for the reverse stock split effected October 4, 1996) in a private placement pursuant to Regulation D under the Securities Act to accredited investors. The Registrant realized net proceeds of $563,960 from this private placement. For each share purchased in the private placement, the investors also received 1/2 warrant at $.225 ($4.50 as adjusted for the reverse split effected on October 4, 1996) and 1/2 warrant at $.30 ($6.00 as adjusted for the reverse stock split effected on October 4, 1996).


     During December 1995, the registrant issued 64,284 shares of its common stock (3,214 shares as adjusted for a reverse stock split effected on October 4, 1996) to an investor in exchange for 50 shares of its Series B Convertible Preferred Stock and all of the dividends thereon. The transaction was exempt from registration under the Securities Act by reason of Section 3(a)(9) thereof as a transaction with an existing security holder.


     During December 1995, the Registrant issued 368,194 shares of its common stock (18,410 shares as adjusted for a reverse stock split effected October 4, 1996) to a note holder in exchange for the accrued principal and interest on a note. The transaction was exempt from registration under the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the note holder.


     During December 1995, the Registrant exchanged 300 shares of its Series D Preferred Stock for 896,000 shares of its common stock (44,800 shares as adjusted for a reverse stock split effected October 4, 1996) in a privately negotiated transaction which was exempt from registration under the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the shareholder.


     During January 1996, the Registrant issued 357,143 shares of its common stock (17,856 as adjusted for a reverse stock split effected October 4, 1996) to a consultant in connection with the exercise of an option with an exercise price of $.10 ($2.00 as adjusted for a reverse stock split effected October 4, 1996). The transaction was exempt from registration under the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the exercising option holder.

     During November 1995 to February 1996, the Registrant sold an aggregate of 22,433,334 shares of its common stock (1,201,667 shares as adjusted for the reverse stock split effected October 4, 1996) at $.15 per share ($3.00 as adjusted for the reverse stock split effected October 4, 1996) in a private placement pursuant to Regulation D under the Securities Act to accredited investors. The Registrant realized net proceeds of $3,028,500 from these private placement and paid the placement agent commissions of $336,500. For each share purchased in these private placements, the investors also received 1/2 warrant at $.225 ($4.50 as adjusted for the reverse split effected on October 4, 1996) and 1/2 warrant at $.30 ($6.00 as adjusted for the reverse stock split effected on October 4, 1996).


     During March 1996, the Registrant exchanged 1,112,533 shares of its common stock (55,627 shares as adjusted for the reverse stock split effected October 4, 1996) for 372.5 shares of its Series D Preferred Stock, including all accrued dividends thereon. The effective price of the exchange was $.375 per share ($7.50 as adjusted for the reverse stock split effected October 4, 1996). The transaction was exempt from the registration requirements of the Securities Act by reason of section 3(a)(9) thereof as a transaction with existing security holders.


     During March 1996, the Registrant issued 5,000,000 shares of its common stock (250,000 shares as adjusted for the reverse stock split effected October 4, 1996) pursuant to the exemption from registration afforded by Regulation S promulgated under the Securities Act for transactions with non-US persons which transactions occur outside the United States. The Registrant received appropriate representations from the investor. Registrant realized net proceeds of $1,350,000 from this private placement and paid the placement agent a commission of $150,000.


     During April 1996, the Registrant issued 5,666,667 shares of its common stock (283,333 shares as adjusted for the reverse stock split effected October 4, 1996) pursuant to the exemption from registration afforded by Regulation S promulgated under the Securities Act for transactions with non-US persons which transactions occur outside the United States. The Registrant received appropriate representations from the investor. Registrant realized net proceeds of $651,590 from these private placements and paid placement agents commissions of $118,410.


     During May 1996, in connection with the private placement in November 1995 to February 1996, the Company issued an aggregate of 4,733,332 shares of its common stock (236,667 shares as adjusted for a reverse stock split effected October 4, 1996) upon conversion of indebtedness of $710,000. The transaction was with accredited investors and was exempt from the registration requirements of the Securities Act pursuant to Regulation D promulgated thereunder. The Registrant obtained the required investment representations from the investors and otherwise complied with the requirements of Regulation D.


     During July 1996, the Registrant sold 30,000 shares of its common stock (1,500 shares as adjusted for the reverse stock split effected October 4, 1996) upon exercise of an option with an exercise price of $.07 ($1.40 as adjusted for the reverse stock split effected October 4, 1996) in a transaction exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof. The Registrant obtained representations with respect to investment intent from the exercising option holder.


     During August 1996, the registrant issued 49,998 shares of its common stock (2,500 shares as adjusted for a reverse stock split effected on October 4, 1996) to an investor in exchange for 50 shares of its Series B Convertible Preferred Stock and all of the dividends thereon. The transaction was exempt from registration under the Securities Act by reason of Section 3(a)(9) thereof as a transaction with an existing security holder.

     During October 1996, the Registrant issued 80,000 shares of its common stock at $5.00 per share to eight accredited investors in a transaction exempt from the registration requirements of the Securities Act pursuant to Regulation D promulgated thereunder.


     During February 1997, the Registrant sold 500,000 shares of its common stock to an accredited investor for $1.00 per share. The transaction was exempt from registration under the Securities Act by reason of Regulation D promulgated thereunder.


     During April 1997, the Registrant sold 500 shares of its 1997 Series A Preferred Stock to an accredited investor for $1,000 per share. The transaction was exempt from registration under the Securities Act by reason of Regulation D promulgated thereunder.


     During May 1997, the Registrant sold 250 shares of its 1997 Series A Preferred Stock to an accredited investor for $1,000 per share. The transaction was exempt from registration under the Securities Act by reason of Regulation D promulgated thereunder.


     During July 1997, the Registrant issued 30,000 shares upon the partial exercise of an option with an exercise price of $1.00 per share. The transaction was exempt from registration under the Securities Act by reason of
Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the exercising option holder.


ITEM 27.  EXHIBITS.


     3.l    Certificate of Incorporation of Registrant*
     3.2    By-laws of Registrant*
     3.3    Agreement and Plan of Merger between the Registrant and
            Vitafort International Corporation, a California corporation*
     3.4    Certificate of Designation - Series A Preferred Stock*****
     3.5    Certificate of Designation - Series B Preferred Stock*****
     3.6    Certificate of Amendment to the Certificate of Incorporation,
            November 1991*****
     3.7    Certificate of Designation - Series C Preferred Stock*****
     3.8    Certificate of Amendment to the Certificate of Incorporation, filed
            February 8, 1994 ******
     3.9    Certificate of Designation - Series D Preferred Stock******
     3.10   Certificate of Amendment to the Registrant's Certificate of
            Incorporation, filed November, 1995. Incorporated by reference to
            Exhibit 4.10 filed with the Registrant's Registration Statement on
            Form S-8 filed January 25, 1996 File Number 33-300435 (the " January
            1996 S-8").
     3.11   Certificate of Elimination - Series A Preferred Stock. Incorporated
            by reference to Exhibit 4.24 to the Registrant's Registration
            Statement on Form S-8 Filed May 22, 1996 File Number 333-04271 (the
            "May 1996 S-8").
     3.12   Certificate of Elimination - Series D Preferred Stock. Incorporated
            by reference to Exhibit 4.25 to the May 1996 S-8.
     3.13   Certificate of Amendment to the Registrant's Certificate of
            Incorporation, filed October 4, 1996. Incorporated by reference to
            Exhibit 4.29 to the Registrant's Registration Statement on Form S-8
            Filed December 12, 1996, File Number 333-17763 (the "December 1996
            S-8").
     3.14   Amended Certificate of Designation of the Registrant's 1997 Series A
            Preferred Stock
     4.1    Specimen Stock Certificate. Incorporated by reference to Exhibit 4.1
            Filed with the Registrant's Annual Report on Form 10K-SB for the
            Year ended December 31, 1996 (the "1996 10K-SB")
     4.2    Specimen Redeemable Common Stock Purchase Warrant*

     4.3    Form of Warrant Agreement*
     4.4    Proposed form of Underwriters Warrant Agreement*
     4.5    ????
     4.6    Warrant Extension Agreement, December 18, 1992*****
     4.7    Warrant Extension Agreement, December 18, 1994******
     4.8    Warrant Extension Agreement, January 18, 1995******
     4.9    Warrant Extension Agreement, April 3, 1995******
     4.10   Warrant Extension Agreement, May 3, 1995. Incorporated by reference to Exhibit 4.18 to the January 1996 S-8.
     4.11   Warrant Extension Agreement, June 15, 1995. Incorporated by
            reference to Exhibit 4.19 to the January 1996 S-8.
     4.12   Warrant Extension Agreement, July 17, 1995. Incorporated by
            reference to Exhibit 4.20 to the January 1996 S-8.
     4.13   Warrant Extension Agreement, August 16, 1995. Incorporated by
            reference to Exhibit 4.21 to the January 1996 S-8.
     4.14   Warrant Extension Agreement, December 31, 1995. Incorporated by
            reference to Exhibit 4.21 to the January 1996 S-8.
     4.15   Warrant Extension Agreement, April 30, 1996. Incorporated by
            reference to Exhibit 4.23 to the May 1996 S-8.
     4.16   Warrant Extension Agreement, July 31, 1996. Incorporated by
            reference to Exhibit 4.26 to the December 1996 S-8.
     4.17   Warrant Extension Agreement, September 30, 1996. Incorporated by
            reference to Exhibit 4.27 to the December 1996 S-8.
     4.18   Warrant Extension Agreement, November 11, 1996.  Incorporated by reference to Exhibit  4.28 to the December 1996 S-8.
     4.19   Warrant Extension Agreement, April 15, 1997.  Incorporated by reference to
            Exhibit 4.19 to the 1996 10K-SB.
     4.20   Warrant Extension Agreement, October 31, 1997.  Filed herewith.
     5.1    Opinion of Frank J. Hariton, Esq. To be filed by amendment.
     10.1   Loan Agreement, dated August 19, 1988, between the Registrant and Bishop
            Capital, L.P. and promissory note in the principal amount of $150,000*
     10.2   License Agreement, dated April 25, 1986, between the Registrant and Crystal
            Geyser Water Registrant and  amendment, dated January 7, 1988*
     10.3   Demand Promissory Note, dated July 10, 1987, from Registrant to Joseph R.
            Daly in the principal amount of $300,000 and Modification, dated
            October 11, 1989*
     10.4   License Agreement, dated as of October 9, 1987, between the Registrant and
            Good Health Beverage, Inc. and amendment, dated November 23, 1988*
     10.5   Product Development Agreement, dated as of January 21, 1988, between the
            Registrant and International Multifoods, Inc.*
     10.6   Beverage Agreement, dated as of October 31, 1988, between  the Registrant and PowerBurst Corporation*
     10.7   Amended and Restated Agreement, dated August 2, 1989, between the
            Registrant and Vitafort Far East Co., Ltd.*
     10.8   Agreement, dated August 11, 1989, between Barry Saltzman, MD. and Yoshio
            Tanaka*
     10.9   Lease, dated June 13, 1988, between Registrant and  Shelterpoint Equities,
            Ltd. for offices at 591 Redwood Highway, Mill Valley, California*
     10.10  Agreement, dated July 25, 1989, between Nutrifish Corporation and Mt.
            Lassen Trout Farms*
     10.11  Salmon Rondelles Joint Development and Marketing Agreement, dated as of
            September 18, 1989, between Nutrifish Corporation and Norwegian
            Seafoods, Inc.*
     10.12  Whole Salmon Joint Development and Marketing Agreement, dated as of
            September 26, 1989, between Nutrifish Corporation and Norwegian
            Seafoods, Inc.*
     10.13  Employment Agreement, dated September 13, between the Registrant and
            Barry K. Saltzman*
     10.14  Employment Agreement, dated September 13, between the  Registrant and
            Jeffrey Lewenthal*

10.15  The Registrant's 1989 Stock Option Plan*
10.16 Stock Option Agreement, dated as of July 17, 1989 between the Registrant and Jeffrey Lewenthal*
10.17  Secrecy Agreement, dated as of May 2, 1986, between the Registrant and
       Hoffman-LaRoche, Inc.*
10.18 Joint Venture Agreement, dated September 29, 1989, between the Registrant and Agrolife Technologies, Inc.*
10.19 Consulting Agreement, dated September 13, 1989, between the Registrant and Randall S. Reis*
10.20  Loan Agreement, dated June 15, 1989, between Union Bank and Joseph R.
       Daly*
10.21  Form of Employee Confidentiality Agreement.**
10.23  Form of Escrow Agreement by and among the Registrant,  Gilford Securities
       Corp., and certain stockholders of  Registrant*
10.24 Promissory Note, made November 21, 1989, by Nutrifish Corporation and payable to Joseph R. Daly*
10.25  Right of First Refusal Agreement, dated November 21, 1989, between
       Nutrifish Corporation and Joseph R. Daly*
10.26  Production License Agreement for Nutrifish Norwegian Salmon, dated
       February 2, 1990, between Nutrifish Corporation and Norwegian
       Seafoods, Inc.**
10.27  Test Market Agreement, dated December 19, 1989, between  International
       Multifoods Corporation and the Registrant.**
10.28  Amendment, dated as of December 19, 1989, to the Product  Development
       Agreement between International Multifoods Corporation and the
       Registrant.**
10.29  Consulting Agreement, dated February 21, 1990, between the Registrant and
       Joseph R. Daly.**
10.30  License Agreement between the Registrant and Nulaid Foods, Inc., dated
       April 30, 1990.**
10.31 License Agreement between the Registrant and Vitafort Latin America, dated July 30, 1990.**
10.32 Termination Agreement between the Registrant and Jeffrey D. Lewenthal, dated September 12, 1990.**
10.33  Settlement Agreement and Full Release between Nicholas J. Caputo and
       Registrant, dated October 4, 1990.**
10.34  Employment Agreement between the Registrant and Stephen D. Clow, dated
       December 1, 1990.**
10.35  Employment Agreement between the Registrant and Frank A. Corsini, dated
       January 2, 1991.**
10.36  Stock Option Agreement between the Registrant and Stephen D. Clow, dated
       January 2, 1991.**
10.37  Stock Option Agreement between the Registrant and Frank A. Corsini, dated
       January 2, 1991.**
10.38 Letter Agreement, dated February 1, 1991, amending Consulting Agreement between the Registrant and Joseph R. Daly.**
10.39  Letter Agreement, dated March 12, 1991, between the Registrant and Joseph
       R. Daly regarding debt reorganization.**
10.40  Consulting Agreement between Norman Kretchmer, MD., Ph.D., and the
       Registrant, dated December 20, 1988.**
10.41 Settlement Agreement between the Registrant and PowerBurst Corporation, dated September 23, 1991.**
10.42  Subscription Agreement between the Registrant and Societe Anonyme
       Financier Industrielle et Garantie, dated November 1, 1991.
       Incorporated by reference to Exhibit 1 to the Registrant's Report on Form 8-K dated November 1, 1991.
10.43  Exclusive Distribution Agreement between Registrant and Chicago Fish
       House, dated June 13, 1991.**
10.44  Larry Lucas Settlement Agreement, dated March 25, 1993.*****
10.45  Frank Corsini, Separation Agreement, dated May 18, 1993.*****

10.46  Agreement dated October 5, 1993 between the Registrant and Second Nature
       Technologies, Inc.***
10.47  Food and Beverage Technology Agreement***
10.48  Asset Purchase and Sale Agreement, dated as of June 7, 1993 by and among
       Clear Farms, Inc., a Maine corporation, the Registrant and
       Salmon Distribution Subsidiary, Inc. a Maine corporation which was formerly known as Crystal Clear Farms, Inc.****
10.49  Temporary Operating Agreement dated June 7, 1993 by and  among Samuel L.
       Thompson & Associates, Inc., a Maine  corporation, the Registrant and
       Crystal Clear Farms, Inc. a Maine corporation (now known as Salmon distribution Subsidiary, Inc.)****
10.50  Non-Competition Agreement dated July 27, 1993 by and between the
       Registrant and Crystal clear farms, Inc., a Maine corporation.****
10.51  Employment Agreement dated as of November 29, 1993, between the
       Registrant and Steven Westlund.  Incorporated by reference to exhibit
       99.01 to Form S-8 filed by the Registrant on March 4, 1994 (the "1994
       S-8").
10.52  Stock Option Agreement dated as of November 29, 1993 between the
       Registrant and Steven Westlund. Incorporated by reference to exhibit
       99.02 to the 1994 S-8.
10.53  Stock Option Agreement dated as of September 15, 1993 between the
       Registrant and Steven Westlund.  Incorporated by reference to exhibit
       99.03 to 1994 S-8.
10.54 Employment Agreement dated as of November 29, 1993 between the Registrant and Peter Benz. Incorporated by reference to exhibit 99.04 to 1994 S-8.
10.55  Stock Option Agreement dated as of November 29, 1993 between the
       Registrant and Peter Benz. Incorporated by reference to exhibit 99.05 to 1994 S-8.
10.56 Employment Agreement dated as of November 29, 1993 between the Registrant and Mark Beychok. Incorporated by reference to exhibit 99.06 to the 1994 S-8.
10.57  Stock Option Agreement dated as of November 29, 1993 between the
       Registrant and Mark Beychok. Incorporated by reference to exhibit
       99.07 to the 1994 S-8.
10.58  Stock Option Agreement dated as of September 15, 1993 between the
       Registrant and Mark Beychok. Incorporated by reference to exhibit
       99.08 to the 1994 S-8.
10.59 Consulting Agreement dated as of November 29, 1993 between the Registrant and Herman Jacobs. Incorporated by reference to exhibit 99.09 to the 1994 S-8.
10.60  Stock Option Agreement dated as of November 29, 1993 between the
       Registrant and Herman Jacobs.  Incorporated by reference to exhibit
       99.10 to the 1994 S-8.
10.61 Vitafort International Corporation 90 Day Operating Plan. Incorporated by reference to exhibit 99.21 to the 1994 S-8.
10.62 Stock Option Agreement, dated September 15, 1993, between the Registrant and Stanley J. Pasarell. Incorporated by reference to exhibit 99.22 to the 1994 S-8.
10.63 Separation and Release Agreement, dated as of December 1, 1994, between the Registrant and Peter Benz.******
10.64  Letter Agreement, dated September 14, 1995, between the Registrant and
       Peter T. Benz. Incorporated by reference to the like numbered exhibit to the Registrant's Form 10-KSB for the year ended December 31, 1995.
10.65 Consulting Agreement and Mutual Release, dated as of March 1, 1995, between the Registrant and Steven R. Westlund. Incorporated by reference to the like numbered exhibit to the Registrant's Form 10-KSB for the year ended December 31, 1995.
10.66  Letter Agreement, dated November 30, 1995, between the Registrant and
       Steven Westlund. Incorporated by reference to the like numbered exhibit to the Registrant's Form 10-KSB for the year ended December
       31, 1995.
10.67  The Vitafort International Corporation 1995 Stock Option Plan.
       Incorporated by reference to exhibit 99.01 to the January 1996 S-8.
10.68  Form of Option granted to directors under The Vitafort International
       Corporation 1995 Stock Option Plan and schedule of grants to directors. Incorporated by reference to exhibit 99.02 to the January
       1996 S-8.
10.69  Employee Option granted to Mark Beychok under The Vitafort International
       Corporation 1995 Stock Option Plan.  Incorporated by reference to exhibit 99.03 to the January 1996 S-8.

10.70 Amendment, dated December 16, 1995, to the Employment Agreement between the Registrant and Mark Beychok. Incorporated by reference to exhibit
       99.10 to the January 1996  S-8.
10.71  Option Agreement, dated December 16, 1995, between the Registrant and
       Mark Beychok. Incorporated by reference to exhibit 99.11 to the January 1996 S-8.
10.72  Conversion Agreement, dated as of December 30, 1995, between the
       Registrant and Mark Beychok.  Incorporated by reference to exhibit
       99.20 to the January 1996 S-8.
10.73  Class A Option Agreement, dated as of December 30, 1995, between the
       Registrant and Mark Beychok.  Incorporated by reference to exhibit
       99.21 to the January 1996 S-8.
10.74  Class B Option Agreement, dated as of December 30, 1995, between the
       Registrant and Mark Beychok.  Incorporated by reference to exhibit
       99.22 to the January 1996 S-8.
10.75 Conversion Agreement, dated as of March 26, 1996, between the Registrant and John Coppolino. Incorporated by reference to Exhibit 9.18 to the May 1996 S-8.
10.76  Class A Option Agreement, dated as of March 26, 1996, between the
       Registrant and John Coppolino.  Incorporated by reference to Exhibit
       9.19 to the May 1996 S-8.
10.77  Class B Option Agreement, dated as of March 26, 1996, between the
       Registrant and John Coppolino.  Incorporated by reference to Exhibit
       9.20 to the May 1996 S-8.
10.78  Employment Agreement, between the Registrant and John Coppolino.
       Incorporated by reference to Exhibit 10.78 to the 1996 Form 10-KSB.
10.79 Foreclosure Purchase Agreement related to the Acquisition of assets of Auburn Farms, Inc. Incorporated by reference to Exhibit 1 to the
       Registrant's Form 8-K, dated May 2, 1996.
10.80  Loan and Security Agreement, dated August 15, 1996, between the
       Registrant and Coast Business Credit, a division of Southern Pacific
       Thrift & Loan Association. Incorporated by reference to Exhibit 1 to the Registrant's Form 8-K, dated August 15, 1996.
10.81  Agreement, dated as of July 10, 1996, between the Registrant and Second
       Nature Technologies, Inc. Incorporated by reference to Exhibit 10.81 to the 1996 Form 10-KSB.
10.82  Employment Agreement between Jack Spencer and the Registrant.
10.83  Agreement, dated April 1997, between the Registrant and ATCOLP Investment
       Partners, a California Limited Partnership.
10.84  Employment Agreement dated September 1997 between the Registrant and Mark
       Beychok.  (Filed Herewith)
10.85  Employment Agreement dated September 1997 between the Registrant and John
       Coppolino.  (Filed Herewith)
11.    Computation of Earnings (Loss) per Common Share. (Filed Herewith)
16.    Letter on change in certifying accountant.
22.    Subsidiaries of the Registrant:
       The Registrant does not have any significant subsidiaries.
23.1   Consent of BDO Seidman LLP. (Filed Herewith)
23.2   Consent of KPMG Peat Marwick LLP. (Filed Herewith)
23.3   Consent of Frank J. Hariton, Esq. (To be included in Exhibit 5)


* Incorporated by reference to the same numbered exhibit to the Registrant's Registration Statement on Form S-18, file number 33-31883.


** Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1990 and 1989 Form 10-K's.


*** Incorporated by reference to exhibits 1 & 2 to the Registrant's September 30, 1993 Form 10-QSB.


**** Incorporated by reference to exhibits 1 through 4 to the Registrant's
     August 7, 1993 Form 8-K.

***** Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1993 Form 10-KSB.


****** Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1994 Form 10-KSB.

ITEM 29.  UNDERTAKINGS.

A.   Rule 415 Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   INDEMNIFICATION UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Los Angeles, State of California on January 14, 1998.


                                   VITAFORT INTERNATIONAL CORPORATION



                                   By:        /s/  Mark Beychok
                                      --------------------------------------
                                            Mark Beychok, President

                               POWER OF ATTORNEY


          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Beychok and Jack B. Spencer, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


    /s/ Mark Beychok           Director, Chief Executive
-----------------------------  Officer and President
 Mark Beychok                  (Principal Executive)           January 12, 1998


    /s/ Jack B. Spencer        Chief Operating Officer /
-----------------------------  Chief Financial Officer
 Jack B. Spencer               (Principal Accounting
                               and Financial Officer)          January 12, 1998


    /s/ Donald Wohl            Director                        January 12, 1998
-----------------------------
 Donald Wohl


    /s/ Benjamin Tabatchnick   Director                        January 12, 1998
-----------------------------
 Benjamin Tabatchnick


    /s/ Paul S. Hermis         Director                        January 12, 1998
-----------------------------
 Paul S. Hermis